UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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ISABELLA BANK CORPORATION
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ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 2, 2017

Notice is hereby given that the Annual Meeting of Shareholders of Isabella Bank Corporation will be held on Tuesday, May 2, 2017 at 5:00 p.m. Eastern Daylight Time, at the Comfort Inn Conference Center, 2424 S. Mission Street, Mt. Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following items of business:

1.	The election of four directors.

2.	To hold an advisory, non-binding vote on executive compensation of named executive officers.

3.	To hold an advisory, non-binding vote on how frequently advisory votes on the executive compensation of named executive officers should be held.

4.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
The Board of Directors has fixed March 6, 2017 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.
By order of the Board of Directors
Debra Campbell, Secretary
Dated: March 20, 2017

Your vote is important. Even if you plan to attend the meeting, please vote by:
MAIL	INTERNET	PHONE

Indicate your choice with respect to the matters to be voted upon, sign, date, and return your proxy form in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form.
	www.proxyvote.com: Have your proxy form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.	1-800-690-6903 (toll-free): Have your proxy form in hand then follow the instructions.

ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
PROXY STATEMENT
General Information
As used in this Proxy Statement, references to "the Corporation", “Isabella,” “we,” “our,” “us,” and similar terms refer to the consolidated entity consisting of Isabella Bank Corporation and its subsidiary, Isabella Bank. Isabella Bank Corporation refers solely to the parent holding company, and the “Bank” refers to Isabella Bank.
This Proxy Statement is furnished in connection with the solicitation of proxies, to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) which is to be held on Tuesday, May 2, 2017 at 5:00 p.m. at the Comfort Inn Conference Center, 2424 S. Mission Street, Mt. Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of Shareholders and in this Proxy Statement.
This Proxy Statement has been mailed on March 20, 2017 to all holders of record of common stock as of the record date. If a shareholder’s shares are held in the name of a broker, bank, or other nominee, then that party should give the shareholder instructions for voting the shareholder’s shares.
Voting at the Meeting
We have fixed the close of business on March 6, 2017 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. We have only one class of common stock and no preferred stock. As of March 6, 2017, there were 7,832,108 shares of stock outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. You may vote on matters that are properly presented at the Annual Meeting by attending the meeting and casting a vote, signing and returning the enclosed proxy, voting on the internet, or voting by phone. You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with the Corporation an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the internet or by phone) or by attending the meeting and electing to vote in person. You are encouraged to vote by mail, internet, or phone.
We will hold the Annual Meeting if a majority of the shares of common stock entitled to vote are represented in person or by proxy. If you execute a proxy, those shares will be counted to determine if there is a quorum, even if you abstain or fail to vote on any of the proposals.
Your broker may not vote on Proposals 1-3 if you do not furnish instructions for such proposals. You should use the voting instruction card provided by us to instruct the broker to vote the shares, or else your shares will be considered “broker non-votes.” Broker non-votes are shares held by brokers or nominees as to which voting instructions have not been received from the shares’ beneficial owner or the individual entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, Proposals 1-3 are not items on which brokerage firms may vote in their discretion on your behalf unless you have furnished voting instructions.
At this year’s Annual Meeting, you will elect four directors to serve for a term of three years. You may vote in favor or abstain with respect to any or all nominees. Directors are elected by a plurality of the votes cast at the Annual Meeting. Abstentions and shares not voted, including broker non-votes, have no effect on the elections.
In voting on the advisory, non-binding proposal to approve the executive compensation described in this proxy statement, a shareholder may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting. A majority of the shares represented at the annual meeting and entitled to vote on this advisory proposal must be voted in favor of the proposal for it to pass. While this vote is required by law, it will neither be binding on the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the Board of Directors. In counting votes on the advisory, non-binding proposal to approve executive compensation matters, abstentions will have the same effect as a vote against the proposal and broker non-votes will have no effect on the outcome of the vote.
In voting on the advisory, non-binding proposal to approve the frequency of the advisory vote on executive compensation described in this proxy statement, a shareholder may vote for one year, two years or three years or may abstain from voting. The option of one year, two years or three years that receives a plurality of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. While this vote is also required by law, it will neither be binding on the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the Board of Directors. In counting votes on the advisory, non-binding proposal to approve the frequency of the advisory vote on executive compensation, abstentions and broker non-votes will have no effect on the outcome of the vote.
Proposal 1 - Election of Directors
The Board of Directors (the "Board") currently consists of twelve (12) members divided into three classes, with the directors in each class being elected for a term of three years. At the Annual Meeting, Dr. Jeffrey J. Barnes, G. Charles Hubscher, David J. Maness, and W. Joseph Manifold, whose terms expire at the Annual Meeting, have been nominated for election to serve through the 2020 Annual Meeting.
Except as otherwise specified, proxies will be voted for election of the four nominees. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated. However, we know of no reason to anticipate that this will occur. The four nominees who receive the greatest number of votes cast will be elected directors. Each of the nominees has agreed to serve as a director if elected.
Nominees and current directors, including their principal occupation for the last five or more years, age, and length of service as a director, are listed below.
We unanimously recommend that you vote FOR the election of each of the nominees.
Director Qualifications
Board members are highly qualified and represent your best interests. We select nominees who:

•	Have extensive business leadership.

•	Bring a diverse perspective and experience.

•	Are objective and collegial.

•	Have high ethical standards and have demonstrated sound business judgment.

•	Are willing and able to commit the significant time and effort to effectively fulfill their responsibilities.

•	Are active in and knowledgeable of their respective communities.
Each nominee and current director possesses these qualities and provides a diverse complement of specific business skills and experience.
The following describes the key qualifications each director brings to the Board, in addition to the general qualifications described above and the information included in the biographical summaries provided below.

Director	Professional experience in chosen field	Expertise in financial or related field	Audit Committee Financial Expert	Civic and community involvement	Leadership and team building skills	Diversity by race, gender, or cultural	Geo- graphical diversity	Finance	Tech- nology	Market- ing	Govern- ance	Entre- preneurial skills	Human Resources	Bank business segment represent- ation
David J. Maness	X			X	X				X			X		X
Dennis P. Angner	X	X		X	X			X	X		X
Dr. Jeffrey J. Barnes	X			X	X		X					X		X
Richard J. Barz	X	X		X	X			X		X	X		X
Jae A. Evans	X	X		X	X			X	X	X	X		X
G. Charles Hubscher	X	X		X	X							X		X
Thomas L. Kleinhardt	X			X	X		X	X		X		X		X
Joseph LaFramboise	X			X	X		X		X	X				X
W. Joseph Manifold	X	X	X	X	X			X	X					X
W. Michael McGuire	X	X	X	X	X		X	X	X		X			X
Sarah R. Opperman	X			X	X	X	X			X		X		X
Gregory V. Varner	X			X	X		X		X			X		X

The following table identifies individual Board members serving on each of our standing committees:

Director	Audit	Nominating and Corporate Governance	Compensation and Human Resource	Information Technology
David J. Maness	Xo	Xo	Xc	Xo
Dennis P. Angner				X
Dr. Jeffrey J. Barnes		X	X
Richard J. Barz			X
Jae A. Evans				X
G. Charles Hubscher		X	X
Thomas L. Kleinhardt	X		X
Joseph LaFramboise	X		X	X
W. Joseph Manifold	Xc		X	X
W. Michael McGuire	X	Xc	X	Xc
Sarah R. Opperman	X		X
Gregory V. Varner			X
C — Chairperson
O — Ex-Officio
Director Nominees for Terms Ending in 2020
Dr. Jeffrey J. Barnes (age 55) has been a director of the Bank since 2007 and of Isabella Bank Corporation since 2010. Dr. Barnes is a physician and shareholder in LO Eye Care PC. He is a former member of the Central Michigan Community Hospital Board of Directors.
G. Charles Hubscher (age 63) has been a director of the Bank since 2004 and of Isabella Bank Corporation since 2010. Mr. Hubscher is President of Hubscher and Son, Inc., a sand and gravel producer. He is a former director of the National Stone and Gravel Association, the Michigan Aggregates Association, serves on the Board of Trustees for the Mt. Pleasant Area Community Foundation, and is a member of the Zoning Board of Appeals for Deerfield Township.
David J. Maness (age 63) has been a director of the Bank since 2003 and of Isabella Bank Corporation since 2004. Mr. Maness has served as Chairman of the Board for the Corporation and the Bank since 2010. He is President of Maness Petroleum, a geological and geophysical consulting services company. Mr. Maness is currently serving as a director for the Michigan Oil & Gas Association, and he previously served on the Mt. Pleasant Public Schools Board of Education.
W. Joseph Manifold (age 65) has been a director of Isabella Bank Corporation since 2003 and of the Bank since 2010. Mr. Manifold retired as CFO of Federal Broach Holdings LLC, a holding company which operates several manufacturing companies. Previously, he was a senior manager with Ernst & Young Certified Public Accounting firm working principally on external bank audits and was CFO of the Delfield Company. Prior to joining the Board, Mr. Manifold served on the Isabella Community Credit Union Board and was President of the Mt. Pleasant Public Schools Board of Education.
Current Directors with Terms Ending in 2018
Dennis P. Angner (age 61) has been a director of Isabella Bank Corporation and the Bank since 2000. Mr. Angner has been principally employed by the Corporation since 1984 and has served as President of Isabella Bank Corporation since December 30, 2001 and CFO since January 1, 2010. Mr. Angner served as Chief Executive Officer of Isabella Bank Corporation from December 30, 2001 through December 31, 2009. He is a past Chair of the Michigan Bankers Association and is currently serving as Chairman of its taxation committee, is a member of the American Bankers Association Government Relations Council, and served on the Central Michigan American Red Cross Board for over 20 years.
Richard J. Barz (age 68) has been a director of the Bank since 2000 and of Isabella Bank Corporation since 2002. Mr. Barz retired as Chief Executive Officer of Isabella Bank Corporation on December 31, 2013 after over 41 years of service with the Corporation. Mr. Barz was Chief Executive Officer of Isabella Bank Corporation from 2010 to 2013 and President and Chief Executive Officer of the Bank from 2001 to July 2012. Mr. Barz has been very active in community organizations and events. He is a past Chairman of the Central Michigan Community Hospital Board of Directors, is the current Chairman of the Middle Michigan Development Corporation Board of Directors, and serves on several boards and committees for Central Michigan University and various volunteer organizations throughout mid-Michigan.

Jae A. Evans (age 60) was appointed a director of Isabella Bank Corporation and the Bank and elected Chief Executive Officer of Isabella Bank Corporation effective January 1, 2014. Mr. Evans has been employed by the Corporation since 2008 and has over 40 years of banking experience. He served as Chief Operations Officer of the Bank from June 2011 to December 31, 2013 and President of the Greenville Division of the Bank from January 1, 2008 to June 2011. Mr. Evans currently serves as a board member for The Community Bankers of Michigan, Art Reach of Mid Michigan, McLaren Central Michigan, is an incoming board member of the Central Michigan University Advancement Board, and is the Chair of the EightCAP, Inc. governing board. Mr. Evans is also past Vice Chair of the Carson City Hospital, was president of the Greenville Rotary Club, and past Chair of The Community Bankers of Michigan.
W. Michael McGuire (age 67) has been a director of Isabella Bank Corporation since 2007 and of the Bank since January 1, 2010. Mr. McGuire, an attorney, retired in August 2013 as the Director of the Office of the Corporate Secretary and Assistant Secretary of The Dow Chemical Company, a manufacturer of chemicals, plastics and agricultural products, headquartered in Midland, Michigan.
Current Directors with Terms Ending in 2019
Thomas L. Kleinhardt (age 62) has been a director of the Bank since 1998 and of Isabella Bank Corporation since 2010. Mr. Kleinhardt is President of McGuire Chevrolet, active in the Clare Kiwanis Club, and the former coach of the girls Varsity Basketball team for both Farwell High School and Clare High School.
Joseph LaFramboise (age 67) has been a director of the Bank since 2007 and of Isabella Bank Corporation since 2010. He is a retired Sales and Marketing Executive of Ford Motor Company. Mr. LaFramboise is an Ambassador of Eagle Village in Evart, Michigan.
Sarah R. Opperman (age 57) has been a director of the Bank and Isabella Bank Corporation since 2012. Ms. Opperman is the owner of Opperman Consulting, LLC. She previously was employed for 28 years by The Dow Chemical Company, where she held leadership roles in public and government affairs. Ms. Opperman is a member of the Central Michigan University Advancement Board.  She also is Chair of the MidMichigan Health Foundation and serves as Treasurer on the United Way of Midland County Board.
Gregory V. Varner (age 62) was appointed to the Boards of the Corporation and the Bank on August 26, 2015. Mr. Varner is the Research Director for the Michigan Bean Commission and currently serves as the Chair for the Breckenridge Division Board of the Bank. He received a Bachelor of Science in Agricultural Education and a Master of Science in Crop Science from Michigan State University.
Each of the directors has been engaged in their stated professions for more than five years unless otherwise stated.
Other Named Executive Officers
Jerome E. Schwind (age 50), President and Chief Operating Officer of the Bank, has been employed by the Bank since 1999. David J. Reetz (age 56), Senior Vice President and Chief Lending Officer of the Bank, has been employed by the Bank since 1987. Peggy L. Wheeler (age 57), Senior Vice President of Operations of the Bank, has been employed by the Bank since 1977.
All officers serve at the pleasure of the Board.
Proposal 2 - Advisory Vote on Executive Compensation
The compensation of the Corporation’s principal executive officer, principal financial officer, and three other most highly compensated executive officers (named executive officers) is described below under the headings “Compensation Discussion and Analysis” and “Executive Officers”. Shareholders are urged to read these sections of this proxy statement, which discuss the Corporation’s compensation policies and procedures with respect to its named executive officers.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of the Corporation’s named executive officers by voting on the following advisory, non-binding resolution:
RESOLVED, that the shareholders of Isabella Bank Corporation approve, on an advisory basis, the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, for purposes of Section 14A of the Securities Exchange Act of 1934.

The advisory vote on executive compensation, commonly referred to as a say-on-pay advisory vote, is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation and Human Resource Committee value constructive dialogue on executive compensation and other important governance topics with the Corporation’s shareholders and encourage all shareholders to vote their shares on this matter.  The Board of Directors and the Compensation and Human Resource Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation programs. The Board believes shareholders should consider the following in determining whether to approve this proposal:

•	Each member of the Compensation and Human Resource Committee is independent under the NASDAQ listing requirements;

•	The Compensation and Human Resource Committee continually monitors the Corporation’s performance and adjusts compensation practices accordingly; and

•
The Compensation and Human Resource Committee regularly assesses the Corporation’s individual and total compensation programs against peer companies, the general marketplace and other industry data points.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.
We unanimously recommend that you vote FOR the nonbinding advisory resolution approving the executive compensation of the Corporation’s named executive officers.
Proposal 3 - Frequency of Advisory Votes On Executive Compensation
In accordance with Section 14A of the Exchange Act, the Corporation is providing a shareholder advisory vote to approve the compensation of our named executive officers (the say-on-pay advisory vote in Proposal 2 above) this year and will do so at least once every three years thereafter. Pursuant to Section 14A of the Exchange Act, at the 2017 Annual Meeting, the Corporation is also asking shareholders to vote on whether future say-on-pay advisory votes on executive compensation should occur every year, every two years or every three years.
After careful consideration, the Board of Directors recommends that future shareholder say-on-pay advisory votes on executive compensation be conducted every three years.
Although the Board of Directors recommends a say-on-pay vote every three years, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation. Although this advisory vote regarding the frequency of say-on-pay votes is non-binding on the Board of Directors, the Board of Directors and the Compensation and Human Resource Committee will review the voting results and take them into consideration when deciding how often to conduct future say-on-pay shareholder advisory votes.
Unless otherwise instructed, validly executed proxies will be voted “FOR” the Three Year frequency option.
We unanimously recommend that you vote FOR the Three Year frequency option.

Corporate Governance
Director Independence
We have adopted the director independence standards as defined under of the NASDAQ listing requirements. We have determined that Dr. Jeffrey J. Barnes, Richard J. Barz, G. Charles Hubscher, Thomas L. Kleinhardt, Joseph LaFramboise, David J. Maness, W. Joseph Manifold, W. Michael McGuire, Sarah R. Opperman, and Gregory V. Varner are independent directors. Jae A. Evans is not independent as he is employed as CEO of Isabella Bank Corporation. Dennis P. Angner is not independent as he is employed as President and CFO of Isabella Bank Corporation.
Board Leadership Structure and Risk Oversight
Our Governance Policy provides that only directors who are deemed to be independent as set forth by the NASDAQ listing requirements and SEC rules are eligible to hold the office of chairperson. Additionally, the chairpersons of Board established committees must also be independent directors. It is our belief that having a separate chairperson and CEO best serves the interest of the shareholders. The Board elects its chairperson at the first Board meeting following the Annual Meeting. Independent members of the Board meet without inside directors at least twice per year.
Management is responsible for our day-to-day risk management and the Board’s role is to engage in informed oversight. The Board utilizes committees to oversee risks associated with compensation, governance, and information technology. The Isabella Bank Board of Directors is responsible for overseeing credit, investment, interest rate, and trust risks. The chairpersons of the respective boards or committees report on their activities on a regular basis.
Our Audit Committee is responsible for overseeing the integrity of our consolidated financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and those of independent auditors, our system of internal controls, our financial reporting and system of disclosure controls, and our compliance with legal and regulatory requirements and with our Code of Business Conduct and Ethics.
Committees of the Board of Directors and Meeting Attendance
The Board met 13 times during 2016 and all incumbent directors attended 75% or more of the meetings for which they were a member. The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation and Human Resource Committee, and an Information Technology Committee.
Audit Committee
The Audit Committee is composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the year, is set forth in the “Audit Committee Report” included elsewhere in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board, which is available on the Bank’s website: www.isabellabank.com.
In accordance with the provisions of the Sarbanes-Oxley Act of 2002, directors Manifold and McGuire meet the requirements of Audit Committee Financial Expert and have been so designated. The Audit Committee also consists of directors Kleinhardt, LaFramboise, Maness (ex-officio), and Opperman.
Nominating and Corporate Governance Committee
We have a standing Nominating and Corporate Governance Committee consisting of independent directors Barnes, Hubscher, Maness (ex-officio), and McGuire. The Nominating and Corporate Governance Committee held two meetings in 2016, with all committee members attending each meeting for which they were a member. The Board has approved a Nominating and Corporate Governance Committee Charter which is available on the Bank’s website: www.isabellabank.com.
The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board for approval. This Committee, in evaluating nominees, including incumbent directors and any nominees put forth by shareholders, considers business experience, skills, character, judgment, leadership experience, and their knowledge of the geographical markets, business segments or other criteria the Committee deems relevant and appropriate based on the current composition of the Board. This Committee considers diversity in identifying members with respect to our geographical markets served and the business experience of the nominee.
The Nominating and Corporate Governance Committee will consider, as potential nominees, persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858 and include the shareholder’s name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the candidate. Recommendations for the 2018 Annual Meeting of Shareholders should be delivered no later than November 20, 2017. The Nominating and Corporate Governance Committee evaluates all potential director nominees in the same manner, whether the nominations are received from a shareholder, or otherwise.
Compensation and Human Resource Committee
The Compensation and Human Resource Committee is responsible for reviewing and recommending to the Board the compensation of the Chief Executive Officer and other executive officers, benefit plans, and the overall percentage increase in salaries. This Committee consists of independent directors Barnes, Barz, Hubscher, Kleinhardt, LaFramboise, Maness, Manifold, McGuire, Opperman, and Varner. The Compensation and Human Resource Committee held two meetings during 2016 with all committee members in attendance for which they were a member. This Committee is governed by a written charter approved by the Board that is available on the Bank’s website: www.isabellabank.com.
Information Technology Committee
The Information Technology Committee is responsible for reviewing and monitoring information technology risks. Oversight includes customer data, physical and information security, disaster planning, equipment and programs, and the related audit process. This Committee consists of directors Angner, Evans, LaFramboise, Maness (ex-officio), Manifold, and McGuire. The Information Technology Committee held three meetings during 2016 and all committee members attended 75% or more of the meetings for which they were a member.
Communications with the Board
Shareholders may communicate with the Board by sending written communications to the attention of the Corporation’s Secretary, Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858. Communications will be forwarded to the Board or the appropriate committee, as soon as practicable.
Code of Ethics
Our Code of Business Conduct and Ethics, which is applicable to the CEO and CFO, is available on the Bank’s website: www.isabellabank.com.

Audit Committee Report
The Audit Committee oversees the financial reporting process on behalf of the Board. The 2016 Audit Committee consisted of directors Kleinhardt, LaFramboise, Maness (ex-officio), Manifold, McGuire, and Opperman.
The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services by our independent auditors, or any other auditing or accounting firm, if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board.
Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also reviewed with management and the independent auditors, management’s assertion on the design and effectiveness of our internal control over financial reporting as of December 31, 2016.
The Audit Committee reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States), including those described in Auditing Standard No. 16 “Communications with Audit Committees”, as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence.
The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting process. The Audit Committee held five meetings during 2016, and all committee members attended 75% or more of the meetings for which they were a member.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Rehmann Robson LLC as the independent auditors for the 2017 audit.
Respectfully submitted,
W. Joseph Manifold, Audit Committee Chairperson
Thomas L. Kleinhardt
Joseph LaFramboise
David J. Maness (ex-officio)
W. Michael McGuire
Sarah R. Opperman

Compensation Discussion and Analysis
The Compensation and Human Resource Committee is responsible for reviewing and recommending to the Board the compensation and benefits for the CEO, President and CFO, and executive officers. This Committee evaluates and approves our executive officer and senior management compensation plans, policies, and programs. The CEO recommends to this Committee an appropriate salary for the CFO and named executive officers based on their annual performance reviews and the officers' years of service along with competitive market data.
Compensation Objectives
The Compensation and Human Resource Committee considers asset growth with the safety and soundness objectives and earnings per share to be the primary ratios in measuring financial performance. Our philosophy is to maximize long-term return to shareholders consistent with safe and sound banking practices, while maintaining the commitment to superior customer and community service. We believe that the performance of executive officers in managing the business should be the basis for determining overall compensation. Consideration is also given to overall economic conditions and current competitive forces in the market place. The objectives of this Committee are to effectively balance salaries and potential compensation to an officer’s individual management responsibilities and encourage each of them to realize their potential for future contributions. The objectives are designed to attract and retain high performing executive officers who will provide leadership while attaining earnings and performance goals.
What the Compensation Programs are Designed to Reward
Our compensation programs are designed to reward dedicated and conscientious employment, loyalty in terms of continued employment, attainment of job related goals and overall profitability. In measuring an executive officer’s contributions, the Compensation and Human Resource Committee considers numerous factors including, among other things, our growth in terms of asset size and increase in earnings per share. In rewarding loyalty and long-term service, we provide attractive retirement benefits.
Review of Risks Associated with Compensation Plans
Based on an analysis conducted by management and reviewed by the Compensation and Human Resource Committee, we do not believe that compensation programs for employees are reasonably likely to have a material short or long term adverse effect on our operating results.
Use of Consultants
In 2016 and 2014, the Compensation and Human Resource Committee directly engaged the services of Blanchard Consulting Group, an independent compensation consulting firm, to assist with a total compensation review for the CEO, President and CFO, Bank President, and executive officers of the Corporation. Blanchard Consulting Group does not perform any additional services for us or any members of senior management. In addition, Blanchard Consulting Group does not have any other personal or business relationships with any Board members or officers. During 2015, the Compensation and Human Resource Committee did not employ any services of outside compensation or benefit consultants to assist it in compensation related initiatives.
Elements of Compensation
Our executive compensation program has consisted primarily of base salary and benefits, annual performance incentives, benefits and perquisites, and participation in our retirement plans.
How Elements Fit into Overall Compensation Objectives
Individual elements of our compensation objectives are structured to reward strong financial performance, continued service, and to incentivize our leaders to excel in the future. We continually review our compensation objectives to ensure that they are sufficient to attract and retain exceptional officers.
Why Each of the Elements of Compensation is Chosen and How We Determine Amounts for Each Element
Base Salaries, which include director fees for certain executive officers, are set to provide competitive levels of compensation to attract and retain officers with strong leadership skills. Each officer’s performance, current compensation, and responsibilities are considered by the Compensation and Human Resource Committee when establishing base salaries. We also believe it is best to pay a sufficient base salary because we believe an over-reliance on equity incentive compensation could potentially skew incentives toward short-term maximization of shareholder value as opposed to building long-term shareholder value. Competitive base salary encourages management to operate in a safe and sound manner even when incentive goals may prove unattainable.
The Compensation and Human Resource Committee’s approach to determining the annual base salary of executive officers is to offer competitive salaries in comparison with other similar financial institutions. In 2016 and 2014, this Committee utilized both an independent compensation consultant, Blanchard Consulting Group, and a survey prepared by the Michigan Bankers Association of similar sized Michigan based financial institutions. The independent compensation consultant established a benchmark peer group of 25 midwest financial institutions in non-urban areas with comparable average assets size ($1.2 billion—$3 billion), number of branch locations, return on average assets, and nonperforming assets. The Michigan Bankers Association 2016 compensation survey was based on the compensation information provided by these organizations for 2015. Specific factors used to decide where an executive officer’s salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance. The Compensation and Human Resource Committee targeted total compensation for the CEO, the President & CFO, and Bank President using ranges obtained from the independent compensation consultant, the Michigan Bankers Association compensation survey as well as other published surveys and resources. Compensation for other named executive officers was based on the ranges provided by the Michigan Bankers Association survey. The Michigan Bankers Association survey was utilized in 2015 as well.
Annual Performance Incentives are used to reward executive officers based on our overall financial performance. This element of the compensation program is included in the overall compensation in order to reward employees above and beyond their base salaries when our performance and profitability exceed established annual targets. The inclusion of this modest incentive encourages management to be diligent in managing to achieve specific financial goals without incurring inordinate risks. Annual performance incentives paid in 2016 were determined by reference to four performance measures that related to services performed in 2015. The maximum cash award that may be granted to each eligible employee equals 10% of the employee’s base salary (the “Maximum Award”).
The payment of 35% of the 10% Maximum Award (“personal performance goals”) is based on the achievement of goals set for each individual. An analysis is conducted by the CEO. The CEO makes a recommendation to the Compensation and Human Resource Committee for the appropriate amount for each individual executive officer. This Committee reviews, modifies if necessary, and approves the recommendations of the CEO. This Committee also reviews the performance of the CEO.
The Compensation and Human Resource Committee uses the following quantitative and qualitative factors as measures of corporate performance in determining annual cash bonus amounts to be paid:

•	Development and implementation of strategic initiatives;

•	Results of actual annual operating performance as compared to budget;

•	Community and industry involvement;

•	Results of audit and regulatory exams; and

•	Other strategic goals as established by the Board.
Each of the executive officers who were eligible to participate in 2015 accomplished their personal performance goals and were accordingly paid 35% of the 2015 Maximum Award in 2016.
The payment of the remaining 65% of the 10% Maximum Award (“corporate performance goals”) was conditioned on the achievement of targets in the following four categories:

•	Earnings per share (weighted 40%);

•	Net operating expenses to average assets (weighted 20%);

•	In market deposit growth (weighted 20%); and

•	Loan growth (weighted 20%).
The following chart provides the 2015 target for each corporate performance goal and the performance attained for each target.

	2015 Targets				2015 Performance (1)	Target % Obtained
Target	25.00%	50.00%	75.00%	100.00%
Earnings per share	$1.68	$1.71	$1.73	$1.76	$1.95	100%
Net operating expenses to average assets	1.70%	1.68%	1.66%	1.64%	1.66%	75%
In market deposit growth	3.42%	3.67%	3.92%	4.17%	0.83%	—%
Loan growth	4.20%	4.45%	4.70%	4.95%	1.45%	—%
(1) Adjusted for incentive calculation measures.

In 2015, we adopted the stock award incentive plan, an equity-based bonus plan. Under the plan, we may award stock bonuses to the CEO, President and CFO, and the Bank’s president. The plan authorizes the issuance of vested stock to eligible employees worth up to 10% of the employee’s annualized base wages, on a calendar year basis. The plan imposes several conditions on the issuance of stock awards and transfers of shares granted under the plan are restricted. The stock bonuses awarded in 2016 were determined by reference to the same four performance measures used for the annual performance incentives that related to 2015 results and also the achievement of personal goals.
Benefits and Perquisites.    Executive officers are eligible for all of the benefits made available to full-time employees (such as health insurance, group term life insurance and disability insurance) on the same basis as other full-time employees and are subject to the same sick leave and other employee policies.
We also provide our executive officers with certain additional perquisites, which we believe are appropriate in order to attract and retain the proper quality of talent for these positions and to recognize that similar executive perquisites are commonly offered by comparable financial institutions. We maintain a plan for qualified officers to provide death benefits to each participant which was amended in 2015 to modify certain participants' benefits and to update certain plan provisions. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Bank as the sole owner and beneficiary of the policies. We believe that perquisites provided to our executive officers in 2016 represented a reasonable percentage of each executive’s total compensation package and are consistent, in the aggregate, with perquisites provided to executive officers of comparable financial institutions. A description and the cost of these perquisites are included in footnote 2 in the “Summary Compensation Table” appearing on page 13, the table outlining the change in pension value on page 14, and the “Nonqualified Deferred Compensation Table” appearing on page 15.
Retirement Plans.    Our retirement plans are designed to assist executives in providing themselves with a financially secure retirement. The retirement plans include a 401(k) plan, a frozen defined benefit pension plan, a frozen non-leveraged employee stock ownership plan (“ESOP”), a retirement bonus plan, a supplemental executive retirement plan, and a stock award incentive plan.
We provide a 401(k) plan, in which substantially all employees are eligible to participate. Employees may contribute up to 100% of their compensation subject to certain limits based on federal tax laws. The plan was amended in 2013 to provide a matching safe harbor contribution for all eligible employees equal to 100% of the first 5.0% of an employee's compensation contributed to the Plan during the year. Employees are 100% vested in the safe harbor matching contributions.
Our defined benefit pension plan was curtailed effective March 1, 2007 and the current participants’ accrued benefits were frozen as of that date. Participation in the plan was limited to eligible employees as of December 31, 2006.
Our non-leveraged ESOP was frozen effective December 31, 2006 to new participants. Contributions to the plan are discretionary and approved by the Board. On December 21, 2016, the Board approved the termination of the ESOP effective December 31, 2016. Actual dissolution of the ESOP is anticipated to occur in mid-2017.
The retirement bonus plan is a nonqualified plan of deferred compensation benefits for eligible employees effective January 1, 2007. Benefit amounts are determined pursuant to the payment schedule adopted at the sole and exclusive discretion of the Board.
In 2015 we adopted the supplemental executive retirement plan, a nonqualified deferred compensation plan, authorizing annual and discretionary credits to a participant's plan account. Credits are pursuant to a participant's agreement which sets forth the amount and timing of any annual credits and the vesting, payment, “clawback” and other terms to which the credits are subject.

Compensation and Human Resource Committee Report
The Compensation and Human Resource Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Corporation specifically incorporates this Report by reference therein.
The Compensation and Human Resource Committee, which includes all of the independent directors of the Board, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management, and based on such review and discussion, the Compensation and Human Resource Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K.*
Submitted by the Compensation and Human Resource Committee of the Board:
David J. Maness, Chairperson
Dr. Jeffrey J. Barnes
G. Charles Hubscher
Thomas L. Kleinhardt
Joseph LaFramboise
W. Joseph Manifold
W. Michael McGuire
Sarah R. Opperman
Gregory V. Varner

* While Mr. Barz is an independent director and member of the Compensation and Human Resource Committee, he did not participate in the Compensation and Human Resource Committee review, discussion or recommendation with respect to matters covered by the Compensation and Human Resource Committee's report in this Proxy Statement because he did not become a member of the Committee until January of 2017.

Executive Officers
Executive officers are compensated in accordance with their employment with the applicable entity. The following table shows information on compensation earned in each of the last three fiscal years ended December 31, 2016, for the CEO, CFO, and our three other most highly compensated executive officers.
Summary Compensation Table

Name and principal position	Year	Salary ($)(1)(5)	Bonus ($)	Stock Awards ($)	Change in pension value and nonqualified deferred compensation earnings ($)(6)	All other compensation ($)(2)	Total ($)
Jae A. Evans	2016	$364,473	$21,225	$13,225	$89,556	$48,015	$536,494
CEO	2015	327,548	17,894	—	77,800	40,629	463,871
Isabella Bank Corporation	2014	302,472	10,698	—	65,000	36,703	414,873

Dennis P. Angner (3)	2016	$360,722	$21,791	$13,572	$(525,749)	$31,509	$(98,155)
President and CFO	2015	353,956	20,818	—	85,541	30,014	490,329
Isabella Bank Corporation	2014	365,542	19,809	—	259,016	26,582	670,949

Jerome E. Schwind	2016	$270,832	$14,943	$—	$20,532	$31,466	$337,773
President and COO	2015	217,992	13,839	—	(2,000)	31,484	261,315
Isabella Bank	2014	219,176	9,316	—	16,000	28,766	273,258

David J. Reetz	2016	$160,166	$10,642	$—	$41,777	$25,497	$238,082
Sr. Vice President and CLO	2015	155,501	10,082	—	17,417	22,747	205,747
Isabella Bank	2014	155,088	8,981	—	90,237	17,639	271,945

Peggy L. Wheeler (4)	2016	$138,020	$9,481	$—	$29,518	$14,635	$191,654
Sr. Vice President of Operations	2015	126,395	8,119	—	9,015	14,762	158,291
Isabella Bank

(1)
Salary amounts are paid on a bi-weekly basis which typically consists of 26 regular pay cycles during the calendar year. During the calendar year 2014, there was an additional bi-weekly pay cycle resulting in a total of 27 pays.

(2)
For all named executives all other compensation includes 401(k) matching contributions. For Jae A. Evans, Jerome E. Schwind, David J. Reetz, and Peggy L. Wheeler, this also includes club dues and auto allowance. For Dennis P. Angner, this also includes auto allowance.

(3)	Changes in pension value and nonqualified deferred compensation earnings in 2016 are the result of execution of domestic relations order for former spouse.

(4)	Not a named executive officer prior to 2015.

(5)
Executive officer salary includes compensation voluntarily deferred under our 401(k) plan. Director and advisory board fees are also included and are displayed in the following table for each the last three fiscal years ended December 31, 2016:

	Director and advisory board fees ($)
Name	2016	2015	2014
Jae A. Evans	$27,550	$27,550	$27,300
Dennis P. Angner	43,475	45,950	45,700
Jerome E. Schwind	23,500	—	—
David J. Reetz	—	—	—
Peggy L. Wheeler	—	—	—

(6)
Included in the change in pension value and nonqualified deferred compensation earnings is the aggregate non-cash change in the actuarial present value of the noted executive’s accumulated benefit under the Isabella Bank Corporation Pension Plan, the non-cash change in the Isabella Bank Corporation Retirement Bonus Plan, and the non-cash change in the Isabella Bank Corporation Supplemental Executive Retirement Plan ("SERP"). The following table provides the change in values for the last three fiscal years ended December 31, 2016:

	Pension plan ($)			Retirement plan ($)			SERP plan ($)
Name	2016	2015	2014	2016	2015	2014	2016	2015	2014
Jae A. Evans (1)	$—	$—	$—	$—	$—	—	$89,556	$77,800	$65,000
Dennis P. Angner (2)	(304,000)	(17,000)	173,000	(221,749)	102,541	86,016	—	—	—
Jerome E. Schwind	3,000	(2,000)	16,000	7,332	—	—	10,200	—	—
David J. Reetz	13,000	(9,000)	66,000	28,777	26,417	24,237	—	—	—
Peggy L. Wheeler	11,000	(8,000)	—	18,518	17,015	—	—	—	—

(1)	Jae A. Evans' employment began in 2008 which makes him ineligible for both the pension plan and retirement bonus plan.

(2)	Changes in pension plan and retirement plan values during 2016 are the result of execution of domestic relations order for former spouse.
Grants of Plan-Based Awards Table
The following table provides information on grants of plan-based awards under the stock award incentive plan during 2016:

Name	Grant date	Number of shares of stock awarded	Grant date fair value of stock awards
Jae A. Evans	3/24/2016	482	$13,225
Dennis P. Angner	3/24/2016	494	13,572
Options Exercised and Stock Vested Table
The following table provides information on vested shares pursuant to the stock award incentive plan as of December 31, 2016:

Name	Number of shares acquired on vesting	Value Realized on Vesting
Jae A. Evans	482	$13,225
Dennis P. Angner	494	13,572
Pension Benefits
The following table indicates the present value of accumulated benefits as of December 31, 2016 for each named executive officer in the summary compensation table.

Name	Plan name	Number of years of vesting service as of 01/01/16	Present value of accumulated benefit ($)	Payments during last fiscal year
Jae A. Evans	Isabella Bank Corporation Pension Plan	N/A	$—	$—
	Isabella Bank Corporation Retirement Bonus Plan	N/A	—	—
Dennis P. Angner	Isabella Bank Corporation Pension Plan	33	337,000	—
	Isabella Bank Corporation Retirement Bonus Plan	N/A	444,197	—
Jerome E. Schwind	Isabella Bank Corporation Pension Plan	18	49,000	—
	Isabella Bank Corporation Retirement Bonus Plan	N/A	—	—
David J. Reetz	Isabella Bank Corporation Pension Plan	30	225,000	—
	Isabella Bank Corporation Retirement Bonus Plan	N/A	231,336	—
Peggy L. Wheeler	Isabella Bank Corporation Pension Plan	38	194,000	—
	Isabella Bank Corporation Retirement Bonus Plan	N/A	159,172	—

Defined benefit pension plan.    We sponsor the Isabella Bank Corporation Pension Plan, a frozen defined benefit pension plan. The curtailment, which was effective March 1, 2007, froze the current participant’s accrued benefits as of that date and limited participation in the plan to eligible employees as of December 31, 2006. Due to the curtailment of the plan, the number of years of credited service was frozen. As such, the years of credited service for the plan may differ from the participant’s actual years of service.
Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax laws, and to pay expenses related to operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.
Pension plan benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service, through December 31, 2006.
A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100% vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.
Dennis P. Angner, David J. Reetz, and Peggy L. Wheeler are eligible for early retirement under the plan. Under the provisions of the plan, participants are eligible for early retirement after reaching the age of 55 with at least 5 years of service. The early retirement benefit amount is the accrued benefit payable at normal retirement date reduced by 5/9% for each of the first 60 months and 5/18% for each of the next 60 months that the benefit commencement date precedes the normal retirement date.
Retirement bonus plan.    We sponsor the Isabella Bank Corporation Retirement Bonus Plan. This nonqualified plan is intended to provide eligible employees with additional retirement benefits. To be eligible, the employee needed to be an employee on January 1, 2007, and be a participant in our frozen Executive Supplemental Income Agreement. Participants must also be an officer with at least 10 years of service as of December 31, 2006. We have sole and exclusive discretion to add new participants to the plan by authorizing such participation pursuant to action of the Board.
An initial amount was credited for each eligible employee as of January 1, 2007. Subsequent amounts have been credited on each allocation date thereafter as defined in the plan. The amount of the initial allocation and the annual allocation shall be determined pursuant to the payment schedule adopted at our sole and exclusive discretion, as set forth in the plan.
Dennis P. Angner, David J. Reetz, and Peggy L. Wheeler are eligible for early retirement under the plan. Under the provisions of the plan, participants are eligible for early retirement upon attaining 55 years of age. There is no difference between the calculation of benefits payable upon early retirement and normal retirement.
Nonqualified Deferred Compensation Table
The following table shows information concerning non-qualified deferred compensation for 2016.

Name	Executive contributions in 2016 ($) (1)	Registrant contributions in 2016 ($) (2)	Aggregate earnings in 2016 ($) (3)	Aggregate balance at December 31, 2016 ($) (4)
Jae A. Evans	$—	$85,000	$6,508	$289,065
Dennis P. Angner	21,738	—	8,655	255,914
Jerome E. Schwind	23,500	10,000	967	40,870
David J. Reetz	—	—	—	—
Peggy L. Wheeler	—	—	—	—

(1)
The amounts shown in this column are the amounts deferred by the officers under the Deferred Compensation Plan for Directors (“Directors Plan”) and are included in the “Salary” column in the Summary Compensation Table above.

(2)	The amounts shown in this column are the amounts we contributed to the officers’ account under the SERP. These amounts are not included in the Summary Compensation Table.

(3)
The amounts shown in this column are the earnings in the officers’ accounts under both the Directors Plan and the SERP. These amounts are not included in the Summary Compensation Table because the earnings are not preferential.

(4)	The amounts shown in this column are the combined balance of the applicable executive officers’ accounts under the Directors Plan and the SERP.

Directors Plan. Under the Directors Plan, directors, including named executive officers who serve as directors, are required to invest at least 25% of their board fees in our common stock and may invest up to 100% of their earned fees based on their annual election. These amounts are reflected in the above table. These stock investments can be made either through deferred fees or through the purchase of shares through the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan ("DRIP Plan"). Deferred fees, under the Directors Plan, are converted on a quarterly basis into shares of our common stock based on the fair market value of shares at that time. Shares credited to a participant’s account are eligible for stock and cash dividends as paid. DRIP Plan shares are purchased on a monthly basis pursuant to the DRIP Plan.
Distribution of deferred fees from the Directors Plan occurs when the participant retires from the Board, attains age 70, or upon the occurrence of certain other events. Distributions must take the form of shares of our common stock. Any common stock issued from deferred fees under the Directors Plan will be considered restricted stock under the Securities Act of 1933, as amended. Common stock purchased through the DRIP Plan are not considered restricted stock under the Securities Act of 1933, as amended.
SERP. Under the SERP, we may promise deferred compensation benefits to employees who are members of a select group of management or highly compensated employees, which may include the named executive officers. The SERP authorizes us to make annual and discretionary credits to a participant’s SERP account pursuant to a participation agreement with the participant that sets forth the amount and timing of any annual credits and the vesting, payment, “clawback” and other terms to which the credits are subject.
The SERP provides default terms that may be modified by a participant’s participation agreement, including default vesting, interest and payment terms. Under the SERP’s default vesting terms, a participant is initially unvested in the participant’s SERP account and becomes 100% vested upon attaining normal retirement age, retirement, involuntary separation from service without cause, death, disability or a change in control. Special vesting rules apply to amounts that are credited after a change in control. Under the SERP’s interest rule, a participant’s account balance is credited with interest annually, the rate of which may be changed and is initially based on the average rate paid on certificates of deposit with Isabella Bank, updated annually. Under the SERP’s default payment terms, a participant’s vested and nonforfeited account balance will be paid in a single cash lump sum within 90 days after the first to occur of the participant’s separation from service (subject to a 6-month delay for a “specified employee”), death, disability, or any date specified in the participant’s participation agreement. The SERP also includes restrictive covenants that restrict a participant’s ability to compete with us and certain other activities.

Potential Payments Upon Termination or Change in Control
The estimated amounts payable to each named executive officer upon severance from employment, retirement, termination upon death or disability or termination following a change in control are described below. For all termination scenarios, the amounts assume such termination took place as of December 31, 2016.
Any Severance of Employment
Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	Amounts accrued and vested through the Defined Benefit Pension Plan.

•	Amounts accrued and vested through the Retirement Bonus Plan.

•	Amounts deferred in the Directors Plan.

•	Amounts vested through the Stock Award Incentive Plan.

•	Unused vacation pay.
Retirement
In the event of the retirement of an executive officer, the officer would receive the benefits identified above.
Death or Disability
In the event of death or disability of an executive officer, in addition to the benefits listed above, the executive officer will also receive payments under our life insurance plan or under our disability plan as appropriate.
In addition to potential payments upon termination available to all employees, the estates for the executive officers listed below would receive the following payments upon death:

Name	While an Active Employee	Subsequent to Retirement
Jae A. Evans	$673,846	$336,923
Dennis P. Angner	634,494	317,247
Jerome E. Schwind	494,664	247,332
David J. Reetz	320,332	160,166
Peggy L. Wheeler	276,040	138,020
Change in Control
We currently do not have a change in control agreement with any of the executive officers; provided, however, pursuant to the Retirement Bonus Plan each participant would become 100% vested in their benefit under the plan if, following a change in control, they voluntarily terminate employment or are terminated without just cause. Similarly, under the SERP each participant would become 100% vested in their SERP account upon a change in control. Also, following a change in control, if a participant is involuntarily terminated without cause or voluntarily terminates for good reason all uncredited annual credits would be credited to his or her SERP account. If termination took place on December 31, 2016, that would have resulted in a credit to Jae Evans’ SERP account of $232,356 and Jerome Schwind's SERP account of $10,200.

Director Compensation
The following table summarizes the compensation of each non-employee director who served on the Board during 2016.

Name	Fees paid in cash ($)(1)	Fees deferred under Directors Plan ($)(1)	Total fees earned ($)
Dr. Jeffrey J. Barnes	$—	$29,300	$29,300
Richard J. Barz	32,500	—	32,500
G. Charles Hubscher	—	31,425	31,425
Thomas L. Kleinhardt	—	38,150	38,150
Joseph LaFramboise	18,000	21,550	39,550
David J. Maness	26,450	26,450	52,900
W. Joseph Manifold	—	39,600	39,600
W. Michael McGuire	28,763	9,587	38,350
Sarah R. Opperman	27,637	9,213	36,850
Gregory V. Varner	—	45,400	45,400

(1)
Directors electing to receive all fees in cash, resulting in no contributions to the Directors Plan, invest at least 25% of their board fees in our common stock under the DRIP Plan as described in our Directors Plan on page 15.

We paid $1,350 per board meeting plus a retainer of $10,000 to each member during 2016. Members of the Audit Committee were paid $650 per Audit Committee meeting attended. Members of the Nominating and Corporate Governance Committee were paid $350 per meeting attended. Members of the Information Technology Committee were paid $350 per meeting attended. The chairperson of the Board is paid a retainer of $35,000, the chairperson for the Audit Committee is paid a retainer of $6,000, and the vice chairperson for the Audit Committee is paid a retainer of $2,000.
Under the Directors Plan, upon a participant’s attainment of age 70, retirement from the Board, or the occurrence of certain other events, the participant is eligible to receive a lump-sum, in-kind distribution of all of the stock that is then credited to the participant's account. The plan does not allow for cash settlement. Stock issued under the Directors Plan is restricted stock under the Securities Act of 1933, as amended.
We established a Rabbi Trust to supplement the Directors Plan. The Rabbi Trust is an irrevocable grantor trust to which we may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although we may not reach the assets of the Rabbi Trust for any purpose other than meeting its obligations under the Directors Plan, the assets of the Rabbi Trust remain subject to the claims of our creditors. We may contribute cash or common stock to the Rabbi Trust from time-to-time for the sole purpose of funding the Directors Plan. The Rabbi Trust will use any cash that we may contribute to purchase shares of our common stock on the open market.
We transferred $375,258 to the Rabbi Trust in 2016, which held 26,042 shares of our common stock for settlement as of December 31, 2016. As of December 31, 2016, there were 187,428 shares of stock credited to participants’ accounts, which credits are unfunded as of such date to the extent that they are in excess of the stock and cash that has been credited to the Rabbi Trust. All amounts are unsecured claims against our general assets. The net cost of this benefit was $182,325 in 2016.

The following table displays the cumulative number of equity shares credited to the accounts of current directors pursuant to the terms of the Directors Plan as of March 6, 2017:

Name	# of shares of stock credited
Dennis P. Angner	9,189
Dr. Jeffrey J. Barnes	12,086
Richard J. Barz	—
Jae A. Evans	2,036
G. Charles Hubscher	16,795
Thomas L. Kleinhardt	24,217
Joseph LaFramboise	11,317
David J. Maness	27,556
W. Joseph Manifold	19,495
W. Michael McGuire	9,313
Sarah R. Opperman	2,415
Gregory V. Varner	7,809
Compensation and Human Resource Committee Interlocks and Insider Participation
In 2016, the Compensation and Human Resource Committee members were directors Barnes, Hubscher, Kleinhardt, LaFramboise, Maness, Manifold, McGuire, Opperman, and Varner. No executive officer of the Corporation serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation and Human Resource Committee.
Indebtedness of and Transactions with Management
Certain directors and officers and members of their families were loan customers of the Bank, or have been directors or officers of corporations, members or managers of limited liability companies, or partners of partnerships which have had transactions with the Bank. In our opinion, all such transactions were made in the ordinary course of business and were substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with customers not related to the Bank. These transactions do not involve more than normal risk of collectability or present other unfavorable features. Total loans to these customers were approximately $3,946,000 as of December 31, 2016. We address transactions with related parties in our Code of Business Conduct and Ethics Policy. Conflicts of interest are prohibited, except under board approved guidelines.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 6, 2017 as to the common stock of the Corporation owned of record or beneficially by any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.

Name and Address of Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
McGuirk Investments LLC	401,684	5.13%
P.O. Box 222
Mt. Pleasant, MI 48804-0222

(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 6, 2017.

The following table sets forth certain information as of March 6, 2017 as to our common stock owned beneficially by each director and director nominee, by each named executive officer, and by all directors, director nominees and executive officers as a group.

Name of Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Dennis P. Angner	28,073	0.35%
Dr. Jeffrey J. Barnes	19,072	0.24%
Richard J. Barz	33,098	0.41%
Jae A. Evans	12,988	0.16%
G. Charles Hubscher	184,429	2.31%
Thomas L. Kleinhardt	77,138	0.97%
Joseph LaFramboise	12,638	0.16%
David J. Maness	32,927	0.41%
W. Joseph Manifold	24,421	0.31%
W. Michael McGuire	106,219	1.33%
Sarah R. Opperman	8,120	0.10%
Gregory V. Varner	8,824	0.11%
David J. Reetz	10,181	0.13%
Jerome E. Schwind	3,375	0.04%
Peggy L. Wheeler	10,385	0.13%
All Directors, nominees and Executive Officers as a Group (15) persons	571,888	7.17%

(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 6, 2017. Totals for directors include shares of stock credited under the Directors Plan as of March 6, 2017 as disclosed in the table on page 18. Totals for named executive officer Jerome E. Schwind include shares of stock credited under the Directors Plan as of March 6, 2017 as follows: Mr. Schwind 1,101 shares. Participants in the Directors Plan have a right to acquire shares credited to their accounts upon a distributable event. A description of the Directors Plan under which these shares of stock were issued is set forth above in "Director Compensation."

Independent Registered Public Accounting Firm
The Audit Committee has appointed Rehmann Robson LLC as our independent auditors for the year ending December 31, 2017.
A representative of Rehmann Robson LLC is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments Rehmann Robson LLC believes are appropriate.
Fees for Professional Services Provided by Rehmann Robson LLC
The following table shows the aggregate fees billed by Rehmann Robson LLC for the audit and other services provided for:

	2016	2015
Audit fees	$295,094	$286,388
Audit related fees	28,500	32,560
Tax fees	24,410	28,484
Total	$348,004	$347,432
The audit fees were for performing the integrated audit of our consolidated annual financial statements and the internal control attestation report related to the Federal Deposit Insurance Corporation Improvement Act, review of interim quarterly financial statements included in our Forms 10-Q, and services that are normally provided by Rehmann Robson LLC in connection with statutory and regulatory filings or engagements.
The audit related fees are typically for various discussions related to the adoption and interpretation of new accounting pronouncements. During 2016, this includes fees for procedures related to nonrecurring regulatory filings. Also included are fees for auditing of our employee benefit plans.
The tax fees were for the preparation of our state and federal tax returns and for consultation on various tax matters.
The Audit Committee has considered whether the services provided by Rehmann Robson LLC, other than the audit fees, are compatible with maintaining Rehmann Robson LLC’s independence and believes that the other services provided are compatible.
Pre-Approval Policies and Procedures
All audit and non-audit services over $5,000 to be performed by Rehmann Robson LLC must be approved in advance by the Audit Committee if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services. As permitted by SEC rules, the Audit Committee has authorized its chairperson to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.
As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, timing, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.
A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.
Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related, tax and professional services, none were billed pursuant to these provisions in 2016 and 2015 without pre-approval.

Shareholder Proposals
Any proposals which you intend to present at the next Annual Meeting must be received before November 20, 2017 to be considered for inclusion in our Proxy Statement and proxy for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.
Directors’ Attendance at the Annual Meeting of Shareholders
Our directors are encouraged to attend the Annual Meeting. At the 2016 Annual Meeting, all directors were in attendance.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of these reports.
To our knowledge, based solely on review of the copies of such reports furnished, during the year ended December 31, 2016 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10% beneficial owners with the exception of the following: Director Opperman filed one late report for one reportable transaction and executive officer Schwind filed one late report for one reportable transaction.
Other Matters
We will bear the cost of soliciting proxies. In addition to solicitation by mail, officers and other employees may solicit proxies by telephone or in person, without compensation other than their regular compensation.
As to Other Business Which May Come Before the Meeting
We do not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.
By order of the Board of Directors
Debra Campbell, Secretary

Isabella Bank Corporation
Financial Information Index

Page	Description
25	Common Stock and Dividend Information
27	Summary of Selected Financial Data
29	Management’s Discussion and Analysis of Financial Condition and Results of Operations
49	Quantitative and Qualitative Disclosures about Market Risk
52	Report of Independent Registered Public Accounting Firm
53	Consolidated Financial Statements
59	Notes to Consolidated Financial Statements
102	Shareholders’ Information

Forward Looking Statements
This report contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and are included in this statement for purposes of these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, monetary and fiscal policy, the quality or composition of the loan or investment portfolios, demand for loan products, fluctuation in the value of collateral securing our loan portfolio, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Further information concerning our business, including additional factors that could materially affect our consolidated financial results, is included in our filings with the SEC.
The acronyms and abbreviations identified below may be used throughout this report or in our other SEC filings. You may find it helpful to refer back to this page while reading this report.

AFS: Available-for-sale	GAAP: U.S. generally accepted accounting principles
ALLL: Allowance for loan and lease losses	GLB Act: Gramm-Leach-Bliley Act of 1999
AOCI: Accumulated other comprehensive income (loss)	IFRS: International Financial Reporting Standards
ASC: FASB Accounting Standards Codification	IRR: Interest rate risk
ASU: FASB Accounting Standards Update	JOBS Act: Jumpstart our Business Startups Act
ATM: Automated Teller Machine	LIBOR: London Interbank Offered Rate
BHC Act: Bank Holding Company Act of 1956	N/A: Not applicable
CFPB: Consumer Financial Protection Bureau	N/M: Not meaningful
CIK: Central Index Key	NASDAQ: NASDAQ Stock Market Index
CRA: Community Reinvestment Act	NASDAQ Banks: NASDAQ Bank Stock Index
DIF: Deposit Insurance Fund	NAV: Net asset value
DIFS: Department of Insurance and Financial Services	NOW: Negotiable order of withdrawal
Directors Plan: Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors	NSF: Non-sufficient funds
Dividend Reinvestment Plan: Isabella Bank Corporation Stockholder Dividend Reinvestment Plan and Employee Stock Purchase Plan	OCI: Other comprehensive income (loss)
Dodd-Frank Act: Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010	OMSR: Originated mortgage servicing rights
ESOP: Employee stock ownership plan	OREO: Other real estate owned
Exchange Act: Securities Exchange Act of 1934	OTTI: Other-than-temporary impairment
FASB: Financial Accounting Standards Board	PBO: Projected benefit obligation
FDI Act: Federal Deposit Insurance Act	PCAOB: Public Company Accounting Oversight Board
FDIC: Federal Deposit Insurance Corporation	Rabbi Trust: A trust established to fund the Directors Plan
FFIEC: Federal Financial Institutions Examinations Council	SEC: U.S. Securities & Exchange Commission
FRB: Federal Reserve Bank	SOX: Sarbanes-Oxley Act of 2002
FHLB: Federal Home Loan Bank	TDR: Troubled debt restructuring
Freddie Mac: Federal Home Loan Mortgage Corporation	XBRL: eXtensible Business Reporting Language
FTE: Fully taxable equivalent

Common Stock and Dividend Information
Our authorized common stock consists of 15,000,000 shares, of which 7,821,069 shares are issued and outstanding as of December 31, 2016. As of that date, there were 3,082 shareholders of record.
Our common stock is traded in the over-the-counter market.  Our common stock is quoted on the OTCQX market tier of the OTC Markets Group Inc.’s ("OTC Markets") electronic quotation system (www.otcmarkets.com) under the symbol “ISBA”.  Other trades in our common stock occur in privately negotiated transactions from time-to-time of which we may have little or no information.
We have reviewed the information available as to the range of reported high and low bid quotations, including high and low bid information as reported by OTC Markets. The following table sets forth our compilation of that information for the periods indicated. Price information obtained from OTC Markets reflects inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions. The following compiled data is provided for information purposes only and should not be viewed as indicative of the actual or market value of our common stock.

	Number of Common Shares	Sale Price
		Low	High
2016
First Quarter	81,184	$27.25	$29.90
Second Quarter	47,680	27.63	28.25
Third Quarter	71,614	27.60	28.08
Fourth Quarter	53,496	27.60	28.35
	253,974
2015
First Quarter	81,754	$22.00	$23.50
Second Quarter	94,019	22.70	23.80
Third Quarter	143,183	22.75	23.85
Fourth Quarter	109,276	23.50	29.90
	428,232
The following table sets forth the cash dividends paid for the following quarters:

	Per Share
	2016	2015
First Quarter	$0.24	$0.23
Second Quarter	0.24	0.23
Third Quarter	0.25	0.24
Fourth Quarter	0.25	0.24
Total	$0.98	$0.94
We have adopted and publicly announced a common stock repurchase plan. The plan was last amended on December 21, 2016, to allow for the repurchase of an additional 200,000 shares of common stock after that date. These authorizations do not have expiration dates. As shares are repurchased under this plan, they are retired and revert back to the status of authorized, but unissued shares.

The following table provides information for the unaudited three month period ended December 31, 2016, with respect to our common stock repurchase plan:

	Common Shares Repurchased		Total Number of Common Shares Purchased as Part of Publicly Announced Plan or Program	Maximum Number of Common Shares That May Yet Be Purchased Under the Plans or Programs
	Number	Average Price Per Common Share
Balance, September 30				60,575
October 1 - 31	19,538	$27.79	19,538	41,037
November 1 - 30	19,821	27.80	19,821	21,216
December 1-21	11,659	28.13	11,659	9,557
Additional Authorization (200,000 shares)				209,557
December 22 - 31	9,600	28.02	9,600	199,957
Balance, December 31	60,618	$27.90	60,618	199,957
Information concerning securities authorized for issuance under equity compensation plans appears under Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
Stock Performance
The following graph compares the cumulative total shareholder return on our common stock for the last five years with the cumulative total return on (1) NASDAQ, which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Banks, which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in the Corporation's common stock and each index was $100 at December 31, 2011 and all dividends are reinvested.

Year	ISBA	NASDAQ	NASDAQ Banks
12/31/2011	$100.00	$100.00	$100.00
12/31/2012	95.00	117.70	118.55
12/31/2013	107.70	164.65	167.52
12/31/2014	105.60	188.87	175.58
12/31/2015	145.80	202.25	190.97
12/31/2016	140.60	220.13	262.04

Results of Operations (Dollars in thousands except per share amounts)
The following table outlines the results of operations and provides certain key performance measures as of, and for the years ended, December 31:

	2016	2015	2014	2013	2012
INCOME STATEMENT DATA
Interest income	$53,666	$51,502	$51,148	$50,418	$53,123
Interest expense	10,865	10,163	9,970	11,021	13,423
Net interest income	42,801	41,339	41,178	39,397	39,700
Provision for loan losses	(135)	(2,771)	(668)	1,111	2,300
Noninterest income	11,108	10,359	9,325	10,175	11,530
Noninterest expenses	37,897	36,051	35,103	33,755	34,361
Federal income tax expense	2,348	3,288	2,344	2,196	2,363
Net Income	$13,799	$15,130	$13,724	$12,510	$12,206
PER SHARE
Basic earnings	$1.77	$1.95	$1.77	$1.63	$1.61
Diluted earnings	$1.73	$1.90	$1.74	$1.59	$1.56
Dividends	$0.98	$0.94	$0.89	$0.84	$0.80
Tangible book value*	$18.16	$17.30	$16.59	$15.62	$14.72
Quoted market value
High	$29.90	$29.90	$24.00	$26.00	$24.98
Low	$27.25	$22.00	$21.73	$21.12	$21.75
Close*	$27.85	$29.90	$22.50	$23.85	$21.75
Common shares outstanding*	7,821,069	7,799,867	7,776,274	7,723,023	7,671,846
PERFORMANCE RATIOS
Return on average total assets	0.82%	0.95%	0.90%	0.86%	0.88%
Return on average shareholders' equity	7.12%	8.33%	8.06%	7.67%	7.60%
Return on average tangible shareholders' equity	9.95%	11.46%	10.80%	10.71%	11.41%
Net interest margin yield (FTE)	3.00%	3.10%	3.24%	3.22%	3.43%
BALANCE SHEET DATA*
Gross loans	$1,010,615	$850,492	$836,550	$810,777	$774,627
AFS securities	$558,096	$660,136	$567,534	$512,062	$504,010
Total assets	$1,732,151	$1,668,112	$1,549,543	$1,493,137	$1,430,639
Deposits	$1,195,040	$1,164,563	$1,074,484	$1,043,766	$1,017,667
Borrowed funds	$337,694	$309,732	$289,709	$279,326	$241,001
Shareholders' equity	$187,899	$183,971	$174,594	$160,609	$164,489
Gross loans to deposits	84.57%	73.03%	77.86%	77.68%	76.12%
ASSETS UNDER MANAGEMENT*
Loans sold with servicing retained	$272,882	$287,029	$288,639	$293,665	$303,425
Assets managed by our Investment and Trust Services Department	$427,693	$405,109	$383,878	$351,420	$319,301
Total assets under management	$2,432,726	$2,360,250	$2,222,060	$2,138,222	$2,053,365
ASSET QUALITY*
Nonperforming loans to gross loans	0.17%	0.09%	0.50%	0.42%	1.00%
Nonperforming assets to total assets	0.11%	0.07%	0.33%	0.32%	0.68%
ALLL to gross loans	0.73%	0.87%	1.21%	1.42%	1.54%
CAPITAL RATIOS*
Shareholders' equity to assets	10.85%	11.03%	11.27%	10.76%	11.50%
Tier 1 leverage	8.56%	8.52%	8.59%	8.46%	8.29%
Common equity tier 1 capital	12.39%	13.44%	N/A	N/A	N/A
Tier 1 risk-based capital	12.39%	13.44%	14.08%	13.68%	13.24%
Total risk-based capital	13.04%	14.17%	15.19%	14.93%	14.49%
* At end of year

The following table outlines our interim results of operations and key performance measures as of, and for the unaudited periods ended:

	Quarter to Date
	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	June 30 2015	March 31 2015
Total interest income	$13,760	$13,607	$13,218	$13,081	$13,023	$12,967	$12,759	$12,753
Total interest expense	2,826	2,747	2,678	2,614	2,577	2,580	2,518	2,488
Net interest income	10,934	10,860	10,540	10,467	10,446	10,387	10,241	10,265
Provision for loan losses	(320)	17	12	156	(772)	(738)	(535)	(726)
Noninterest income	3,187	2,946	2,752	2,223	2,501	3,101	2,629	2,128
Noninterest expenses	10,166	9,433	9,218	9,080	9,885	9,161	8,330	8,675
Federal income tax expense	493	763	655	437	538	1,002	977	771
Net income	$3,782	$3,593	$3,407	$3,017	$3,296	$4,063	$4,098	$3,673
PER SHARE
Basic earnings	$0.48	$0.46	$0.44	$0.39	$0.43	$0.52	$0.53	$0.47
Diluted earnings	0.47	0.45	0.43	0.38	0.41	0.51	0.52	0.46
Dividends	0.25	0.25	0.24	0.24	0.24	0.24	0.23	0.23
Quoted market value*	27.85	27.70	27.90	28.25	29.90	23.69	23.75	22.90
Tangible book value*	18.16	17.93	17.72	17.47	17.30	17.06	17.17	16.84
* At end of period

Management's Discussion and Analysis of Financial Condition and Results of Operations
ISABELLA BANK CORPORATION FINANCIAL REVIEW
(Dollars in thousands except per share amounts)
The following is management’s discussion and analysis of the financial condition and results of our operations. This discussion and analysis is intended to provide a better understanding of the consolidated financial statements and statistical data included elsewhere in this Annual Report on Form 10-K.
Executive Summary
We reported net income of $13,799 and earnings per common share of $1.77 for the year ended December 31, 2016. Our earnings have primarily been the result of increased interest income driven by outstanding loan growth during 2016. Our strong credit quality resulted in a decline in the level of the ALLL in both amount and as a percentage of gross loans, resulting in a reversal of provision for loan losses of $135 for the year ended December 31, 2016. Net loan recoveries during 2016 were $135 as compared to net loan recoveries of $71 in 2015.
During the year, total assets grew by 3.84% to $1,732,151, and assets under management increased to $2,432,726 which includes loans sold and serviced and assets managed by our Investment and Trust Services Department of $700,575. In 2016, we had total loan growth of $160,123 which was driven by commercial and agricultural loan growth of $137,864. Also contributing to this growth in 2016 were increases in both residential real estate and consumer loans of $22,259.
Our net yield on interest earning assets of 3.00% remains at historically low levels. While the FRB increased short term interest rates in December 2016 and projects increases in 2017, we do not anticipate significant improvements in our net yield on interest earning assets as the rates paid on interest bearing liabilities will likely increase faster than those of interest earning assets. Net interest income will increase only through continued strategic growth in loans, investments, and other income earning assets. We are committed to increasing earnings and shareholder value through growth in our loan portfolio, growth in our investment and trust services, and increasing our geographical presence while managing operating costs.
Recent Legislation
The Health Care and Education Act of 2010, the Patient Protection and Affordable Care Act, the Dodd-Frank Act, and the JOBS Act, have already had, and are expected to continue to have, a negative impact on our operating results. Of these four acts, the Dodd-Frank Act has had the most significant impact. The Dodd-Frank Act established the CFPB which has made significant changes in the regulation of financial institutions aimed at strengthening the oversight of the federal government over the operation of the financial services sector and increasing the protection of consumers. New regulations issued by the CFPB regarding consumer lending, including residential mortgage lending, have increased our compensation and outside advisor costs and this trend is expected to continue.
On July 2, 2013, the FRB published revised BASEL III Capital standards for banks. The rules redefine what is included or deducted from equity capital, changes risk weighting for certain on and off-balance sheet assets, increases the minimum required equity capital to be considered well capitalized, and introduces a capital cushion buffer. The rules, which will be gradually phased in between 2015 and 2019, are not expected to have a material impact on the Corporation but will require us to hold more capital than we have historically.
Reclassifications
Certain amounts reported in management's discussion and analysis of financial condition and results of operations for 2015 and 2014 have been reclassified to conform with the 2016 presentation.
Other
We have not received any notices of regulatory actions as of February 23, 2017.
CRITICAL ACCOUNTING POLICIES
Our significant accounting policies are set forth in “Note 1 – Nature of Operations and Summary of Significant Accounting Policies” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data. Of these significant accounting policies, we consider our policies regarding the ALLL, acquisition intangibles and goodwill, and the determination of the fair value and assessment of OTTI of investment securities to be our most critical accounting policies.

The ALLL requires our most subjective and complex judgment. Changes in economic conditions can have a significant impact on the ALLL and, therefore, the provision for loan losses and results of operations. We have developed policies and procedures for assessing the appropriateness of the ALLL, recognizing that this process requires a number of assumptions and estimates with respect to our loan portfolio. Our assessments may be impacted in future periods by changes in economic conditions, and the discovery of information with respect to borrowers which is not known to us at the time of the issuance of the consolidated financial statements. For additional discussion concerning our ALLL and related matters, see the detailed discussion to follow under the caption “Allowance for Loan and Lease Losses” and “Note 5 – Loans and ALLL” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
U.S. generally accepted accounting principles require that we determine the fair value of the assets and liabilities of an acquired entity, and record their fair value on the date of acquisition. We employ a variety of measures in the determination of the fair value, including the use of discounted cash flow analysis, market appraisals, and projected future revenue streams. For certain items that we believe we have the appropriate expertise to determine the fair value, we may choose to use our own calculations of the value. In other cases, where the value is not easily determined, we consult with outside parties to determine the fair value of the identified asset or liability. Once valuations have been adjusted, the net difference between the price paid for the acquired entity and the net value of assets acquired on our balance sheet, including identifiable intangibles, is recorded as goodwill. Acquisition intangibles and goodwill are qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired on at least an annual basis.
AFS securities are carried at fair value with changes in the fair value included as a component of other comprehensive income. Declines in the fair value of AFS securities below their cost that are other-than-temporary are reflected as realized losses in the consolidated statements of income. We evaluate AFS securities for indications of losses that are considered other-than-temporary, if any, on a regular basis. The market values for most AFS investment securities are typically obtained from outside sources and applied to individual securities within the portfolio. Municipal securities for which no readily determinable market values are available are priced using fair value curves which most closely match the security's credit ratings and maturities.

Average Balances, Interest Rate, and Net Interest Income
The following schedules present the daily average amount outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities for the last three years. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a FTE basis using a 34% federal income tax rate. Loans in nonaccrual status, for the purpose of the following computations, are included in the average loan balances. FRB and FHLB restricted equity holdings are included in accrued income and other assets.

	Year Ended December 31
	2016			2015			2014
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$922,333	$38,537	4.18%	$829,903	$35,853	4.32%	$816,105	$36,629	4.49%
Taxable investment securities	392,810	8,746	2.23%	395,981	9,053	2.29%	357,250	8,092	2.27%
Nontaxable investment securities	205,450	9,351	4.55%	205,242	9,870	4.81%	194,751	9,877	5.07%
Other	25,557	668	2.61%	25,947	600	2.31%	25,784	519	2.01%
Total earning assets	1,546,150	57,302	3.71%	1,457,073	55,376	3.80%	1,393,890	55,117	3.95%
NONEARNING ASSETS
Allowance for loan losses	(7,638)			(9,275)			(10,973)
Cash and demand deposits due from banks	18,178			17,925			18,552
Premises and equipment	28,670			26,968			25,957
Accrued income and other assets	101,995			98,805			94,754
Total assets	$1,687,355			$1,591,496			$1,522,180
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$203,198	163	0.08%	$195,260	155	0.08%	$191,750	157	0.08%
Savings deposits	336,859	663	0.20%	293,703	449	0.15%	260,469	374	0.14%
Time deposits	429,731	5,010	1.17%	433,409	5,246	1.21%	448,971	5,764	1.28%
Borrowed funds	319,049	5,029	1.58%	295,641	4,313	1.46%	274,080	3,675	1.34%
Total interest bearing liabilities	1,288,837	10,865	0.84%	1,218,013	10,163	0.83%	1,175,270	9,970	0.85%
NONINTEREST BEARING LIABILITIES
Demand deposits	194,892			181,939			165,860
Other	9,841			10,001			10,773
Shareholders’ equity	193,785			181,543			170,277
Total liabilities and shareholders’ equity	$1,687,355			$1,591,496			$1,522,180
Net interest income (FTE)		$46,437			$45,213			$45,147
Net yield on interest earning assets (FTE)			3.00%			3.10%			3.24%

Net Interest Income
Net interest income is the amount by which interest income on earning assets exceeds the interest expenses on interest bearing liabilities. Net interest income, which includes loan fees, is influenced by changes in the balance and mix of assets and liabilities and market interest rates. We exert some control over these factors; however, FRB monetary policy and competition have a significant impact. For analytical purposes, net interest income is adjusted to an FTE basis by adding the income tax savings from interest on tax exempt loans, and nontaxable investment securities, thus making year to year comparisons more meaningful.
Volume and Rate Variance Analysis
The following table sets forth the effect of volume and rate changes on interest income and expense for the periods indicated. For the purpose of this table, changes in interest due to volume and rate were determined as follows:
Volume—change in volume multiplied by the previous period's FTE rate.
Rate—change in the FTE rate multiplied by the previous period's volume.
The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

	2016 Compared to 2015 Increase (Decrease) Due to			2015 Compared to 2014 Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net
Changes in interest income
Loans	$3,892	$(1,208)	$2,684	$612	$(1,388)	$(776)
Taxable investment securities	(72)	(235)	(307)	885	76	961
Nontaxable investment securities	10	(529)	(519)	518	(525)	(7)
Other	(9)	77	68	3	78	81
Total changes in interest income	3,821	(1,895)	1,926	2,018	(1,759)	259
Changes in interest expense
Interest bearing demand deposits	6	2	8	3	(5)	(2)
Savings deposits	72	142	214	50	25	75
Time deposits	(44)	(192)	(236)	(195)	(323)	(518)
Borrowed funds	355	361	716	301	337	638
Total changes in interest expense	389	313	702	159	34	193
Net change in interest margin (FTE)	$3,432	$(2,208)	$1,224	$1,859	$(1,793)	$66
Our net yield on interest earning assets remains at historically low levels. The persistent low interest rate environment coupled with a high concentration of AFS securities as a percentage of earning assets has also placed downward pressure on net interest margin. While the FRB increased short term interest rates in late 2016, we do not expect any significant change in our net yield on interest earning assets as the rates paid on interest bearing liabilities will likely increase faster than those of interest earning assets. Net interest income will increase only through continued balance sheet growth.

	Average Yield / Rate for the Three Month Periods Ended:
	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015
Total earning assets	3.73%	3.76%	3.66%	3.67%	3.73%
Total interest bearing liabilities	0.87%	0.86%	0.83%	0.82%	0.83%
Net yield on interest earning assets (FTE)	3.01%	3.05%	2.97%	2.98%	3.04%

	Quarter to Date Net Interest Income (FTE)
	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015
Total interest income (FTE)	$14,642	$14,508	$14,132	$14,020	$13,970
Total interest expense	2,826	2,747	2,678	2,614	2,577
Net interest income (FTE)	$11,816	$11,761	$11,454	$11,406	$11,393
Allowance for Loan and Lease Losses
The viability of any financial institution is ultimately determined by its management of credit risk. Loans represent our single largest concentration of risk. The ALLL is our estimation of incurred losses within the existing loan portfolio. We allocate the ALLL throughout the loan portfolio based on our assessment of the underlying risks associated with each loan segment. Our assessments include allocations based on specific impairment valuation allowances, historical charge-offs, internally assigned credit risk ratings, and past due and nonaccrual balances. A portion of the ALLL is not allocated to any one loan segment, but is instead a reflection of other qualitative risks that reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.
The following table summarizes our charge-offs, recoveries, provisions for loan losses, and ALLL balances as of, and for the unaudited three month periods ended:

	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015
Total charge-offs	$236	$131	$208	$341	$238
Total recoveries	156	314	296	285	210
Net loan charge-offs	80	(183)	(88)	56	28
Net loan charge-offs to average loans outstanding	0.01%	(0.02)%	(0.01)%	0.01%	—
Provision for loan losses	$(320)	$17	$12	$156	$(772)
Provision for loan losses to average loans outstanding	(0.03)%	—	—	0.02%	(0.09)%
ALLL	$7,400	$7,800	$7,600	$7,500	$7,400
ALLL as a % of loans at end of period	0.73%	0.79%	0.83%	0.86%	0.87%
The following table summarizes our charge-off and recovery activity for the years ended December 31:

	2016	2015	2014	2013	2012
ALLL at beginning of period	$7,400	$10,100	$11,500	$11,936	$12,375
Charge-offs
Commercial and agricultural	57	134	590	907	1,672
Residential real estate	574	397	722	1,004	1,142
Consumer	285	373	316	429	542
Total charge-offs	916	904	1,628	2,340	3,356
Recoveries
Commercial and agricultural	540	549	550	363	240
Residential real estate	287	220	197	181	122
Consumer	224	206	149	249	255
Total recoveries	1,051	975	896	793	617
Provision for loan losses	(135)	(2,771)	(668)	1,111	2,300
ALLL at end of period	7,400	7,400	10,100	11,500	11,936
Net loan charge-offs	$(135)	$(71)	$732	$1,547	$2,739
Net loan charge-offs to average loans outstanding	(0.01)%	(0.01)%	0.09%	0.20%	0.36%
ALLL as a% of loans at end of period	0.73%	0.87%	1.21%	1.42%	1.54%

As the level of net loans charged-off declines and credit quality indicators remain stable, we have reduced the ALLL in both amount and as a percentage of loans. While they can be more volatile, loans individually evaluated for impairment have been steadily declining since December 31, 2015. The decline in loans collectively impaired illustrates the downward trend we are experiencing in our overall level of ALLL to gross loans. The following table illustrates our changes within the two main components of the ALLL.

	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015
ALLL
Individually evaluated for impairment	$2,371	$2,523	$2,602	$2,731	$2,820
Collectively evaluated for impairment	5,029	5,277	4,998	4,769	4,580
Total	$7,400	$7,800	$7,600	$7,500	$7,400
ALLL to gross loans
Individually evaluated for impairment	0.23%	0.26%	0.28%	0.31%	0.33%
Collectively evaluated for impairment	0.50%	0.53%	0.55%	0.55%	0.54%
Total	0.73%	0.79%	0.83%	0.86%	0.87%
For further discussion of the allocation of the ALLL, see “Note 5 – Loans and ALLL” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Loans Past Due and Loans in Nonaccrual Status
Fluctuations in past due and nonaccrual status loans can have a significant impact on the ALLL. To determine the potential impact, and corresponding estimated losses, we analyze our historical loss trends on loans past due greater than 30 days and nonaccrual status loans. We monitor all loans that are past due and in nonaccrual status for indications of additional deterioration.

	Total Past Due and Nonaccrual Loans as of December 31
	2016	2015	2014	2013	2012
Commercial and agricultural	$4,598	$2,247	$4,805	$3,621	$7,271
Residential real estate	2,716	2,520	4,181	7,008	5,431
Consumer	115	31	138	259	199
Total	$7,429	$4,798	$9,124	$10,888	$12,901
Total past due and nonaccrual loans to gross loans	0.74%	0.56%	1.09%	1.34%	1.67%
Past due and nonaccrual status loans continue to be below historical norms and are the result of improved loan performance. A summary of loans past due and in nonaccrual status, including the composition of the ending balance of nonaccrual status loans by type, is included in “Note 5 – Loans and ALLL” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Troubled Debt Restructurings
We have taken a proactive approach to avoid foreclosures on borrowers who are willing to work with us in modifying their loans, thus making them more affordable. While this approach has allowed certain borrowers to develop a payment structure that will allow them to continue making payments in lieu of foreclosure, it has contributed to a significant level of loans classified as TDRs. The modifications have been successful for us and our customers as very few of the modified loans have resulted in foreclosures. At the time of the TDR, the loan is reviewed to determine whether or not to classify the loan as accrual or nonaccrual status. The majority of new modifications result in terms that satisfy our criteria for continued interest accrual. TDRs that have been placed on nonaccrual status may be placed back on accrual status after six months of continued performance.
We restructure debt with borrowers who due to temporary financial difficulties are unable to service their debt under the original terms. We may extend the amortization period, reduce interest rates, forgive principal, forgive interest, or a combination of these modifications. Typically, the modifications are for a period of five years or less. There were no TDRs that were Government sponsored as of December 31, 2016 or December 31, 2015.
Losses associated with TDRs, if any, are included in the estimation of the ALLL in the quarter in which a loan is identified as a TDR, and we review the analysis of the ALLL estimation each reporting period to ensure its continued appropriateness.

The following tables provide a roll-forward of TDRs for the years ended December 31, 2015 and 2016:

	Accruing Interest		Nonaccrual		Total
	Number of Loans	Balance	Number of Loans	Balance	Number of Loans	Balance
January 1, 2015	156	$20,931	13	$2,410	169	$23,341
New modifications	28	6,490	4	491	32	6,981
Principal advances (payments)	—	(1,205)	—	(1,002)	—	(2,207)
Loans paid-off	(26)	(5,227)	(7)	(597)	(33)	(5,824)
Partial charge-offs	—	—	—	(87)	—	(87)
Balances charged-off	(2)	(83)	—	—	(2)	(83)
Transfers to OREO	—	—	(6)	(796)	(6)	(796)
Transfers to accrual status	3	292	(3)	(292)	—	—
Transfers to nonaccrual status	(4)	(267)	4	267	—	—
December 31, 2015	155	20,931	5	394	160	21,325
New modifications	16	3,362	2	459	18	3,821
Principal advances (payments)	—	(1,036)	—	(37)	—	(1,073)
Loans paid-off	(15)	(2,105)	(1)	(221)	(16)	(2,326)
Partial charge-offs	—	—	—	(133)	—	(133)
Balances charged-off	(3)	(197)	—	—	(3)	(197)
Transfers to OREO	—	—	(1)	(35)	(1)	(35)
Transfers to accrual status	5	340	(5)	(340)	—	—
Transfers to nonaccrual status	(5)	(702)	5	702	—	—
December 31, 2016	153	$20,593	5	$789	158	$21,382
The following table summarizes our TDRs as of December 31:

	2016			2015			2014
	Accruing Interest	Nonaccrual	Total	Accruing Interest	Nonaccrual	Total	Accruing Interest	Nonaccrual	Total
Current	$17,557	$559	$18,116	$20,550	$146	$20,696	$20,012	$272	$20,284
Past due 30-59 days	2,898	230	3,128	357	—	357	804	592	1,396
Past due 60-89 days	138	—	138	24	—	24	115	3	118
Past due 90 days or more	—	—	—	—	248	248	—	1,543	1,543
Total	$20,593	$789	$21,382	$20,931	$394	$21,325	$20,931	$2,410	$23,341

	2013			2012
	Accruing Interest	Nonaccrual	Total	Accruing Interest	Nonaccrual	Total
Current	$21,690	$1,189	$22,879	$16,301	$941	$17,242
Past due 30-59 days	2,158	37	2,195	158	561	719
Past due 60-89 days	575	—	575	72	41	113
Past due 90 days or more	—	216	216	—	1,281	1,281
Total	$24,423	$1,442	$25,865	$16,531	$2,824	$19,355
Additional disclosures about TDRs are included in “Note 5 – Loans and ALLL” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.

Impaired Loans
The following is a summary of information pertaining to impaired loans as of December 31:

	2016			2015
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance
TDRs
Commercial real estate	$6,264	$6,383	$713	$7,619	$7,858	$818
Commercial other	1,444	1,455	25	188	199	11
Agricultural real estate	4,037	4,037	—	3,549	3,549	—
Agricultural other	1,380	1,380	1	519	519	2
Residential real estate senior liens	8,058	8,437	1,539	9,155	9,457	1,851
Residential real estate junior liens	71	71	13	133	133	28
Home equity lines of credit	102	402	—	127	427	—
Consumer secured	26	26	—	35	35	—
Total TDRs	21,382	22,191	2,291	21,325	22,177	2,710
Other impaired loans
Commercial real estate	151	226	3	162	175	—
Commercial other	—	—	—	—	—	—
Agricultural real estate	—	—	—	—	—	—
Agricultural other	128	128	—	—	—	—
Residential real estate senior liens	406	612	76	841	1,308	108
Residential real estate junior liens	1	11	1	10	30	2
Home equity lines of credit	—	—	—	—	7	—
Consumer secured	—	—	—	—	—	—
Total other impaired loans	686	977	80	1,013	1,520	110
Total impaired loans	$22,068	$23,168	$2,371	$22,338	$23,697	$2,820
Additional disclosure related to impaired loans is included in “Note 5 – Loans and ALLL” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Nonperforming Assets
The following table summarizes our nonperforming assets as of December 31:

	2016	2015	2014	2013	2012
Nonaccrual status loans	$1,060	$792	$4,044	$3,244	$7,303
Accruing loans past due 90 days or more	633	—	148	142	428
Total nonperforming loans	1,693	792	4,192	3,386	7,731
Foreclosed assets	231	421	885	1,412	2,018
Total nonperforming assets	$1,924	$1,213	$5,077	$4,798	$9,749
Nonperforming loans as a % of total loans	0.17%	0.09%	0.50%	0.42%	1.00%
Nonperforming assets as a % of total assets	0.11%	0.07%	0.33%	0.32%	0.68%
After a loan is 90 days past due, it is placed on nonaccrual status unless it is well secured and in the process of collection. Upon transferring a loan to nonaccrual status, we perform an evaluation to determine the net realizable value of the underlying collateral. This evaluation is used to help determine if any charge-offs are necessary. Loans may be placed back on accrual status after six months months of continued performance. Current levels of nonperforming loans continue to reflect historic lows.

Included in the nonaccrual loan balances above were loans currently classified as TDRs as of December 31:

	2016	2015	2014	2013	2012
Commercial and agricultural	$405	$232	$1,995	$833	$2,325
Residential real estate	384	162	262	609	499
Consumer	—	—	153	—	—
Total	$789	$394	$2,410	$1,442	$2,824
Additional disclosures about nonaccrual status loans are included in “Note 5 – Loans and ALLL”of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
We continue to devote considerable attention to identifying impaired loans and adjusting the net carrying value of these loans to their current net realizable values through the establishment of a specific reserve or the recording of a charge-off. We believe that we have identified all impaired loans as of December 31, 2016.
We believe that the level of the ALLL is appropriate as of December 31, 2016. We will continue to closely monitor overall credit quality indicators and our policies and procedures related to the analysis of the ALLL to ensure that the ALLL remains at the appropriate level.

Noninterest Income and Noninterest Expenses
Significant noninterest account balances are highlighted in the following table with additional descriptions of significant fluctuations for the years ended December 31:

			Change			Change
	2016	2015	$	%	2014	$	%
Service charges and fees
ATM and debit card fees	$2,444	$2,411	$33	1.37%	$2,084	$327	15.69%
NSF and overdraft fees	1,815	1,855	(40)	(2.16)%	2,156	(301)	(13.96)%
Freddie Mac servicing fee	696	712	(16)	(2.25)%	720	(8)	(1.11)%
Service charges on deposit accounts	349	345	4	1.16%	354	(9)	(2.54)%
Net OMSR income (loss)	(199)	(14)	(185)	N/M	(36)	22	61.11%
All other	125	128	(3)	(2.34)%	133	(5)	(3.76)%
Total service charges and fees	5,230	5,437	(207)	(3.81)%	5,411	26	0.48%
Net gain on sale of mortgage loans	651	573	78	13.61%	514	59	11.48%
Earnings on corporate owned life insurance policies	761	771	(10)	(1.30)%	751	20	2.66%
Net gains (losses) on sale of AFS securities	245	163	82	50.31%	97	66	68.04%
Other
Trust and brokerage advisory fees	2,705	2,161	544	25.17%	2,069	92	4.45%
Corporate Settlement Solutions joint venture	415	463	(48)	(10.37)%	76	387	509.21%
Other	1,101	791	310	39.19%	407	384	94.35%
Total other	4,221	3,415	806	23.60%	2,552	863	33.82%
Total noninterest income	$11,108	$10,359	$749	7.23%	$9,325	$1,034	11.09%
Significant changes in noninterest income are detailed below:

•
ATM and debit card fees fluctuate from period-to-period based on usage of ATM and debit cards. While we do not anticipate significant changes to our ATM and debit card fees, we do expect that fees will continue to increase in 2017 as the usage of ATM and debit cards continues to increase.

•
NSF and overdraft fees fluctuate from period-to-period based on customer activity as well as the number of business days in the period. We anticipate NSF and overdraft fees in 2017 to approximate 2016 levels.

•
Offering rates on residential mortgage loans and increased prepayment speeds have been the most significant drivers behind the fluctuations in net OMSR income (loss). We anticipate increases in our originations in purchase money mortgage activity as a result of our various initiatives to drive growth. Additionally, we anticipate increased mortgage rates; therefore, we anticipate net OMSR income to improve into 2017.

•
We are continually analyzing our AFS securities for potential sale opportunities. Securities with unrealized gains and less than desirable yields may be sold for funding and profitability purposes. During the second quarter of 2016, we identified several mortgage-backed securities that were desirable to be sold and recognized gains with these sales. We will continue to analyze our AFS securities portfolio for potential sale opportunities in 2017 and sell AFS securities when appropriate.

•
In recent periods, we have invested considerable efforts to increase our market share in trust and brokerage advisory services. These efforts have translated into increases in trust fees and brokerage and advisory fees. We anticipate that these fees in 2017 will approximate 2016 levels.

•
Included in other income in 2016 is a $469 gain on a redemption of a bank owned life insurance policy. All other fluctuations in all other income is spread throughout various categories, none of which are individually significant.

Significant noninterest expense account balances are highlighted in the following table with additional descriptions of significant fluctuations for the years ended December 31:

			Change			Change
	2016	2015	$	%	2014	$	%
Compensation and benefits
Employee salaries	$13,941	$13,760	$181	1.32%	$13,311	$449	3.37%
Employee benefits	5,541	5,309	232	4.37%	5,191	118	2.27%
Total compensation and benefits	19,482	19,069	413	2.17%	18,502	567	3.06%
Furniture and equipment
Service contracts	3,061	2,951	110	3.73%	2,542	409	16.09%
Depreciation	2,039	1,949	90	4.62%	1,850	99	5.35%
ATM and debit card fees	887	742	145	19.54%	722	20	2.77%
All other	175	244	(69)	(28.28)%	223	21	9.42%
Total furniture and equipment	6,162	5,886	276	4.69%	5,337	549	10.29%
Occupancy
Depreciation	782	728	54	7.42%	701	27	3.85%
Outside services	740	701	39	5.56%	718	(17)	(2.37)%
Property taxes	554	526	28	5.32%	515	11	2.14%
Utilities	551	528	23	4.36%	524	4	0.76%
All other	600	554	46	8.30%	521	33	6.33%
Total occupancy	3,227	3,037	190	6.26%	2,979	58	1.95%
Other
Audit and related fees	944	889	55	6.19%	809	80	9.89%
Director fees	851	827	24	2.90%	775	52	6.71%
Consulting fees	800	487	313	64.27%	349	138	39.54%
OTTI on AFS securities	770	—	770	N/M	—	—	—%
FDIC insurance premiums	719	813	(94)	(11.56)%	842	(29)	(3.44)%
Marketing costs	586	497	89	17.91%	427	70	16.39%
Donations and community relations	582	841	(259)	(30.80)%	1,004	(163)	(16.24)%
Education and travel	536	343	193	56.27%	461	(118)	(25.60)%
Loan underwriting fees	535	347	188	54.18%	361	(14)	(3.88)%
Postage and freight	396	381	15	3.94%	397	(16)	(4.03)%
Printing and supplies	391	461	(70)	(15.18)%	367	94	25.61%
Legal fees	208	295	(87)	(29.49)%	320	(25)	(7.81)%
Amortization of deposit premium	162	169	(7)	(4.14)%	183	(14)	(7.65)%
Other losses	241	150	91	60.67%	250	(100)	(40.00)%
All other	1,305	1,559	(254)	(16.29)%	1,740	(181)	(10.40)%
Total other	9,026	8,059	967	12.00%	8,285	(226)	(2.73)%
Total noninterest expenses	$37,897	$36,051	$1,846	5.12%	$35,103	$948	2.70%

Significant changes in noninterest expenses are detailed below:

•	We acquired two branches in mid-2015 which resulted in increased expenses in 2016 for most of the categories presented above. None of the increases are individually significant.

•
Consulting fees in 2016 increased as a result of outsourced operational functions related to our investment and trust services, consulting services to streamline processes, and talent recruitment services. Fees in 2017 are expected to approximate 2016 levels.

•	During the fourth quarter of 2016, we identified an AFS security that was impaired which resulted in an OTTI expense of $770.

•
We have consistently been a strong supporter of the various communities, schools, and charities in the markets we serve. Included in donations and community relations were discretionary donations to The Isabella Bank Foundation, a non-controlled affiliated entity, of $258 and $500 for the years ended December 31, 2015, and 2014, respectively. Donations and community relations fluctuate from period-to-period with 2017 expenses expected to approximate 2016 levels.

•
We place a strong emphasis on employee development through continuous education. Education and travel expenses vary from year to year based on the timing of various programs that our employees attend. Expenses in 2017 are expected to approximate 2016 levels.

•	The increase in loan underwriting fees is related to the increase in loan volume throughout 2016. Loan underwriting fees are expected to approximate 2016 levels in 2017.

•
Legal fees in 2015 include approximately $133 of legal service expense incurred as a result of two branch acquisitions during the third quarter of that year. Legal fees are expected to approximate 2016 levels in 2017.

•	The fluctuations in all other expenses are spread throughout various categories, none of which are individually significant.

Analysis of Changes in Financial Condition
The following table shows the composition and changes in our balance sheet as of December 31:

			Change
	2016	2015	$	%
ASSETS
Cash and cash equivalents	$22,894	$21,569	$1,325	6.14%
AFS securities
Amortized cost of AFS securities	557,648	654,348	(96,700)	(14.78)%
Unrealized gains (losses) on AFS securities	448	5,788	(5,340)	(92.26)%
AFS securities	558,096	660,136	(102,040)	(15.46)%
Mortgage loans AFS	1,816	1,187	629	52.99%
Loans
Gross loans	1,010,615	850,492	160,123	18.83%
Less allowance for loan and lease losses	7,400	7,400	—	—
Net loans	1,003,215	843,092	160,123	18.99%
Premises and equipment	29,314	28,331	983	3.47%
Corporate owned life insurance policies	26,300	26,423	(123)	(0.47)%
Accrued interest receivable	6,580	6,269	311	4.96%
Equity securities without readily determinable fair values	21,694	22,286	(592)	(2.66)%
Goodwill and other intangible assets	48,666	48,828	(162)	(0.33)%
Other assets	13,576	9,991	3,585	35.88%
TOTAL ASSETS	$1,732,151	$1,668,112	$64,039	3.84%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,195,040	$1,164,563	$30,477	2.62%
Borrowed funds	337,694	309,732	27,962	9.03%
Accrued interest payable and other liabilities	11,518	9,846	1,672	16.98%
Total liabilities	1,544,252	1,484,141	60,111	4.05%
Shareholders’ equity	187,899	183,971	3,928	2.14%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,732,151	$1,668,112	$64,039	3.84%
As shown above, total assets have increased $64,039 since December 31, 2015 which was primarily driven by loan growth of $160,123. This growth was funded by the sale of AFS securities and increases in both deposits and borrowed funds. While generating quality loans will continue to be competitive, we expect that loans will continue to grow in 2017.
A discussion of changes in balance sheet amounts by major categories follows:
Cash and cash equivalents
Included in cash and cash equivalents are funds held with FRB which fluctuate from period-to-period.
AFS investment securities
The primary objective of our investing activities is to provide for safety of the principal invested. Secondary considerations include the need for earnings, liquidity, and our overall exposure to changes in interest rates. The current interest rate environment has made it almost impossible to increase net interest income without increasing earning assets. As loan demand outpaced deposit growth in recent periods, we sold AFS securities to provide funding. We anticipate that future increases in our AFS securities will be in the form of mortgage-backed securities and collateralized mortgage obligations.

The following is a schedule of the carrying value of AFS investment securities as of December 31:

	2016	2015	2014	2013	2012
Government sponsored enterprises	$10,259	$24,345	$24,136	$23,745	$25,776
States and political subdivisions	212,919	232,217	215,345	201,988	182,743
Auction rate money market preferred	2,794	2,866	2,619	2,577	2,778
Preferred stocks	3,425	3,299	6,140	5,827	6,363
Mortgage-backed securities	227,256	263,384	166,926	144,115	155,345
Collateralized mortgage obligations	101,443	134,025	152,368	133,810	131,005
Total	$558,096	$660,136	$567,534	$512,062	$504,010
Excluding those holdings in government sponsored enterprises and municipalities within the State of Michigan, there were no investments in securities of any one issuer that exceeded 10% of shareholders’ equity. We have a policy prohibiting investments in securities that we deem are unsuitable due to their inherent credit or market risks. Prohibited investments include stripped mortgage backed securities, zero coupon bonds, nongovernment agency asset backed securities, and structured notes. Our holdings in mortgage-backed securities and collateralized mortgage obligations include only government agencies and government sponsored agencies as we hold no investments in private label mortgage-backed securities or collateralized mortgage obligations.
The following is a schedule of maturities of AFS investment securities and their weighted average yield as of December 31, 2016. Weighted average yields have been computed on an FTE basis using a tax rate of 34%. Our auction rate money market preferred is a long term floating rate instrument for which the interest rate is set at periodic auctions. At each successful auction, we have the option to sell the security at par value. Additionally, the issuers of auction rate securities generally have the right to redeem or refinance the debt. Because of their lack of contractual maturities, auction rate money market preferred and preferred stocks are not reported by a specific maturity group. Mortgage-backed securities and collateralized mortgage obligations are not reported by a specific maturity group due to their variable monthly payments. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations.

	Maturing
	Within One Year		After One Year But Within Five Years		After Five Years But Within Ten Years		After Ten Years		Securities with Variable Monthly Payments or Noncontractual Maturities
	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)
Government sponsored enterprises	$32	7.91	$9,936	2.01	$291	2.05	$—	—	$—	—
States and political subdivisions	27,672	2.25	72,622	4.52	84,408	4.18	28,217	4.72	—	—
Mortgage-backed securities	—	—	—	—	—	—	—	—	227,256	2.34
Collateralized mortgage obligations	—	—	—	—	—	—	—	—	101,443	2.38
Auction rate money market preferred	—	—	—	—	—	—	—	—	2,794	6.29
Preferred stocks	—	—	—	—	—	—	—	—	3,425	5.44
Total	$27,704	2.26	$82,558	4.22	$84,699	4.17	$28,217	4.72	$334,918	2.42

Loans
Loans are the largest component of earning assets. The proper management of credit and market risk inherent in the loan portfolio is critical to our financial well-being. To control these risks, we have adopted strict underwriting standards which include lending limits to a single borrower, strict loan to collateral value limits, and a defined market area. We also monitor and limit loan concentrations to specific industries. We have no foreign loans and there were no concentrations greater than 10% of total loans that are not disclosed as a separate category in the following table.
The following table presents the composition of the loan portfolio for the years ended December 31:

	2016	2015	2014	2013	2012
Commercial	$575,664	$448,381	$433,270	$393,164	$372,332
Agricultural	126,492	115,911	104,721	92,589	83,606
Residential real estate	266,050	251,501	266,155	291,499	285,070
Consumer	42,409	34,699	32,404	33,525	33,619
Total	$1,010,615	$850,492	$836,550	$810,777	$774,627
The following table presents the change in the loan portfolio categories for the years ended December 31:

	2016		2015		2014
	$ Change	% Change	$ Change	% Change	$ Change	% Change
Commercial	$127,283	28.39%	$15,111	3.49%	$40,106	10.20%
Agricultural	10,581	9.13%	11,190	10.69%	12,132	13.10%
Residential real estate	14,549	5.78%	(14,654)	(5.51)%	(25,344)	(8.69)%
Consumer	7,710	22.22%	2,295	7.08%	(1,121)	(3.34)%
Total	$160,123	18.83%	$13,942	1.67%	$25,773	3.18%
While competition for commercial loans continues to be strong, we experienced significant growth in this segment of the portfolio during 2016 and anticipate strong growth in 2017. Residential real estate and consumer loans increased during 2016 and we anticipate continued growth in 2017 as a result of initiatives implemented during 2016 designed to increase loan volume.

Equity securities without readily determinable fair values
Included in equity securities without readily determinable fair values are restricted securities, which are carried at cost and investments in unconsolidated entities accounted for under the equity method of accounting (see “Note 1 – Nature of Operations and Summary of Significant Accounting Policies” and “Note 20 – Fair Value” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data).
Deposits
Deposits are our primary source of funding. The following table presents the composition of the deposit portfolio as of December 31:

	2016	2015	2014	2013	2012
Noninterest bearing demand deposits	$205,071	$191,376	$181,826	$158,428	$143,735
Interest bearing demand deposits	209,325	212,666	190,984	192,089	181,259
Savings deposits	347,230	337,641	261,412	243,237	228,338
Certificates of deposit	321,914	324,101	339,824	362,473	376,790
Brokered certificates of deposit	88,632	73,815	72,134	56,329	55,348
Internet certificates of deposit	22,868	24,964	28,304	31,210	32,197
Total	$1,195,040	$1,164,563	$1,074,484	$1,043,766	$1,017,667

The following table presents the change in the deposit categories for the years ended December 31:

	2016		2015		2014
	$ Change	% Change	$ Change	% Change	$ Change	% Change
Noninterest bearing demand deposits	$13,695	7.16%	$9,550	5.25%	$23,398	14.77%
Interest bearing demand deposits	(3,341)	(1.57)%	21,682	11.35%	(1,105)	(0.58)%
Savings deposits	9,589	2.84%	76,229	29.16%	18,175	7.47%
Certificates of deposit	(2,187)	(0.67)%	(15,723)	(4.63)%	(22,649)	(6.25)%
Brokered certificates of deposit	14,817	20.07%	1,681	2.33%	15,805	28.06%
Internet certificates of deposit	(2,096)	(8.40)%	(3,340)	(11.80)%	(2,906)	(9.31)%
Total	$30,477	2.62%	$90,079	8.38%	$30,718	2.94%
Deposit demand continues to be driven by non-contractual deposits, such as demand and savings deposits, while certificates of deposit and Internet certificates of deposit have gradually declined. Our significant growth in savings deposits during 2015 was the result of branch acquisitions. We look to retain and attract new customers with the recent branch acquisitions to provide growth in deposits in future periods. Brokered certificates of deposit offer another source of funding and fluctuate from period-to-period based on our funding needs, including changes in assets such as loans and investments.
The remaining maturity of time certificates and other time deposits of $100 or more as of December 31, 2016 was as follows:

Maturity
Within 3 months	$39,898
Within 3 to 6 months	14,352
Within 6 to 12 months	56,191
Over 12 months	149,984
Total	$260,425
Borrowed Funds
Borrowed funds include FHLB advances and securities sold under agreements to repurchase. The balance of borrowed funds fluctuates from period-to-period based on our funding needs including changes in loans, investments, and deposits. To provide balance sheet growth, we utilize borrowings and brokered deposits to fund earning assets.
The following table presents borrowed funds balances for the years ended December 31:

	2016	2015	2014	2013	2012
FHLB advances	$270,000	$235,000	$192,000	$162,000	$152,000
Securities sold under agreements to repurchase without stated maturity dates	60,894	70,532	95,070	106,025	66,147
Securities sold under agreements to repurchase with stated maturity dates	—	—	439	11,301	16,284
Federal funds purchased	6,800	4,200	2,200	—	6,570
Total	$337,694	$309,732	$289,709	$279,326	$241,001
For additional disclosure related to borrowed funds, see “Note 10 – Borrowed Funds” of “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Accrued interest payable and other liabilities
Included in accrued interest payable and other liabilities are obligations related to our defined benefit pension plan and obligations related to other employee benefits. For more information on the defined benefit pension plan and other employee benefits, see "Note 17 – Benefit Plans" of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.

Contractual Obligations and Loan Commitments
We have various financial obligations, including contractual obligations and commitments, which may require future cash payments. The following schedule summarizes our non-cancelable obligations and future minimum payments as of December 31, 2016:

	Minimum Payments Due by Period
	Due in One Year or Less	After One Year But Within Three Years	After Three Years But Within Five Years	After Five Years	Total
Deposits
Deposits with no stated maturity	$761,626	$—	$—	$—	$761,626
Certificates of deposit with stated maturities	196,467	127,159	84,907	24,881	433,414
Total deposits	958,093	127,159	84,907	24,881	1,195,040
Borrowed funds
Short-term borrowings	67,694	—	—	—	67,694
Long-term borrowings	70,000	110,000	70,000	20,000	270,000
Total borrowed funds	137,694	110,000	70,000	20,000	337,694
Total contractual obligations	$1,095,787	$237,159	$154,907	$44,881	$1,532,734
We also have loan commitments that may impact liquidity. The following schedule summarizes our loan commitments and expiration dates by period as of December 31, 2016. Commitments to grant loans include residential mortgage loans with the majority being loans committed to be sold to the secondary market. Since many of these commitments historically have expired without being drawn upon, the total amount of these commitments does not necessarily represent our future cash requirements.

	Expiration Dates by Period
	Due in One Year or Less	After One Year But Within Three Years	After Three Years But Within Five Years	After Five Years	Total
Unused commitments under lines of credit	$85,112	$55,992	$16,749	$10,987	$168,840
Commitments to grant loans	29,339	—	—	—	29,339
Commercial and standby letters of credit	1,223	—	—	—	1,223
Total loan commitments	$115,674	$55,992	$16,749	$10,987	$199,402
For additional disclosure related to Contractual Obligations and Loan Commitments, see “Note 13 – Off-Balance-Sheet Activities” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Capital
Capital consists solely of common stock, retained earnings, and accumulated other comprehensive income (loss). We are authorized to raise capital through dividend reinvestment, employee and director stock purchases, and shareholder stock purchases. Pursuant to these authorizations, we issued 179,903 shares or $5,023 of common stock during 2016, and 216,700 shares or $5,201 of common stock in 2015. We also offer the Directors Plan in which participants either directly purchase stock or purchase stock units through deferred fees, in lieu of cash payments. Pursuant to this plan, we increased shareholders’ equity by $573 and $550 during 2016 and 2015, respectively.
We have a publicly announced common stock repurchase plan. Pursuant to this plan, we repurchased 158,701 shares or $4,440 of common stock during 2016 and 193,107 shares or $4,590 during 2015. As of December 31, 2016, we were authorized to repurchase up to an additional 199,957 shares of common stock.
The FRB has established minimum risk based capital guidelines. Pursuant to these guidelines, a framework has been established that assigns risk weights to each category of on and off-balance-sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. On July 2, 2013, the FRB published revised BASEL III Capital standards for banks. The final rules redefine what is included or deducted from equity capital, changes risk weighting for certain on and off-balance sheet assets, increases the minimum required equity capital to be considered well capitalized, and introduces a capital conservation buffer. The rules, which are being gradually phased in between 2015 and 2019, are not expected to have a material impact on the Corporation but will require us to hold more capital than we have historically.

There are no significant regulatory constraints placed on our capital. The FRB’s current recommended minimum primary capital to assets requirement is 6.00%. Our primary capital to adjusted average assets, or tier 1 leverage ratio, was 8.56% as of December 31, 2016.
Effective January 1, 2015, the minimum standard for primary, or Tier 1, capital increased from 4.00% to 6.00%. The minimum standard for total capital remained at 8.00%. Also effective January 1, 2015 was the new common equity tier 1 capital ratio which had a minimum requirement of 4.50%. Beginning on January 1, 2016, the capital conservation buffer went into effect which further increased the required levels. The following table sets forth the percentages required under the Risk Based Capital guidelines and our values as of December 31:

	2016		2015
	Actual	Required	Actual	Required
Common equity tier 1 capital	12.39%	5.125%	13.44%	4.50%

Tier 1 capital	12.39%	6.625%	13.44%	6.00%
Tier 2 capital	0.65%	2.000%	0.73%	2.00%
Total Capital	13.04%	8.625%	14.17%	8.00%
Tier 2 capital, or secondary capital, includes only the ALLL. The percentage for the secondary capital under the required column is the maximum amount allowed from all sources.
The FRB and FDIC also prescribe minimum capital requirements for Isabella Bank. At December 31, 2016, the Bank exceeded these minimum capital requirements. For further information regarding the Bank’s capital requirements, see “Note 16 – Minimum Regulatory Capital Requirements” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Fair Value
We utilize fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. AFS securities and certain liabilities are recorded at fair value on a recurring basis. Additionally, from time-to-time, we may be required to record at fair value other assets on a nonrecurring basis, such as mortgage loans AFS, impaired loans, foreclosed assets, OMSR, and certain other assets and liabilities. These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting or write-downs of individual assets.
For further information regarding fair value measurements, see “Note 1 – Nature of Operations and Summary of Significant Accounting Policies” and “Note 20 – Fair Value” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Interest Rate Sensitivity
Interest rate sensitivity is determined by the amount of earning assets and interest bearing liabilities repricing within a specific time period, and their relative sensitivity to a change in interest rates. We strive to achieve reasonable stability in the net interest margin through periods of changing interest rates. One tool we use to measure interest rate sensitivity is gap analysis. As shown in the following table, the gap analysis depicts our position for specific time periods and the cumulative gap as a percentage of total assets.
Fixed interest rate AFS securities are scheduled according to their contractual maturity. Fixed rate loans are included in the appropriate time frame based on their scheduled amortization. Variable rate loans, which totaled $212,240 as of December 31, 2016, are included in the time frame of their earliest repricing. Time deposit liabilities are scheduled based on their contractual maturity except for variable rate time deposits in the amount of $2,988 that are included in the 0 to 3 month time frame.
Savings and NOW accounts have no contractual maturity date and are believed by us to be predominantly noninterest rate sensitive. These accounts have been classified in the gap table according to their estimated withdrawal rates based upon our analysis of deposit decay over the past five years. We believe this decay experience is consistent with our expectation for the future. As of December 31, 2016, we had a positive cumulative gap within one year. A positive gap position results when more assets, within a specified time frame, have the potential to mature or reprice than liabilities.

The following table shows the time periods and the amount of assets and liabilities available for interest rate repricing as of December 31, 2016. The interest rate sensitivity information for investment securities is based on the expected prepayments and call dates versus stated maturities. For purposes of this analysis, nonaccrual loans and the ALLL are excluded.

	0 to 3 Months	4 to 12 Months	1 to 5 Years	Over 5 Years
Interest sensitive assets
AFS securities	$27,546	$86,701	$266,277	$177,572
Loans	279,954	91,190	439,251	199,160
Total	$307,500	$177,891	$705,528	$376,732
Interest sensitive liabilities
Borrowed funds	$97,694	$40,000	$180,000	$20,000
Time deposits	68,705	129,672	210,156	24,881
Savings	46,418	26,878	105,675	168,259
NOW	2,919	8,757	40,325	157,324
Total	$215,736	$205,307	$536,156	$370,464
Cumulative gap	$91,764	$64,348	$233,720	$239,988
Cumulative gap as a % of assets	5.30%	3.71%	13.49%	13.85%
The following table shows the maturity of commercial and agricultural loans outstanding at December 31, 2016. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.

	1 Year or Less	1 to 5 Years	Over 5 Years	Total
Commercial and agricultural	$115,973	$363,221	$222,962	$702,156
Interest sensitivity
Loans maturing after one year that have:
Fixed interest rates		$300,999	$215,298
Variable interest rates		62,222	7,664
Total		$363,221	$222,962

Liquidity
Liquidity is monitored regularly by our Market Risk Committee, which consists of members of senior management. The committee reviews projected cash flows, key ratios, and liquidity available from both primary and secondary sources.
Our primary sources of liquidity are cash and cash equivalents and unencumbered AFS securities. These categories totaled $307,112 or 17.73% of assets as of December 31, 2016 as compared to $387,707 or 23.24% as of December 31, 2015. Liquidity is important for financial institutions because of their need to meet loan funding commitments, depositor withdrawal requests, and various other commitments including expansion of operations, investment opportunities, and payment of cash dividends. Liquidity varies significantly daily, based on customer activity.
Our primary source of funds is deposit accounts. We also have the ability to borrow from the FHLB, the FRB, and through various correspondent banks in the form of federal funds purchased and a line of credit. These funding methods typically carry a higher interest rate than traditional market deposit accounts. Some borrowed funds, including FHLB advances, FRB Discount Window advances, and repurchase agreements, require us to pledge assets, typically in the form of AFS securities or loans as collateral. As of December 31, 2016, we had available lines of credit of $99,118.
The following table summarizes our sources and uses of cash for the years ended December 31:

	2016	2015	$ Variance
Net cash provided by (used in) operating activities	$19,162	$12,090	$7,072
Net cash provided by (used in) investing activities	(68,831)	(113,499)	44,668
Net cash provided by (used in) financing activities	50,994	103,072	(52,078)
Increase (decrease) in cash and cash equivalents	1,325	1,663	(338)
Cash and cash equivalents January 1	21,569	19,906	1,663
Cash and cash equivalents December 31	$22,894	$21,569	$1,325

Quantitative and Qualitative Disclosures about Market Risk
Our primary market risks are interest rate risk and liquidity risk. We have no significant foreign exchange risk, except for interest rate locks and forward loan commitments, in the management of IRR. Any changes in foreign exchange rates or commodity prices would not have a significant impact on our interest income and cash flows.
IRR is the exposure of our net interest income to changes in interest rates. IRR results from the difference in the maturity or repricing frequency of a financial institution's interest earning assets and its interest bearing liabilities. IRR is the fundamental method by which financial institutions earn income and create shareholder value. Excessive exposure to IRR could pose a significant risk to our earnings and capital.
The FRB has adopted a policy requiring us to effectively manage the various risks that can have a material impact on our safety and soundness. The risks include credit, interest rate, liquidity, operational, and reputational. We have policies, procedures, and internal controls for measuring and managing these risks. Specifically, our Funds Management policy and procedures include defining acceptable types and terms of investments and funding sources, liquidity requirements, limits on investments in long term assets, limiting the mismatch in repricing opportunity of assets and liabilities, and the frequency of measuring and reporting to our Board.
The primary technique to measure IRR is simulation analysis. Simulation analysis forecasts the effects on the balance sheet structure and net interest income under a variety of scenarios that incorporate changes in interest rates, the shape of yield curves, interest rate relationships, loan prepayments, and changes in funding sources. These forecasts are compared against net interest income projected in a stable interest rate environment. While many assets and liabilities reprice either at maturity or in accordance with their contractual terms, several balance sheet components demonstrate characteristics that require an evaluation to more accurately reflect their repricing behavior. Key assumptions in the simulation analysis include prepayments on loans, probable calls of investment securities, changes in market conditions, loan volumes and loan pricing, deposit sensitivity, and customer preferences. These assumptions are inherently uncertain as they are subject to fluctuation and revision in a dynamic environment. As a result, the simulation analysis cannot precisely forecast the impact of rising and falling interest rates on net interest income. Actual results will differ from simulated results due to many other factors, including changes in balance sheet components, interest rate changes, changes in market conditions, and management strategies.
Our interest rate sensitivity is estimated by first forecasting the next 12 and 24 months of net interest income under an assumed environment of a constant balance sheet and constant market interest rates (base case). We then compare the results of various simulation analyses to the base case. At December 31, 2016, we projected the change in net interest income during the next 12 and 24 months assuming market interest rates were to immediately decrease by 100 basis points and increase by 100, 200, 300, and 400 basis points in a parallel fashion over the entire yield curve during the same time period. We did not project scenarios showing decreases in interest rates beyond 100 basis points as this is considered extremely unlikely given current interest rate levels. These projections were based on our assets and liabilities remaining static over the next 12 and 24 months, while factoring in probable calls and prepayments of certain investment securities and real estate residential and consumer loans. While it is extremely unlikely that interest rates would immediately increase to these levels, we feel that these extreme scenarios help us identify potential gaps and mismatches in the repricing characteristics of assets and liabilities. We regularly monitor our projected net interest income sensitivity to ensure that it remains within established limits. As of December 31, 2016, our interest rate sensitivity results were within Board approved limits.
The following tables summarize our interest rate sensitivity for 12 and 24 months as of:

	December 31, 2016
	12 Months					24 Months
Immediate basis point change assumption (short-term)	-100	+100	+200	+300	+400	-100	+100	+200	+300	+400
Percent change in net interest income vs. constant rates	(4.49)%	2.19%	4.31%	5.68%	6.67%	(5.32)%	2.64%	5.01%	6.33%	6.75%

	December 31, 2015
	12 Months					24 Months
Immediate basis point change assumption (short-term)	-100	+100	+200	+300	+400	-100	+100	+200	+300	+400
Percent change in net interest income vs. constant rates	(2.08)%	1.27%	2.00%	2.11%	2.23%	(1.77)%	2.00%	3.47%	4.02%	4.39%
Gap analysis, the secondary method to measure IRR, measures the cash flows and/or the earliest repricing of our interest bearing assets and liabilities. This analysis is useful for measuring trends in the repricing characteristics of the balance sheet. Significant assumptions are required in this process because of the embedded repricing options contained in assets and liabilities. Residential real estate and consumer loans allow the borrower to repay the balance prior to maturity without penalty, while commercial and agricultural loans have prepayment penalties. The amount of prepayments is dependent upon many factors, including the interest rate of a given loan in comparison to the current offering rates, the level of sales of used homes, and the overall availability of credit in the market place. Generally, a decrease in interest rates will result in an increase in cash flows from these assets. A significant portion of our securities are callable or have prepayment options. The call and prepayment options are more likely to be exercised in a period of decreasing interest rates. Savings and demand accounts may generally be withdrawn on request without prior notice. The timing of cash flows from these deposits is estimated based on historical experience. Certificates of deposit have penalties that discourage early withdrawals.
The following tables provide information about assets and liabilities that are sensitive to changes in interest rates as of December 31, 2016 and December 31, 2015. The principal amounts of investments, loans, other interest earning assets, borrowings, and time deposits maturing were calculated based on the contractual maturity dates. Estimated cash flows for savings and NOW accounts are based on our estimated deposit decay rates.

	December 31, 2016
	2017	2018	2019	2020	2021	Thereafter	Total	Fair Value
Rate sensitive assets
Other interest bearing assets	$2,727	$—	$—	$—	$—	$—	$2,727	$2,727
Average interest rates	0.34%	—	—	—	—	—	0.34%
AFS securities	$114,247	$71,220	$64,931	$63,150	$66,976	$177,572	$558,096	$558,096
Average interest rates	2.35%	2.38%	2.45%	2.64%	2.57%	2.50%	2.47%
Fixed interest rate loans (1)	$159,964	$115,741	$103,514	$107,185	$112,811	$199,160	$798,375	$778,769
Average interest rates	4.15%	4.25%	4.34%	4.16%	4.15%	4.10%	4.18%
Variable interest rate loans (1)	$69,024	$29,179	$38,248	$16,179	$23,632	$35,978	$212,240	$212,240
Average interest rates	4.83%	4.32%	4.16%	3.62%	3.74%	3.86%	4.26%
Rate sensitive liabilities
Fixed rate borrowed funds	$137,694	$50,000	$60,000	$10,000	$50,000	$20,000	$327,694	$326,975
Average interest rates	0.83%	2.16%	1.99%	1.98%	1.91%	2.54%	1.55%
Variable rate borrowed funds	$—	$—	$—	$—	$10,000	$—	$10,000	$10,000
Average interest rates	—	—	—	—	1.21%	—	1.21%
Savings and NOW accounts	$84,972	$42,596	$38,220	$34,326	$30,858	$325,583	$556,555	$556,555
Average interest rates	0.57%	0.12%	0.11%	0.11%	0.11%	0.11%	0.18%
Fixed interest rate certificates of deposit	$195,389	$80,139	$45,110	$33,929	$50,978	$24,881	$430,426	$427,100
Average interest rates	0.86%	1.18%	1.35%	1.58%	1.68%	1.84%	1.18%
Variable interest rate certificates of deposit	$1,078	$1,910	$—	$—	$—	$—	$2,988	$2,988
Average interest rates	0.62%	0.99%	—	—	—	—	0.85%

	December 31, 2015
	2016	2017	2018	2019	2020	Thereafter	Total	Fair Value
Rate sensitive assets
Other interest bearing assets	$2,659	$100	$—	$—	$—	$—	$2,759	$2,758
Average interest rates	0.23%	0.35%	—	—	—	—	0.24%
AFS securities	$148,692	$120,692	$81,726	$73,541	$71,083	$164,402	$660,136	$660,136
Average interest rates	2.16%	2.11%	2.18%	2.25%	2.37%	2.43%	2.25%
Fixed interest rate loans (1)	$116,143	$130,873	$103,265	$83,457	$91,436	$156,784	$681,958	$670,864
Average interest rates	4.56%	4.42%	4.27%	4.36%	4.18%	4.28%	4.35%
Variable interest rate loans (1)	$61,672	$24,289	$24,359	$14,398	$16,842	$26,974	$168,534	$168,534
Average interest rates	4.08%	4.12%	4.19%	3.45%	3.40%	3.69%	3.92%
Rate sensitive liabilities
Fixed rate borrowed funds	$104,732	$50,000	$50,000	$40,000	$10,000	$40,000	$294,732	$297,495
Average interest rates	0.47%	1.56%	2.16%	2.35%	1.98%	2.67%	1.55%
Variable rate borrowed funds	$15,000	$—	$—	$—	$—	$—	$15,000	$15,000
Average interest rates	0.62%	—	—	—	—	—	0.62%
Savings and NOW accounts	$80,242	$42,064	$37,773	$33,950	$30,548	$325,730	$550,307	$550,307
Average interest rates	0.59%	0.11%	0.11%	0.11%	0.11%	0.11%	0.18%
Fixed interest rate certificates of deposit	$190,500	$89,689	$63,167	$23,883	$33,012	$21,028	$421,279	$419,828
Average interest rates	0.92%	1.26%	1.27%	1.50%	1.59%	1.84%	1.18%
Variable interest rate certificates of deposit	$1,358	$243	$—	$—	$—	$—	$1,601	$1,601
Average interest rates	0.49%	0.40%	—	—	—	—	0.48%
 (1) The fair value reported is exclusive of the allocation of the ALLL.
We do not believe that there has been a material change in the nature or categories of our primary market risk exposure, or the particular markets that present the primary risk of loss. As of the date of this report, we do not know of or expect there to be any material change in the general nature of our primary market risk exposure in the near term. As of the date of this report, we do not expect to make material changes in those methods in the near term. We may change those methods in the future to adapt to changes in circumstances or to implement new techniques.

Report of Independent Registered Public Accounting Firm
Shareholders and Board of Directors
Isabella Bank Corporation
Mount Pleasant, Michigan
We have audited the accompanying consolidated balance sheets of Isabella Bank Corporation as of December 31, 2016 and 2015, and the related consolidated statements of changes in shareholders’ equity, income, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2016. We also have audited Isabella Bank Corporation’s internal control over financial reporting as of December 31, 2016, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). Isabella Bank Corporation’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the effectiveness of Isabella Bank Corporation’s internal control over financial reporting, based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material misstatement exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. We believe that our audits provide a reasonable basis for our opinion.
A corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A corporation’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the corporation are being made only in accordance with authorizations of management and directors of the corporation; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the corporation’s assets that could have a material effect on the consolidated financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Isabella Bank Corporation as of December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion Isabella Bank Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2016, based on the COSO criteria.

Rehmann Robson LLC
Saginaw, Michigan
March 7, 2017

Consolidated Financial Statements
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31
	2016	2015
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$20,167	$18,810
Interest bearing balances due from banks	2,727	2,759
Total cash and cash equivalents	22,894	21,569
AFS securities (amortized cost of $557,648 in 2016 and $654,348 in 2015)	558,096	660,136
Mortgage loans AFS	1,816	1,187
Loans
Commercial	575,664	448,381
Agricultural	126,492	115,911
Residential real estate	266,050	251,501
Consumer	42,409	34,699
Gross loans	1,010,615	850,492
Less allowance for loan and lease losses	7,400	7,400
Net loans	1,003,215	843,092
Premises and equipment	29,314	28,331
Corporate owned life insurance policies	26,300	26,423
Accrued interest receivable	6,580	6,269
Equity securities without readily determinable fair values	21,694	22,286
Goodwill and other intangible assets	48,666	48,828
Other assets	13,576	9,991
TOTAL ASSETS	$1,732,151	$1,668,112
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$205,071	$191,376
NOW accounts	209,325	212,666
Certificates of deposit under $100 and other savings	520,219	521,793
Certificates of deposit over $100	260,425	238,728
Total deposits	1,195,040	1,164,563
Borrowed funds	337,694	309,732
Accrued interest payable and other liabilities	11,518	9,846
Total liabilities	1,544,252	1,484,141
Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,821,069 shares (including 26,042 shares held in the Rabbi Trust) in 2016 and 7,799,867 shares (including 19,401 shares held in the Rabbi Trust) in 2015	139,525	139,198
Shares to be issued for deferred compensation obligations	5,038	4,592
Retained earnings	46,114	39,960
Accumulated other comprehensive income (loss)	(2,778)	221
Total shareholders’ equity	187,899	183,971
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,732,151	$1,668,112

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Dollars in thousands except per share amounts)

	Common Stock
	Common Shares Outstanding	Amount	Common Shares to be Issued for Deferred Compensation Obligations	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Totals
Balance, January 1, 2014	7,723,023	$137,580	$4,148	$25,222	$(6,341)	$160,609
Comprehensive income (loss)	—	—	—	13,724	5,835	19,559
Issuance of common stock	182,755	4,227	—	—	—	4,227
Common stock issued for deferred compensation obligations	6,126	143	(143)	—	—	—
Common stock transferred from the Rabbi Trust to satisfy deferred compensation obligations	—	258	(258)	—	—	—
Share-based payment awards under equity compensation plan	—	—	495	—	—	495
Common stock purchased for deferred compensation obligations	—	(331)	—	—	—	(331)
Common stock repurchased pursuant to publicly announced repurchase plan	(135,630)	(3,122)	—	—	—	(3,122)
Cash dividends paid ($0.89 per common share)	—	—	—	(6,843)	—	(6,843)
Balance, December 31, 2014	7,776,274	138,755	4,242	32,103	(506)	174,594
Comprehensive income (loss)	—	—	—	15,130	727	15,857
Issuance of common stock	216,700	5,201	—	—	—	5,201
Common stock issued for deferred compensation obligations	—	—	—	—	—	—
Common stock transferred from the Rabbi Trust to satisfy deferred compensation obligations	—	200	(200)	—	—	—
Share-based payment awards under equity compensation plan	—	—	550	—	—	550
Common stock purchased for deferred compensation obligations	—	(368)	—	—	—	(368)
Common stock repurchased pursuant to publicly announced repurchase plan	(193,107)	(4,590)	—	—	—	(4,590)
Cash dividends paid ($0.94 per common share)	—	—	—	(7,273)	—	(7,273)
Balance, December 31, 2015	7,799,867	139,198	4,592	39,960	221	183,971
Comprehensive income (loss)	—	—	—	13,799	(2,999)	10,800
Issuance of common stock	179,903	5,023	—	—	—	5,023
Common stock issued for deferred compensation obligations	—	—	—	—	—	—
Common stock transferred from the Rabbi Trust to satisfy deferred compensation obligations	—	127	(127)	—	—	—
Share-based payment awards under equity compensation plan	—	—	573	—	—	573
Common stock purchased for deferred compensation obligations	—	(383)	—	—	—	(383)
Common stock repurchased pursuant to publicly announced repurchase plan	(158,701)	(4,440)	—	—	—	(4,440)
Cash dividends paid ($0.98 per common share)	—	—	—	(7,645)	—	(7,645)
Balance, December 31, 2016	7,821,069	$139,525	$5,038	$46,114	$(2,778)	$187,899
The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands except per share amounts)

	Year Ended December 31
	2016	2015	2014
Interest income
Loans, including fees	$38,537	$35,853	$36,629
AFS securities
Taxable	8,746	9,053	8,092
Nontaxable	5,715	5,996	5,911
Federal funds sold and other	668	600	516
Total interest income	53,666	51,502	51,148
Interest expense
Deposits	5,836	5,850	6,295
Borrowings	5,029	4,313	3,675
Total interest expense	10,865	10,163	9,970
Net interest income	42,801	41,339	41,178
Provision for loan losses	(135)	(2,771)	(668)
Net interest income after provision for loan losses	42,936	44,110	41,846
Noninterest income
Service charges and fees	5,230	5,437	5,411
Net gain on sale of mortgage loans	651	573	514
Earnings on corporate owned life insurance policies	761	771	751
Net gains on sale of AFS securities	245	163	97
Other	4,221	3,415	2,552
Total noninterest income	11,108	10,359	9,325
Noninterest expenses
Compensation and benefits	19,482	19,069	18,502
Furniture and equipment	6,162	5,886	5,337
Occupancy	3,227	3,037	2,979
Other	9,026	8,059	8,285
Total noninterest expenses	37,897	36,051	35,103
Income before federal income tax expense	16,147	18,418	16,068
Federal income tax expense	2,348	3,288	2,344
NET INCOME	$13,799	$15,130	$13,724
Earnings per common share
Basic	$1.77	$1.95	$1.77
Diluted	$1.73	$1.90	$1.74
Cash dividends per common share	$0.98	$0.94	$0.89

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)

	Year Ended December 31
	2016	2015	2014
Net income	$13,799	$15,130	$13,724
Unrealized gains (losses) on AFS securities
Unrealized gains (losses) arising during the period	(5,865)	310	11,290
Reclassification adjustment for net realized (gains) losses included in net income	(245)	(163)	(97)
Reclassification adjustment for impairment loss included in net income	770	—	—
Comprehensive income (loss) before income tax (expense) benefit	(5,340)	147	11,193
Tax effect (1)	1,834	87	(3,684)
Unrealized gains (losses) on AFS securities, net of tax	(3,506)	234	7,509
Unrealized gains (losses) on derivative instruments
Unrealized gains (losses) on derivative instruments arising during the period	248	—	—
Tax effect	(84)	—	—
Unrealized gains (losses) on AFS securities, net of tax	164	—	—
Change in unrecognized pension cost on defined benefit pension plan
Change in unrecognized pension cost arising during the period	282	255	(2,836)
Reclassification adjustment for net periodic benefit cost included in net income	238	492	300
Net change in unrecognized pension cost	520	747	(2,536)
Tax effect	(177)	(254)	862
Change in unrealized pension cost, net of tax	343	493	(1,674)
Other comprehensive income (loss), net of tax	(2,999)	727	5,835
Comprehensive income (loss)	$10,800	$15,857	$19,559

(1)	See “Note 18 – Accumulated Other Comprehensive Income (Loss)” in the accompanying notes to consolidated financial statements for tax effect reconciliation.

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31
	2016	2015	2014
OPERATING ACTIVITIES
Net income	$13,799	$15,130	$13,724
Reconciliation of net income to net cash provided by operating activities:
Provision for loan losses	(135)	(2,771)	(668)
Impairment of foreclosed assets	10	99	123
Depreciation	2,821	2,677	2,551
Amortization of OMSR	394	340	265
Amortization of acquisition intangibles	162	169	183
Net amortization of AFS securities	2,747	2,074	1,830
AFS security impairment loss	770	—	—
Net (gains) losses on sale of AFS securities	(245)	(163)	(97)
Net gain on sale of mortgage loans	(651)	(573)	(514)
Increase in cash value of corporate owned life insurance policies	(761)	(771)	(751)
Gains from redemption of corporate owned life insurance policies	(469)	—	—
Share-based payment awards under equity compensation plan	573	550	495
Deferred income tax (benefit) expense	(282)	1,692	207
Origination of loans held-for-sale	(33,089)	(42,887)	(28,135)
Proceeds from loan sales	33,111	43,174	28,852
Net changes in operating assets and liabilities which provided (used) cash:
Accrued interest receivable	(311)	(418)	(409)
Other assets	(954)	(5,322)	(1,392)
Accrued interest payable and other liabilities	1,672	(910)	1,298
Net cash provided by (used in) operating activities	19,162	12,090	17,562
INVESTING ACTIVITIES
Activity in AFS securities
Sales	35,664	1,319	13,362
Maturities, calls, and principal payments	137,278	90,036	68,188
Purchases	(79,514)	(185,721)	(127,562)
Net loan principal (originations) collections	(160,294)	(15,029)	(27,876)
Proceeds from sales of foreclosed assets	486	1,523	1,775
Purchases of premises and equipment	(3,804)	(5,127)	(2,713)
Purchases of corporate owned life insurance policies	—	(500)	—
Proceeds from redemption of corporate owned life insurance policies	1,353	—	—
Net cash provided by (used in) investing activities	(68,831)	(113,499)	(74,826)

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Dollars in thousands)

	Year Ended December 31
	2016	2015	2014
FINANCING ACTIVITIES
Net increase (decrease) in deposits	30,477	90,079	30,718
Net increase (decrease) in borrowed funds	27,962	20,023	10,383
Cash dividends paid on common stock	(7,645)	(7,273)	(6,843)
Proceeds from issuance of common stock	5,023	5,201	4,227
Common stock repurchased	(4,440)	(4,590)	(3,122)
Common stock purchased for deferred compensation obligations	(383)	(368)	(331)
Net cash provided by (used in) financing activities	50,994	103,072	35,032
Increase (decrease) in cash and cash equivalents	1,325	1,663	(22,232)
Cash and cash equivalents at beginning of period	21,569	19,906	42,138
Cash and cash equivalents at end of period	$22,894	$21,569	$19,906
SUPPLEMENTAL CASH FLOWS INFORMATION:
Interest paid	$10,836	$10,176	$10,045
Income taxes paid	1,415	3,493	1,454
SUPPLEMENTAL NONCASH INFORMATION:
Transfers of loans to foreclosed assets	$306	$1,158	$1,371

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share amounts)
Note 1 – Nature of Operations and Summary of Significant Accounting Policies
BASIS OF PRESENTATION AND CONSOLIDATION: The consolidated financial statements include the accounts of Isabella Bank Corporation, a financial services holding company, and its wholly owned subsidiary, Isabella Bank. All intercompany balances and accounts have been eliminated in consolidation. References to "the Corporation," “Isabella,” “we,” “our,” “us,” and similar terms refer to the consolidated entity consisting of Isabella Bank Corporation and its subsidiary. Isabella Bank Corporation refers solely to the parent holding company, and Isabella Bank or the “Bank” refer to Isabella Bank Corporation’s subsidiary, Isabella Bank.
For additional information, see “Note 19 – Related Party Transactions.”
NATURE OF OPERATIONS: Isabella Bank Corporation is a financial services holding company offering a wide array of financial products and services in several mid-Michigan counties. Our banking subsidiary, Isabella Bank, offers banking services through 29 locations and a loan production office, 24 hour banking services locally and nationally through shared automatic teller machines, 24 hour online banking, mobile banking, and direct deposits to businesses, institutions, and individuals. Lending services offered include commercial loans, agricultural loans, residential real estate loans, and consumer loans. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust and investment services, safe deposit box rentals, and credit life insurance. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of our principal markets. Our results of operations can be significantly affected by changes in interest rates and changes in the local economic environment.
USE OF ESTIMATES: In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, we make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.
Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the ALLL, the fair value of AFS investment securities, and the valuation of goodwill and other intangible assets.
FAIR VALUE MEASUREMENTS: Fair value refers to the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants in the market in which the reporting entity transacts such sales or transfers based on the assumptions market participants would use when pricing an asset or liability. Assumptions are developed based on prioritizing information within a fair value hierarchy that gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, such as the reporting entity’s own data. We may choose to measure eligible items at fair value at specified election dates.
For assets and liabilities recorded at fair value, it is our policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements for those financial instruments for which there is an active market. In cases where the market for a financial asset or liability is not active, we include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when developing fair value measurements. Fair value measurements for assets and liabilities for which limited or no observable market data exists are accordingly based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.
We utilize fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Investment securities AFS are recorded at fair value on a recurring basis. Additionally, from time-to-time, we may be required to record other assets and liabilities at fair value on a nonrecurring basis, such as mortgage loans AFS, impaired loans, foreclosed assets, OMSR, goodwill, and certain other assets and liabilities. These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy
Under fair value measurement and disclosure authoritative guidance, we group assets and liabilities measured at fair value into three levels, based on the markets in which the assets and liabilities are traded, and the reliability of the assumptions used to determine fair value, based on the prioritization of inputs in the valuation techniques. These levels are:

Level 1:	Valuation is based upon quoted prices for identical instruments traded in active markets.
Level 2:
Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model based valuation techniques for which all significant assumptions are observable in the market.

Level 3:
Valuation is generated from model based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. Transfers between measurement levels are recognized at the end of reporting periods.
For further discussion of fair value considerations, refer to “Note 20 – Fair Value.”
SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK: Most of our activities conducted are with customers located within the central Michigan area. A significant amount of our outstanding loans are secured by commercial and residential real estate. Other than these types of loans, there is no significant concentration to any other industry or any one customer.
CASH AND CASH EQUIVALENTS: For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold, and other deposit accounts. Generally, federal funds sold are for a one day period. We maintain deposit accounts in various financial institutions which generally exceed federally insured limits or are not insured. We do not believe we are exposed to any significant interest, credit or other financial risk as a result of these deposits.
AFS SECURITIES: Purchases of investment securities are generally classified as AFS. However, we may elect to classify securities as either held to maturity or trading. Securities classified as AFS are recorded at fair value, with unrealized gains and losses, net of the effect of deferred income taxes, excluded from earnings and reported in other comprehensive income. Included in AFS securities are auction rate money market preferreds and preferred stocks. These investments are considered equity securities for federal income tax purposes, and as such, no estimated federal income tax impact is expected or recorded. Auction rate money market preferred securities and preferred stocks are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains and losses on the sale of AFS securities are determined using the specific identification method.
AFS securities are reviewed quarterly for possible OTTI. In determining whether an OTTI exists for debt securities, we assert that: (a) we do not have the intent to sell the security; and (b) it is more likely than not we will not have to sell the security before recovery of its cost basis. If these conditions are not met, we recognize an OTTI charge through earnings for the difference between the debt security’s amortized cost basis and its fair value, and such amount is included in noninterest income. For debt securities that do not meet the above criteria, and we do not expect to recover the security’s amortized cost basis, the security is considered other-than-temporarily impaired. For these debt securities, we separate the total impairment into the credit risk loss component and the amount of the loss related to market and other risk factors. In order to determine the amount of the credit loss for a debt security, we calculate the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows we expect to recover. The amount of the total OTTI related to the credit risk is recognized in earnings and is included in noninterest income. The amount of the total OTTI related to other risk factors is recognized as a component of other comprehensive income. For debt securities that have recognized an OTTI through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the cash flows expected to be collected is accreted as interest income.
AFS equity securities are reviewed for OTTI at each reporting date. This evaluation considers a number of factors including, but not limited to, the length of time and extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, and our ability and intent to hold the securities until fair value recovers. If it is determined that we do not have the ability and intent to hold the securities until recovery or that there are conditions that indicate that a security may not recover in value then the difference between the fair value and the cost of the security is recognized in earnings and is included in noninterest income.

LOANS: Loans that we have the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge-offs, the ALLL, and any deferred fees or costs on originated loans. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the level yield method.
The accrual of interest on agricultural, commercial and mortgage loans is discontinued at the time the loan is 90 days or more past due unless the credit is well secured and in the process of collection. Consumer loans are typically charged-off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. For loans that are placed on nonaccrual status or charged-off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected is charged against the ALLL. The interest on these loans is accounted for on the cash-basis, until qualifying for return to accrual status. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.
ALLOWANCE FOR LOAN AND LEASE LOSSES: The ALLL is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when we believe the uncollectability of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.
We evaluate the ALLL on a regular basis which is based upon our periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
The ALLL consists of specific, general, and unallocated components. The specific component relates to loans that are deemed to be impaired. For such loans that are also analyzed for specific allowance allocations, an allowance is established when the discounted cash flows, collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non classified loans and is based on historical loss experience. An unallocated component is maintained to cover uncertainties that we believe affect our estimate of probable losses based on qualitative factors. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.
Loans may be classified as impaired if they meet one or more of the following criteria:

1.	There has been a charge-off of its principal balance;

2.	The loan has been classified as a TDR; or

3.	The loan is in nonaccrual status.
Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell, if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.
LOANS HELD FOR SALE: Mortgage loans held for sale on the secondary market are carried at the lower of cost or fair value as determined by aggregating outstanding commitments from investors or current investor yield requirements. Net unrealized losses, if any, would be recognized as a component of other noninterest expenses.
Mortgage loans held for sale are sold with the mortgage servicing rights retained by us. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.
TRANSFERS OF FINANCIAL ASSETS: Transfers of financial assets, including mortgage loans and participation loans, are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is determined to be surrendered when 1) the assets have been legally isolated from us, 2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and 3) we do not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. Other than servicing, we have no substantive continuing involvement related to these loans.
SERVICING: Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. We have no purchased servicing rights. For sales of mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.
Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant risk characteristics, such as interest rate, loan type, and investor type. Impairment is recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the capitalized amount for the tranche. If we later determine that all or a portion of the impairment no longer exists for a particular tranche, a reduction of the valuation allowance may be recorded as an increase to income. Capitalized servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. The unpaid principal balance of mortgages serviced for others was $272,882 and $287,029 with capitalized servicing rights of $2,306 and $2,505 at December 31, 2016 and 2015, respectively.
Servicing fee income is recorded for fees earned for servicing loans for others. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. We recorded servicing fee revenue of $696, $712, and $720 related to residential mortgage loans serviced for others during 2016, 2015, and 2014, respectively, which is included in other noninterest income.
FORECLOSED ASSETS: Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of our carrying amount or fair value less estimated selling costs at the date of transfer, establishing a new cost basis. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the ALLL. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less costs to sell. Impairment losses on property to be held and used are measured at the amount by which the carrying amount of property exceeds its fair value. Costs relating to holding these assets are expensed as incurred. We periodically perform valuations and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of our carrying amount or fair value less costs to sell. Foreclosed assets of $231 and $421 as of December 31, 2016 and 2015, respectively, are included in other assets.
PREMISES AND EQUIPMENT: Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation which is computed principally by the straight-line method based upon the estimated useful lives of the related assets, which range from 3 to 40 years. Major improvements are capitalized and appropriately amortized based upon the useful lives of the related assets or the expected terms of the leases, if shorter, using the straight-line method. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur. We annually review these assets to determine whether carrying values have been impaired.
EQUITY SECURITIES WITHOUT READILY DETERMINABLE FAIR VALUES: Included in equity securities without readily determinable fair values are our holdings in FHLB stock and FRB stock as well as our ownership interests in Corporate Settlement Solutions, LLC and Valley Financial Corporation. Our investment in Corporate Settlement Solutions, LLC, a title insurance company, was made in the 1st quarter of 2008. We are not the managing entity of Corporate Settlement Solutions, LLC, and account for our investment in that entity under the equity method of accounting. Valley Financial Corporation is the parent company of 1st State Bank in Saginaw, Michigan, which is a bank that opened in 2005. We made investments in Valley Financial Corporation in 2004 and in 2007. In 2016, we sold all shares of Valley Financial Corporation common stock.
Equity securities without readily determinable fair values consist of the following as of December 31:

	2016	2015
FHLB Stock	$11,900	$11,700
Corporate Settlement Solutions, LLC	7,461	7,249
FRB Stock	1,999	1,999
Valley Financial Corporation	—	1,000
Other	334	338
Total	$21,694	$22,286
EQUITY COMPENSATION PLAN: At December 31, 2016, the Directors Plan had 213,470 shares eligible to be issued to participants, for which the Rabbi Trust held 26,042 shares. We had 200,017 shares to be issued in 2015, with 19,401 shares held in the Rabbi Trust. Compensation costs relating to share based payment transactions are recognized as the services are rendered, with the cost measured based on the fair value of the equity or liability instruments issued (see “Note 17 – Benefit Plans”). We have no other equity-based compensation plans.
CORPORATE OWNED LIFE INSURANCE: We have purchased life insurance policies on key members of management. In the event of death of one of these individuals, we would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value, or the amount that can be realized on the balance sheet dates. Increases in cash surrender value in excess of single premiums paid are reported as other noninterest income.
As of December 31, 2016 and 2015, the present value of the post retirement benefits payable by us to the covered employees was estimated to be $2,174 and $2,853, respectively, and is included in accrued interest payable and other liabilities. The periodic policy maintenance costs were $(8), $71, and $83 for 2016, 2015, and 2014, respectively and are included in other noninterest expenses.
ACQUISITION INTANGIBLES AND GOODWILL: We previously acquired branch facilities and related deposits in business combinations accounted for as a purchase. The acquisitions included amounts related to the valuation of customer deposit relationships (core deposit intangibles). Core deposit intangibles arising from acquisitions are included in goodwill and other intangible assets are being amortized over their estimated lives and evaluated for potential impairment on at least an annual basis. Goodwill, which represents the excess of the purchase price over identifiable assets, is not amortized but is evaluated for impairment on at least an annual basis. Acquisition intangibles and goodwill are typically qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired. If it is determined that the carrying balance is more likely than not to be impaired, we perform a cash flow valuation to determine the extent of the potential impairment. This valuation method requires a significant degree of our judgment. In the event the projected undiscounted net operating cash flows for these intangible assets are less than the carrying value, the asset is recorded at fair value as determined by the valuation model.
OFF BALANCE SHEET CREDIT RELATED FINANCIAL INSTRUMENTS: In the ordinary course of business, we have entered into commitments to extend credit, including commitments under credit card arrangements, home equity lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded only when funded.
FEDERAL INCOME TAXES: Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax assets or liability is determined based on the tax effects of the temporary differences between the book and tax basis on the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. Valuation allowances are established, where necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.
We analyze our filing positions in the jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have also elected to retain our existing accounting policy with respect to the treatment of interest and penalties attributable to income taxes, and continue to reflect any charges for such, to the extent they arise, as a component of our noninterest expenses.
DEFINED BENEFIT PENSION PLAN: We maintain a noncontributory defined benefit pension plan, which was curtailed effective March 1, 2007. Defined benefit pension plan expenses are included in “compensation and benefits" on the consolidated statements of income and are funded consistent with the requirements of federal laws and regulations. The current benefit obligation is included in "accrued interest payable and other liabilities" on the consolidated balance sheets. Inherent in the determination of defined benefit pension costs are assumptions concerning future events that will affect the amount and timing of required benefit payments under the plan. These assumptions include demographic assumptions such as mortality, a discount rate used to determine the current benefit obligation and a long-term expected rate of return on plan assets. Net periodic benefit cost includes interest cost based on the assumed discount rate, an expected return on plan assets based on an actuarially derived market-related value of assets, and amortization of unrecognized net actuarial gains or losses. Actuarial gains and losses result from experience different from that assumed and from changes in assumptions (excluding asset gains and losses not yet reflected in market-related value). Amortization of actuarial gains and losses is included as a component of net periodic defined benefit pension cost.
For additional information, see "Note 17 – Benefit Plans."
MARKETING COSTS: Marketing costs are expensed as incurred (see “Note 11 – Other Noninterest Expenses”).
RECLASSIFICATIONS: Certain amounts reported in the 2015 and 2014 consolidated financial statements have been reclassified to conform with the 2016 presentation.

Note 2 – Computation of Earnings Per Common Share
Basic earnings per common share represents income available to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued relate solely to outstanding shares in the Directors Plan, see "Note 17 – Benefit Plans."
Earnings per common share have been computed based on the following:

	2016	2015	2014
Average number of common shares outstanding for basic calculation	7,813,739	7,775,988	7,734,161
Average potential effect of common shares in the Directors Plan (1)	185,611	177,988	171,393
Average number of common shares outstanding used to calculate diluted earnings per common share	7,999,350	7,953,976	7,905,554
Net income	$13,799	$15,130	$13,724
Earnings per common share
Basic	$1.77	$1.95	$1.77
Diluted	$1.73	$1.90	$1.74

(1)	Exclusive of shares held in the Rabbi Trust
Note 3 – Accounting Standards Updates
Pending Accounting Standards Updates
ASU No. 2016-01: “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Liabilities”
In January 2016, ASU No. 2016-01 set forth the following: 1) requires equity investments, with certain exceptions, to be measured at fair value with changes in fair value recognized in net income; 2) simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment and when an impairment exists, an entity is required to measure the investment at fair value; 3) for public entities, eliminates the requirement to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; 4) for public entities, requires the use of exit price notion when measuring the fair value of financial instruments for disclosure purposes; 5) requires an entity to present separately in other comprehensive income, the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; 6) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or the accompanying notes to the financial statements; and 7) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity's other deferred tax assets. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2017 and is not expected to have a significant impact on our operations or financial statement disclosures.
ASU No. 2016-02: “Leases (Topic 842)”
In February 2016, ASU No. 2016-02 was issued to create Topic 842 - Leases which will require recognition of lease assets and lease liabilities on the balance sheet for leases previously classified as operating leases. Accounting guidance is set forth for both lessee and lessor accounting. Under lessee accounting, a lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term.
For finance leases, a lessee is required to do the following: 1) recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position; 2) recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income; and 3) classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases, a lessee is required to do the following: 1) recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position; 2) recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and 3) classify all cash payments within operating activities in the statement of cash flows.
The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2018 and is not expected to have a significant impact on our operations or financial statement disclosures.
ASU No. 2016-05: “Derivatives and Hedging (Topic 815): Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships”
In March 2016, ASU No. 2016-05 was issued to clarify designation of a hedging instrument when there is a change in counterparty. A change in the counterparty to a derivative instrument that has been designated as the hedging instrument under Topic 815 does not, in and of itself, require dedesignation of that hedging relationship provided that all other hedge accounting criteria continue to be met. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2016 and is not expected to have a significant impact on our operations or financial statement disclosures.
ASU No. 2016-07: “Investments - Equity Method and Joint Ventures (Topic 323): Simplifying the Transition of the Equity Method of Accounting”
In March 2016, ASU No. 2016-07 was issued and eliminates the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. Additionally, the update requires that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt the equity method of accounting as of the date the investment becomes qualified for equity method accounting. Therefore, upon qualifying for the equity method of accounting, no retroactive adjustment of the investment is required. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2016 and is not expected to have a significant impact on our operations or financial statement disclosures.
ASU No. 2016-09: “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”
In March 2016, ASU No. 2016-09 updated several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2016 and is not expected to have a significant impact on our operations or financial statement disclosures.
ASU No. 2016-13: “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”
In June 2016, ASU No. 2016-13 updated the measurement for credit losses for AFS debt securities and assets measured at amortized cost which include loans, trade receivables, and any other financial assets with the contractual right to receive cash. Current GAAP requires an “incurred loss” methodology for recognizing credit losses that delays recognition until it is probable a loss has been incurred. Under the incurred loss approach, entities are limited to a probable initial recognition threshold when credit losses are measured under GAAP; an entity generally only considers past events and current conditions in measuring the incurred loss.
In the new guidance, the incurred loss impairment methodology in current GAAP is replaced with a methodology that reflects expected credit losses. This methodology requires consideration of a broader range of reasonable and supportable information to calculate credit loss estimates. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances which applies to assets measured either collectively or individually.
The update allows an entity to revert to historical loss information that is reflective of the contractual term (considering the effect of prepayments) for periods that are beyond the time frame for which the entity is able to develop reasonable and supportable forecasts. In addition, the disclosures of credit quality indicators in relation to the amortized cost of financing receivables, a current disclosure requirement, are further disaggregated by year of origination (or vintage). The vintage information will be useful for financial statement users to better assess changes in underwriting standards and credit quality trends in asset portfolios over time and the effect of those changes on credit losses.

Overall, the update will allow entities the ability to measure expected credit losses without the restriction of incurred or probable losses that exist under current GAAP. For users of the financial statements, the update provides decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2019 and is expected to have a significant impact on our operations and financial statement disclosures as well as that of the banking industry as a whole.
ASU No. 2016-15: “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”
In August 2016, ASU No. 2016-15 was issued to provide guidance on eight specific cash flow issues: 1) debt prepayment or debt extinguishment costs; 2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; 3) contingent consideration payments made after a business combination; 4) proceeds from the settlement of insurance claims; 5) proceeds from the settlement of corporate-owned life insurance policies; 6) including bank-owned life insurance policies; 7) distributions received from equity method investees, beneficial interests in securitization transactions; and 8) separately identifiable cash flows and application of the predominance principle. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2017 and is not expected to have a significant impact on our operations or financial statement disclosures.
ASU No. 2016-16: “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory”
In October 2016, ASU No. 2016-16 was issued to improve the accounting for the income tax consequences of intra-entity transfers of assets other than inventory. The new guidance eliminates the requirement of the sale of the asset to recognize current and deferred income taxes. Instead, current and deferred income taxes will be recognized on an intra-entity transfer of an asset other than inventory when the transfer occurs. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2017 and is not expected to have a significant impact on our operations or financial statement disclosures.
ASU No. 2016-17: “Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control”
In October 2016, ASU No. 2016-17 was issued to amend the previous consolidation guidance on how a reporting entity that is the single decision maker of a variable interest entity (VIE) should treat indirect interests in the entity held through related parties that are under common control with the reporting entity when determining whether it is the primary beneficiary of that VIE. In the amendment, a single decision maker is not required to consider indirect interests held through related parties that are under common control with the single decision maker to be the equivalent of direct interests in their entirety. Instead, a single decision maker is required to include those interests on a proportionate basis consistent with indirect interests held through other related parties. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2016 and is not expected to have an impact on our operations or financial statement disclosures.
ASU No. 2016-18: “Statement of Cash Flows (Topic 230): Restricted Cash”
In November 2016, ASU No. 2016-18 was issued to provide guidance on the classification and presentation of changes in restricted cash on the statement of cash flows under Topic 230. The new guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Additionally, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2017 and is not expected to have an impact on our operations or financial statement disclosures.

Note 4 – AFS Securities
The amortized cost and fair value of AFS securities, with gross unrealized gains and losses, are as follows as of December 31:

	2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Government sponsored enterprises	$10,258	$3	$2	$10,259
States and political subdivisions	208,977	4,262	320	212,919
Auction rate money market preferred	3,200	—	406	2,794
Preferred stocks	3,800	—	375	3,425
Mortgage-backed securities	229,593	581	2,918	227,256
Collateralized mortgage obligations	101,820	600	977	101,443
Total	$557,648	$5,446	$4,998	$558,096

	2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Government sponsored enterprises	$24,407	$13	$75	$24,345
States and political subdivisions	224,752	7,511	46	232,217
Auction rate money market preferred	3,200	—	334	2,866
Preferred stocks	3,800	—	501	3,299
Mortgage-backed securities	264,109	1,156	1,881	263,384
Collateralized mortgage obligations	134,080	1,136	1,191	134,025
Total	$654,348	$9,816	$4,028	$660,136
The amortized cost and fair value of AFS securities by contractual maturity at December 31, 2016 are as follows:

	Maturing				Securities with Variable Monthly Payments or Noncontractual Maturities
	Due in One Year or Less	After One Year But Within Five Years	After Five Years But Within Ten Years	After Ten Years		Total
Government sponsored enterprises	$32	$9,938	$288	$—	$—	$10,258
States and political subdivisions	27,633	71,126	82,468	27,750	—	208,977
Auction rate money market preferred	—	—	—	—	3,200	3,200
Preferred stocks	—	—	—	—	3,800	3,800
Mortgage-backed securities	—	—	—	—	229,593	229,593
Collateralized mortgage obligations	—	—	—	—	101,820	101,820
Total amortized cost	$27,665	$81,064	$82,756	$27,750	$338,413	$557,648
Fair value	$27,704	$82,558	$84,699	$28,217	$334,918	$558,096
Expected maturities for government sponsored enterprises and states and political subdivisions may differ from contractual maturities because issuers may have the right to call or prepay obligations.
As the auction rate money market preferred and preferred stocks have continual call dates, they are not reported by a specific maturity group. Because of their variable monthly payments, mortgage-backed securities and collateralized mortgage obligations are not reported by a specific maturity group.

A summary of the sales activity of AFS securities was as follows during the years ended December 31:

	2016	2015	2014
Proceeds from sales of AFS securities	$35,664	$1,319	$13,362
Gross realized gains (losses)	$245	$163	$97
Applicable income tax expense (benefit)	$83	$55	$33
The cost basis used to determine the realized gains or losses of AFS securities sold was the amortized cost of the individual investment security as of the trade date.
The following information pertains to AFS securities with gross unrealized losses at December 31 aggregated by investment category and length of time that individual securities have been in a continuous loss position.

	2016
	Less Than Twelve Months		Twelve Months or More
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
Government sponsored enterprises	$2	$9,936	$—	$—	$2
States and political subdivisions	311	21,800	9	355	320
Auction rate money market preferred	—	—	406	2,794	406
Preferred stocks	—	—	375	3,425	375
Mortgage-backed securities	2,918	175,212	—	—	2,918
Collateralized mortgage obligations	628	51,466	349	11,381	977
Total	$3,859	$258,414	$1,139	$17,955	$4,998
Number of securities in an unrealized loss position:		104		9	113

	2015
	Less Than Twelve Months		Twelve Months or More
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
Government sponsored enterprises	$—	$—	$75	$4,925	$75
States and political subdivisions	14	3,355	32	2,623	46
Auction rate money market preferred	—	—	334	2,866	334
Preferred stocks	—	—	501	3,299	501
Mortgage-backed securities	882	131,885	999	37,179	1,881
Collateralized mortgage obligations	415	53,441	776	26,717	1,191
Total	$1,311	$188,681	$2,717	$77,609	$4,028
Number of securities in an unrealized loss position:		36		26	62
As of December 31, 2016 and 2015, we conducted an analysis to determine whether any securities currently in an unrealized loss position, should be other-than-temporarily impaired. Such analyses considered, among other factors, the following criteria:

•	Has the value of the investment declined more than what is deemed to be reasonable based on a risk and maturity adjusted discount rate?

•	Is the investment credit rating below investment grade?

•	Is it probable the issuer will be unable to pay the amount when due?

•	Is it more likely than not that we will have to sell the security before recovery of its cost basis?

•	Has the duration of the investment been extended?
During the fourth quarter of 2016, we identified one municipal bond as other-than-temporarily impaired. While management estimated the OTTI to be realized, we also engaged the services of an independent investment valuation firm to estimate the amount of impairment as of December 31, 2016. The valuation calculated the estimated market value utilizing two different approaches:
1) Market - Appraisal and Comparable Investments
2) Income - Discounted Cash Flow Method
The two methods were then weighted, with a higher weighting applied to the Market approach, to determine the estimated impairment. As a result of this analysis, we recognized an OTTI of $770 in earnings for the year ended December 31, 2016. The following table provides a roll-forward of credit related impairment recorded in earnings for the years ended December 31:

	2016	2015	2014
Balance at beginning of year	$—	$282	$282
Additions to credit losses for which no previous OTTI was recognized	770	—	—
Reductions for credit losses realized on securities sold during the quarter	—	(282)	—
Balance at end of year	$770	$—	$282
Based on our analyses, the fact that we have asserted that we do not have the intent to sell AFS securities in an unrealized loss position, and considering it is unlikely that we will have to sell any AFS securities in an unrealized loss position before recovery of their cost basis, we do not believe that the values of any other AFS securities are other-than-temporarily impaired as of December 31, 2016, or December 31, 2015, with the exception of the one municipal bond discussed above.
Note 5 – Loans and ALLL
We grant commercial, agricultural, residential real estate, and consumer loans to customers situated primarily in Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw counties in Michigan. The ability of the borrowers to honor their repayment obligations is often dependent upon the real estate, agricultural, manufacturing, retail, gaming, tourism, higher education, and general economic conditions of this region. Substantially all of our consumer and residential real estate loans are secured by various items of property, while commercial loans are secured primarily by real estate, business assets, and personal guarantees; a portion of loans are unsecured.
Loans that we have the intent and ability to hold in our portfolio are reported at their outstanding principal balance adjusted for any charge-offs, the ALLL, and any deferred fees or costs. Interest income is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the level yield method.
The accrual of interest on commercial, agricultural, and residential real estate loans is discontinued at the time the loan is 90 days or more past due unless the credit is well-secured and in the process of collection. Upon transferring the loans to nonaccrual status, we perform an evaluation to determine the net realizable value of the underlying collateral. This evaluation is used to help determine if any charge-offs are necessary. Consumer loans are typically charged-off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.
For loans that are placed on nonaccrual status or charged-off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected, is charged against the ALLL. Loans may be returned to accrual status after six months of continuous performance.
Commercial and agricultural loans include loans for commercial real estate, commercial operating loans, advances to mortgage brokers, farmland and agricultural production, and states and political subdivisions. Repayment of these loans is dependent upon the successful operation and management of a business. We minimize our risk by limiting the amount of direct credit exposure to any one borrower to $15,000. Borrowers with direct credit needs of more than $15,000 are serviced through the use of loan participations with other commercial banks. Commercial and agricultural real estate loans commonly require loan-to-value limits of 80% or less. Depending upon the type of loan, past credit history, and current operating results, we may require the borrower to pledge accounts receivable, inventory, and property and equipment. Personal guarantees are generally required from the owners of closely held corporations, partnerships, and sole proprietorships. In addition, we require annual financial statements, prepare cash flow analyses, and review credit reports.
We entered into a mortgage purchase program in 2016 with a financial institution where we participate in advances to mortgage brokers ("advances"). The mortgage brokers originate residential mortgage loans with the intent to sell on the secondary market. We participate in the advance to the mortgage broker, which is secured by the underlying mortgage loan, until it is ultimately sold on the secondary market. As such, the average life of each participated advance is approximately 20-30 days.

Funds from the sale of the loan are used to payoff our participation in the advance to the mortgage broker. We classify these advances as commercial loans and include the outstanding balance in commercial loans on our balance sheet. Under the participation agreement, we committed to a maximum outstanding aggregate amount of $30,000. The difference between our outstanding balances and the maximum outstanding aggregate amount are classified as “Unfunded commitments under lines of credit” in the “Contractual Obligations and Loan Commitments” section of the Management's Discussion and Analysis of Financial Condition and Results of Operations of this report.
We offer adjustable rate mortgages, construction loans, and fixed rate residential real estate loans which have amortization periods up to a maximum of 30 years. We consider the anticipated direction of interest rates, balance sheet duration, the sensitivity of our balance sheet to changes in interest rates, and overall loan demand to determine whether or not to sell fixed rate loans to Freddie Mac.
Our lending policies generally limit the maximum loan-to-value ratio on residential real estate loans to 97% of the lower of the appraised value of the property or the purchase price, with the condition that private mortgage insurance is required on loans with loan-to-value ratios in excess of 80%.
Underwriting criteria for residential real estate loans include:

•	Evaluation of the borrower’s ability to make monthly payments.

•	Evaluation of the value of the property securing the loan.

•	Ensuring the payment of principal, interest, taxes, and hazard insurance does not exceed 28% of a borrower’s gross income.

•	Ensuring all debt servicing does not exceed 36% of income.

•	Verification of acceptable credit reports.

•	Verification of employment, income, and financial information.
Appraisals are performed by independent appraisers and reviewed for appropriateness. All mortgage loan requests are reviewed by our mortgage loan committee or through a secondary market underwriting system; loans in excess of $500 require the approval of our Internal Loan Committee, the Executive Loan Committee, the Board of Directors’ Loan Committee, or the Board of Directors.
Consumer loans include secured and unsecured personal loans. Loans are amortized for a period of up to 12 years based on the age and value of the underlying collateral. The underwriting emphasis is on a borrower’s perceived intent and ability to pay rather than collateral value. No consumer loans are sold to the secondary market.
The ALLL is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the ALLL when we believe the uncollectability of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the ALLL.
The appropriateness of the ALLL is evaluated on a quarterly basis and is based upon a periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
The primary factors behind the determination of the level of the ALLL are specific allocations for impaired loans, historical loss percentages, as well as unallocated components. Specific allocations for impaired loans are primarily determined based on the difference between the loan’s outstanding balance to the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell. Historical loss allocations are calculated at the loan class and segment levels based on a migration analysis of the loan portfolio, with the exception of advances to mortgage brokers, over the preceding five years. With no historical losses on advances to mortgage brokers, there is no allocation in the commercial segment displayed below based on historical loss factors. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A summary of changes in the ALLL and the recorded investment in loans by segments follows:

	Allowance for Loan Losses
	Year Ended December 31, 2016
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
January 1, 2016	$2,171	$329	$3,330	$522	$1,048	$7,400
Charge-offs	(57)	—	(574)	(285)	—	(916)
Recoveries	448	92	287	224	—	1,051
Provision for loan losses	(748)	463	(379)	163	366	(135)
December 31, 2016	$1,814	$884	$2,664	$624	$1,414	$7,400

	Allowance for Loan Losses
	Year Ended December 31, 2015
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
January 1, 2015	$3,821	$216	$4,235	$645	$1,183	$10,100
Charge-offs	(89)	(45)	(397)	(373)	—	(904)
Recoveries	477	72	220	206	—	975
Provision for loan losses	(2,038)	86	(728)	44	(135)	(2,771)
December 31, 2015	$2,171	$329	$3,330	$522	$1,048	$7,400

	Allowance for Loan Losses and Recorded Investment in Loans
	As of December 31, 2016
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
ALLL
Individually evaluated for impairment	$741	$1	$1,629	$—	$—	$2,371
Collectively evaluated for impairment	1,073	883	1,035	624	1,414	5,029
Total	$1,814	$884	$2,664	$624	$1,414	$7,400
Loans
Individually evaluated for impairment	$7,859	$5,545	$8,638	$26		$22,068
Collectively evaluated for impairment	567,805	120,947	257,412	42,383		988,547
Total	$575,664	$126,492	$266,050	$42,409		$1,010,615

	Allowance for Loan Losses and Recorded Investment in Loans
	As of December 31, 2015
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
ALLL
Individually evaluated for impairment	$829	$2	$1,989	$—	$—	$2,820
Collectively evaluated for impairment	1,342	327	1,341	522	1,048	4,580
Total	$2,171	$329	$3,330	$522	$1,048	$7,400
Loans
Individually evaluated for impairment	$7,969	$4,068	$10,266	$35		$22,338
Collectively evaluated for impairment	440,412	111,843	241,235	34,664		828,154
Total	$448,381	$115,911	$251,501	$34,699		$850,492

The following table displays the credit quality indicators for commercial and agricultural credit exposures based on internally assigned credit risk ratings as of December 31:

	2016
	Commercial				Agricultural
	Real Estate	Other	Advances to Mortgage Brokers	Total	Real Estate	Other	Total	Total
Rating
1 - Excellent	$28	$438	$—	$466	$—	$—	$—	$466
2 - High quality	11,821	12,091	19,688	43,600	3,566	1,426	4,992	48,592
3 - High satisfactory	103,529	41,982	—	145,511	21,657	11,388	33,045	178,556
4 - Low satisfactory	299,317	74,432	—	373,749	48,955	22,715	71,670	445,419
5 - Special mention	3,781	1,178	—	4,959	6,009	3,085	9,094	14,053
6 - Substandard	5,901	1,474	—	7,375	3,650	3,508	7,158	14,533
7 - Vulnerable	4	—	—	4	—	533	533	537
8 - Doubtful	—	—	—	—	—	—	—	—
Total	$424,381	$131,595	$19,688	$575,664	$83,837	$42,655	$126,492	$702,156

	2015
	Commercial				Agricultural
	Real Estate	Other	Advances to Mortgage Brokers	Total	Real Estate	Other	Total	Total
Rating
1 - Excellent	$—	$499	$—	$499	$—	$—	$—	$499
2 - High quality	7,397	11,263	—	18,660	4,647	2,150	6,797	25,457
3 - High satisfactory	99,136	29,286	—	128,422	28,886	13,039	41,925	170,347
4 - Low satisfactory	222,431	62,987	—	285,418	37,279	22,166	59,445	344,863
5 - Special mention	4,501	473	—	4,974	3,961	1,875	5,836	10,810
6 - Substandard	9,941	256	—	10,197	1,623	139	1,762	11,959
7 - Vulnerable	211	—	—	211	146	—	146	357
8 - Doubtful	—	—	—	—	—	—	—	—
Total	$343,617	$104,764	$—	$448,381	$76,542	$39,369	$115,911	$564,292
Internally assigned credit risk ratings are reviewed, at a minimum, when loans are renewed or when management has knowledge of improvements or deterioration of the credit quality of individual credits. Descriptions of the internally assigned credit risk ratings for commercial and agricultural loans are as follows:
1. EXCELLENT – Substantially Risk Free
Credit has strong financial condition and solid earnings history, characterized by:

•	High liquidity, strong cash flow, low leverage.

•	Unquestioned ability to meet all obligations when due.

•	Experienced management, with management succession in place.

•	Secured by cash.
2. HIGH QUALITY – Limited Risk
Credit with sound financial condition and a positive trend in earnings supplemented by:

•	Favorable liquidity and leverage ratios.

•	Ability to meet all obligations when due.

•	Management with successful track record.

•	Steady and satisfactory earnings history.

•	If loan is secured, collateral is of high quality and readily marketable.

•	Access to alternative financing.

•	Well defined primary and secondary source of repayment.

•	If supported by guaranty, the financial strength and liquidity of the guarantor(s) are clearly evident.
3. HIGH SATISFACTORY – Reasonable Risk
Credit with satisfactory financial condition and further characterized by:

•	Working capital adequate to support operations.

•	Cash flow sufficient to pay debts as scheduled.

•	Management experience and depth appear favorable.

•	Loan performing according to terms.

•	If loan is secured, collateral is acceptable and loan is fully protected.
4. LOW SATISFACTORY – Acceptable Risk
Credit with bankable risks, although some signs of weaknesses are shown:

•	Would include most start-up businesses.

•	Occasional instances of trade slowness or repayment delinquency – may have been 10-30 days slow within the past year.

•	Management’s abilities are apparent, yet unproven.

•	Weakness in primary source of repayment with adequate secondary source of repayment.

•	Loan structure generally in accordance with policy.

•	If secured, loan collateral coverage is marginal.

•	Adequate cash flow to service debt, but coverage is low.
To be classified as less than satisfactory, only one of the following criteria must be met.
5. SPECIAL MENTION – Criticized
Credit constitutes an undue and unwarranted credit risk but not to the point of justifying a classification of substandard. The credit risk may be relatively minor yet constitute an unwarranted risk in light of the circumstances surrounding a specific loan:

•	Downward trend in sales, profit levels, and margins.

•	Impaired working capital position.

•	Cash flow is strained in order to meet debt repayment.

•	Loan delinquency (30-60 days) and overdrafts may occur.

•	Shrinking equity cushion.

•	Diminishing primary source of repayment and questionable secondary source.

•	Management abilities are questionable.

•	Weak industry conditions.

•	Litigation pending against the borrower.

•	Collateral or guaranty offers limited protection.

•	Negative debt service coverage, however the credit is well collateralized and payments are current.
6. SUBSTANDARD – Classified
Credit where the borrower’s current net worth, paying capacity, and value of the collateral pledged is inadequate. There is a distinct possibility that we will implement collection procedures if the loan deficiencies are not corrected. In addition, the following characteristics may apply:

•	Sustained losses have severely eroded the equity and cash flow.

•	Deteriorating liquidity.

•	Serious management problems or internal fraud.

•	Original repayment terms liberalized.

•	Likelihood of bankruptcy.

•	Inability to access other funding sources.

•	Reliance on secondary source of repayment.

•	Litigation filed against borrower.

•	Collateral provides little or no value.

•	Requires excessive attention of the loan officer.

•	Borrower is uncooperative with loan officer.
7. VULNERABLE – Classified
Credit is considered “Substandard” and warrants placing on nonaccrual status. Risk of loss is being evaluated and exit strategy options are under review. Other characteristics that may apply:

•	Insufficient cash flow to service debt.

•	Minimal or no payments being received.

•	Limited options available to avoid the collection process.

•	Transition status, expect action will take place to collect loan without immediate progress being made.
8. DOUBTFUL – Workout
Credit has all the weaknesses inherent in a “Substandard” loan with the added characteristic that collection and/or liquidation is pending. The possibility of a loss is extremely high, but its classification as a loss is deferred until liquidation procedures are completed, or reasonably estimable. Other characteristics that may apply:

•	Normal operations are severely diminished or have ceased.

•	Seriously impaired cash flow.

•	Original repayment terms materially altered.

•	Secondary source of repayment is inadequate.

•	Survivability as a “going concern” is impossible.

•	Collection process has begun.

•	Bankruptcy petition has been filed.

•	Judgments have been filed.

•	Portion of the loan balance has been charged-off.

Our primary credit quality indicator for residential real estate and consumer loans is the individual loan’s past due aging. The following tables summarize the past due and current loans as of December 31:

	2016
	Accruing Interest and Past Due:				Total Past Due and Nonaccrual
	30-59 Days	60-89 Days	90 Days or More	Nonaccrual		Current	Total
Commercial
Commercial real estate	$1,580	$—	$35	$4	$1,619	$422,762	$424,381
Commercial other	1,693	35	—	—	1,728	129,867	131,595
Advances to mortgage brokers	—	—	—	—	—	19,688	19,688
Total commercial	3,273	35	35	4	3,347	572,317	575,664
Agricultural
Agricultural real estate	191	—	508	—	699	83,138	83,837
Agricultural other	19	—	—	533	552	42,103	42,655
Total agricultural	210	—	508	533	1,251	125,241	126,492
Residential real estate
Senior liens	1,638	174	22	498	2,332	216,681	219,013
Junior liens	15	—	—	25	40	8,317	8,357
Home equity lines of credit	270	6	68	—	344	38,336	38,680
Total residential real estate	1,923	180	90	523	2,716	263,334	266,050
Consumer
Secured	110	—	—	—	110	38,582	38,692
Unsecured	5	—	—	—	5	3,712	3,717
Total consumer	115	—	—	—	115	42,294	42,409
Total	$5,521	$215	$633	$1,060	$7,429	$1,003,186	$1,010,615

	2015
	Accruing Interest and Past Due:				Total Past Due and Nonaccrual
	30-59 Days	60-89 Days	90 Days or More	Nonaccrual		Current	Total
Commercial
Commercial real estate	$505	$281	$—	$211	$997	$342,620	$343,617
Commercial other	18	—	—	—	18	104,746	104,764
Advances to mortgage brokers	—	—	—	—	—	—	—
Total commercial	523	281	—	211	1,015	447,366	448,381
Agricultural
Agricultural real estate	196	890	—	146	1,232	75,310	76,542
Agricultural other	—	—	—	—	—	39,369	39,369
Total agricultural	196	890	—	146	1,232	114,679	115,911
Residential real estate
Senior liens	1,551	261	—	429	2,241	199,622	201,863
Junior liens	40	8	—	6	54	9,325	9,379
Home equity lines of credit	225	—	—	—	225	40,034	40,259
Total residential real estate	1,816	269	—	435	2,520	248,981	251,501
Consumer
Secured	27	—	—	—	27	30,839	30,866
Unsecured	4	—	—	—	4	3,829	3,833
Total consumer	31	—	—	—	31	34,668	34,699
Total	$2,566	$1,440	$—	$792	$4,798	$845,694	$850,492
Impaired Loans
Loans may be classified as impaired if they meet one or more of the following criteria:

1.	There has been a charge-off of its principal balance (in whole or in part);

2.	The loan has been classified as a TDR; or

3.	The loan is in nonaccrual status.
Impairment is measured on a loan-by-loan basis for commercial and agricultural loans by comparing the loan’s outstanding balance to the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell, if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Impairment is measured on a loan-by-loan basis for residential real estate and consumer loans by comparing the loan’s unpaid principal balance to the present value of expected future cash flows discounted at the loan’s effective interest rate.

We do not recognize interest income on impaired loans in nonaccrual status. For impaired loans not classified as nonaccrual, interest income is recognized daily, as earned, according to the terms of the loan agreement and the principal amount outstanding. The following summarizes information pertaining to impaired loans as of, and for the years ended, December 31:

	2016
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Average Outstanding Balance	Interest Income Recognized
Impaired loans with a valuation allowance
Commercial real estate	$5,811	$5,992	$716	$5,746	$343
Commercial other	1,358	1,358	25	568	27
Agricultural real estate	—	—	—	91	6
Agricultural other	134	134	1	92	2
Residential real estate senior liens	8,464	9,049	1,615	9,214	362
Residential real estate junior liens	72	82	14	113	3
Home equity lines of credit	—	—	—	—	—
Consumer secured	—	—	—	—	—
Total impaired loans with a valuation allowance	15,839	16,615	2,371	15,824	743
Impaired loans without a valuation allowance
Commercial real estate	604	617		895	69
Commercial other	86	97		87	8
Agricultural real estate	4,037	4,037		3,515	182
Agricultural other	1,374	1,374		708	42
Home equity lines of credit	102	402		115	16
Consumer secured	26	26		32	3
Total impaired loans without a valuation allowance	6,229	6,553		5,352	320
Impaired loans
Commercial	7,859	8,064	741	7,296	447
Agricultural	5,545	5,545	1	4,406	232
Residential real estate	8,638	9,533	1,629	9,442	381
Consumer	26	26	—	32	3
Total impaired loans	$22,068	$23,168	$2,371	$21,176	$1,063

	2015
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Average Outstanding Balance	Interest Income Recognized
Impaired loans with a valuation allowance
Commercial real estate	$5,659	$5,777	$818	$7,221	$376
Commercial other	8	8	11	362	19
Agricultural real estate	—	—	—	22	1
Agricultural other	335	335	2	126	8
Residential real estate senior liens	9,996	10,765	1,959	10,610	425
Residential real estate junior liens	143	163	30	183	16
Home equity lines of credit	—	—	—	31	—
Consumer secured	—	—	—	39	3
Total impaired loans with a valuation allowance	16,141	17,048	2,820	18,594	848
Impaired loans without a valuation allowance
Commercial real estate	2,122	2,256		2,170	201
Commercial other	180	191		106	11
Agricultural real estate	3,549	3,549		1,903	95
Agricultural other	184	184		290	15
Home equity lines of credit	127	434		144	18
Consumer secured	35	35		6	1
Total impaired loans without a valuation allowance	6,197	6,649		4,619	341
Impaired loans
Commercial	7,969	8,232	829	9,859	607
Agricultural	4,068	4,068	2	2,341	119
Residential real estate	10,266	11,362	1,989	10,968	459
Consumer	35	35	—	45	4
Total impaired loans	$22,338	$23,697	$2,820	$23,213	$1,189
We had committed to advance $117 and $0 in connection with impaired loans, which include TDRs, as of December 31, 2016 and 2015, respectively.
Troubled Debt Restructurings
Loan modifications are considered to be TDRs when the modification includes terms outside of normal lending practices to a borrower who is experiencing financial difficulties.
Typical concessions granted include, but are not limited to:

•	Agreeing to interest rates below prevailing market rates for debt with similar risk characteristics.

•	Extending the amortization period beyond typical lending guidelines for loans with similar risk characteristics.

•	Forgiving principal.

•	Forgiving accrued interest.
To determine if a borrower is experiencing financial difficulties, factors we consider include:

•	The borrower is currently in default on any of their debt.

•	The borrower would likely default on any of their debt if the concession was not granted.

•	The borrower’s cash flow was insufficient to service all of their debt if the concession was not granted.

•	The borrower has declared, or is in the process of declaring, bankruptcy.

•	The borrower is unlikely to continue as a going concern (if the entity is a business).

The following is a summary of information pertaining to TDRs granted in the years ended December 31:

	2016			2015
	Number of Loans	Pre-Modification Recorded Investment	Post-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment	Post-Modification Recorded Investment
Commercial other	6	$2,066	$2,066	13	$3,073	$3,073
Agricultural other	7	1,610	1,610	11	3,106	3,106
Residential real estate
Senior liens	4	143	143	6	678	678
Junior liens	—	—	—	1	30	30
Home equity lines of credit	—	—	—	1	94	94
Total residential real estate	4	143	143	8	802	802
Consumer unsecured	1	2	2	—	—	—
Total	18	$3,821	$3,821	32	$6,981	$6,981
The following tables summarize concessions we granted to borrowers in financial difficulty in the years ended December 31:

	2016				2015
	Below Market Interest Rate		Below Market Interest Rate and Extension of Amortization Period		Below Market Interest Rate		Below Market Interest Rate and Extension of Amortization Period
	Number of Loans	Pre-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment
Commercial other	—	$—	6	$2,066	11	$2,742	2	$331
Agricultural other	2	419	5	1,191	9	1,360	2	1,746
Residential real estate
Senior liens	2	27	2	116	3	280	3	398
Junior liens	—	—	—	—	—	—	1	30
Home equity lines of credit	—	—	—	—	—	—	1	94
Total residential real estate	2	27	2	116	3	280	5	522
Consumer unsecured	—	—	1	2	—	—	—	—
Total	4	$446	14	$3,375	23	$4,382	9	$2,599
We did not restructure any loans by forgiving principal or accrued interest during 2016 or 2015.
Based on our historical loss experience, losses associated with TDRs are not significantly different than other impaired loans within the same loan segment. As such, TDRs, including TDRs that have been modified in the past 12 months that subsequently defaulted, are analyzed in the same manner as other impaired loans within their respective loan segment.
We had no loans that defaulted in the year ended December 31, 2016 which were modified within 12 months prior to the default date. Following is a summary of loans that defaulted in the year ended December 31, 2015, which were modified within 12 months prior to the default date:

	Number of Loans	Pre- Default Recorded Investment	Charge-Off Recorded Upon Default	Post- Default Recorded Investment
Commercial other	1	$216	$25	$191
Residential real estate junior liens	1	39	39	—
Total	2	$255	$64	$191

The following is a summary of TDR loan balances as of December 31:

	2016	2015
TDRs	$21,382	$21,325
Note 6 – Premises and Equipment
A summary of premises and equipment at December 31 follows:

	2016	2015
Land	$6,336	$6,190
Buildings and improvements	28,941	27,580
Furniture and equipment	33,125	31,568
Total	68,402	65,338
Less: accumulated depreciation	39,088	37,007
Premises and equipment, net	$29,314	$28,331
Depreciation expense amounted to $2,821, $2,677, and $2,551 in 2016, 2015, and 2014, respectively.
Note 7 – Goodwill and Other Intangible Assets
The carrying amount of goodwill was $48,282 at December 31, 2016 and 2015.
Identifiable intangible assets were as follows as of December 31:

	2016
	Gross Intangible Assets	Accumulated Amortization	Net Intangible Assets
Core deposit premium resulting from acquisitions	$5,579	$5,195	$384

	2015
	Gross Intangible Assets	Accumulated Amortization	Net Intangible Assets
Core deposit premium resulting from acquisitions	$5,579	$5,033	$546
Amortization expense associated with identifiable intangible assets was $162, $169, and $183 in 2016, 2015, and 2014, respectively.
Estimated amortization expense associated with identifiable intangibles for each of the next five years succeeding December 31, 2016, and thereafter is as follows:

Estimated Amortization Expense
2017	$119
2018	96
2019	71
2020	48
2021	29
Thereafter	21
Total	$384

Note 8 – Foreclosed Assets
Foreclosed assets are included in other assets in the consolidated balance sheets and consist of other real estate owned and repossessed assets. The following is a summary of foreclosed assets as of December 31:

	2016	2015
Consumer mortgage loans collateralized by residential real estate foreclosed as a result of obtaining physical possession	$18	$—
All other foreclosed assets	213	421
Total	$231	$421
Below is a summary of changes in foreclosed assets during the years ended December 31:

	2016	2015
Balance, January 1	$421	$885
Properties transferred	306	1,158
Impairments	(10)	(99)
Proceeds from sale	(486)	(1,523)
Balance, December 31	$231	$421
There were $18 and $56 consumer mortgage loans collateralized by residential real estate in the process of foreclosure as of December 31, 2016 and 2015.
Note 9 – Deposits
Scheduled maturities of time deposits for the next five years, and thereafter, are as follows:

Scheduled Maturities of Time Deposits
2017	$196,467
2018	82,049
2019	45,110
2020	33,929
2021	50,978
Thereafter	24,881
Total	$433,414
Interest expense on time deposits greater than $100 was $2,937 in 2016, $2,806 in 2015 and $2,920 in 2014.
Note 10 – Borrowed Funds
Borrowed funds consist of the following obligations at December 31:

	2016		2015
	Amount	Rate	Amount	Rate
FHLB advances	$270,000	1.82%	$235,000	1.93%
Securities sold under agreements to repurchase without stated maturity dates	60,894	0.13%	70,532	0.12%
Federal funds purchased	6,800	1.00%	4,200	0.75%
Total	$337,694	1.50%	$309,732	1.50%
FHLB advances are collateralized by a blanket lien on all qualified 1-4 family residential real estate loans, specific AFS securities, and FHLB stock.

The following table lists the maturities and weighted average interest rates of FHLB advances as of December 31:

	2016		2015
	Amount	Rate	Amount	Rate
Fixed rate due 2016	$—	—	$30,000	1.25%
Variable rate due 2016	—	—	15,000	0.62%
Fixed rate due 2017	70,000	1.39%	50,000	1.56%
Fixed rate due 2018	50,000	2.16%	50,000	2.16%
Fixed rate due 2019	60,000	1.99%	40,000	2.35%
Fixed rate due 2020	10,000	1.98%	10,000	1.98%
Fixed rate due 2021	50,000	1.91%	30,000	2.26%
Variable rate due 2021 [1]	10,000	1.21%	—	—
Fixed rate due 2023	10,000	3.90%	10,000	3.90%
Fixed rate due 2026	10,000	1.17%	—	—
Total	$270,000	1.82%	$235,000	1.93%

(1)	Hedged advance (see "Derivative Instruments" section below)
Securities sold under agreements to repurchase are classified as secured borrowings and are reflected at the amount of cash received in connection with the transaction. The securities underlying the agreements have a carrying value and a fair value of $60,918 and $70,555 at December 31, 2016 and 2015, respectively. Such securities remain under our control. We may be required to provide additional collateral based on the fair value of underlying securities.
Securities sold under repurchase agreements without stated maturity dates, federal funds purchased, and FRB Discount Window advances generally mature within one to four days from the transaction date. The following table provides a summary of securities sold under repurchase agreements without stated maturity dates and federal funds purchased. We had no FRB Discount Window advances for the years ended December 31, 2016 and 2015.

	December 31, 2016			December 31, 2015
	Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period	Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period
Securities sold under agreements to repurchase without stated maturity dates	$61,783	$57,702	0.09%	$84,859	$70,368	0.13%
Federal funds purchased	27,300	8,546	0.60%	13,100	5,783	0.50%
We had pledged AFS securities and 1-4 family residential real estate loans in the following amounts at December 31:

	2016	2015
Pledged to secure borrowed funds	$363,427	$339,078
Pledged to secure repurchase agreements	60,918	70,555
Pledged for public deposits and for other purposes necessary or required by law	33,916	39,038
Total	$458,261	$448,671
AFS securities pledged to repurchase agreements without stated maturity dates consisted of the following at December 31:

	2016	2015
States and political subdivisions	$5,676	$3,639
Mortgage-backed securities	11,383	23,075
Collateralized mortgage obligations	43,859	43,841
Total	$60,918	$70,555
AFS securities pledged to repurchase agreements are monitored to ensure the appropriate level is collateralized. In the event of maturities, calls, significant principal repayments, or significant decline in market values, we have adequate levels of AFS securities available to pledge to satisfy required collateral.

As of December 31, 2016, we had the ability to borrow up to an additional $99,118, based on assets pledged as collateral. We had no investment securities that are restricted to be pledged for specific purposes.
Derivative Instruments
During the second quarter of 2016, we began to enter into interest rate swaps to manage exposure to interest rate risk and variability in cash flows. The interest rate swaps, associated with our variable rate borrowings, are designated upon inception as cash flow hedges of forecasted interest payments. We enter into LIBOR-based interest rate swaps that involve the receipt of variable amounts in exchange for fixed rate payments, in effect converting variable rate debt to fixed rate debt.
Cash flow hedges are assessed for effectiveness using regression analysis. The effective portion of changes in fair value are recorded in OCI and subsequently reclassified into interest expense in the same period in which the related interest on the variable rate borrowings affects earnings. In the event that a portion of the changes in fair value were determined to be ineffective, the ineffective amount would be recorded in earnings.
The following table provides information on derivatives related to variable rate borrowings as of December 31, 2016.

	Pay Rate	Receive Rate	Remaining Life (Years)	Notional Amount	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments
Cash Flow Hedges:
Interest rate swaps	1.56%	3-Month LIBOR	4.3	$10,000	Other Assets	$248
Derivatives contain an element of credit risk which arises from the possibility that we will incur a loss as a result of a counterparty failing to meet its contractual obligations. Credit risk is minimized through counterparty collateral, transaction limits and monitoring procedures. We also manage dealer credit risk by entering into interest rate derivatives only with primary and highly rated counterparties, the use of ISDA master agreements and counterparties limits. We do not anticipate any losses from failure of interest rate derivative counterparties to honor their obligations.
Note 11 – Other Noninterest Expenses
A summary of expenses included in other noninterest expenses is as follows for the years ended December 31:

	2016	2015	2014
Audit and related fees	$944	$889	$809
Director fees	851	827	775
Consulting fees	800	487	349
OTTI on AFS securities	770	—	—
FDIC insurance premiums	719	813	842
Marketing costs	586	497	427
Donations and community relations	582	841	1,004
Education and travel	536	343	461
Loan underwriting fees	535	347	361
Postage and freight	396	381	397
Printing and supplies	391	461	367
Legal fees	208	295	320
Amortization of deposit premium	162	169	183
Other losses	241	150	250
All other	1,305	1,559	1,740
Total other	$9,026	$8,059	$8,285

Note 12 – Federal Income Taxes
Components of the consolidated provision for federal income taxes are as follows for the years ended December 31:

	2016	2015	2014
Currently payable	$2,630	$1,596	$2,159
Deferred expense (benefit)	(282)	1,692	185
Income tax expense	$2,348	$3,288	$2,344

The reconciliation of the provision for federal income taxes and the amount computed at the federal statutory tax rate of 34% of income before federal income tax expense is as follows for the year ended December 31:

	2016	2015	2014
Income taxes at 34% statutory rate	$5,490	$6,262	$5,463
Effect of nontaxable income
Interest income on tax exempt municipal securities	(1,938)	(2,026)	(1,999)
Earnings on corporate owned life insurance policies	(419)	(262)	(255)
Other	(154)	(88)	(263)
Total effect of nontaxable income	(2,511)	(2,376)	(2,517)
Effect of nondeductible expenses	143	157	156
Effect of tax credits	(774)	(755)	(758)
Federal income tax expense	$2,348	$3,288	$2,344
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for federal income tax purposes. Significant components of our deferred tax assets and liabilities, included in other assets in the accompanying consolidated balance sheets, are as follows as of December 31:

	2016	2015
Deferred tax assets
Allowance for loan losses	$1,576	$1,582
Deferred directors’ fees	2,758	2,549
Employee benefit plans	115	229
Core deposit premium and acquisition expenses	1,157	1,098
Net unrecognized actuarial losses on pension plan	1,531	1,708
Life insurance death benefit payable	804	804
Alternative minimum tax	717	650
Other	618	53
Total deferred tax assets	9,276	8,673
Deferred tax liabilities
Prepaid pension cost	809	890
Premises and equipment	115	166
Accretion on securities	58	55
Core deposit premium and acquisition expenses	1,403	1,289
Net unrealized gains on available-for-sale securities	418	2,252
Net unrealized gains on derivative instruments	84	—
Other	1,502	989
Total deferred tax liabilities	4,389	5,641
Net deferred tax assets	$4,887	$3,032

We are subject to U.S. federal income tax; however, we are no longer subject to examination by taxing authorities for years before 2013. There are no material uncertain tax positions requiring recognition in our consolidated financial statements. We do not expect the total amount of unrecognized tax benefits to significantly increase in the next twelve months.
We recognize interest and/or penalties related to income tax matters in income tax expense. We do not have any amounts accrued for interest and penalties at December 31, 2016 and 2015 and we not aware of any claims for such amounts by federal income tax authorities.
Note 13 – Off-Balance-Sheet Activities
Credit-Related Financial Instruments
We are party to credit related financial instruments with off-balance-sheet risk. These financial instruments are entered into in the normal course of business to meet the financing needs of our customers. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and IRR in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement we have in a particular class of financial instrument.
The following table summarizes our credit related financial instruments with off-balance-sheet risk as of:

	December 31
	2016	2015
Unfunded commitments under lines of credit	$168,840	$134,412
Commercial and standby letters of credit	1,223	915
Commitments to grant loans	29,339	53,946
Unfunded commitments under lines of credit are commitments for possible future extensions of credit to existing customers. These commitments may expire without being drawn upon and do not necessarily represent future cash requirements. Advances to mortgage brokers are also included in unfunded commitments under lines of credit. The balance is the difference between our outstanding balances and maximum outstanding aggregate amount.
Commitments to grant loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The amount of collateral obtained, if we deem necessary, is based on management's credit evaluation of the customer. Commitments to grant loans include residential mortgage loans with the majority being loans committed to be sold to the secondary market.
Commercial and standby letters of credit are conditional commitments we issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing, and similar transactions. These commitments to extend credit and letters of credit generally mature within one year. The credit risk involved in these transactions is essentially the same as that involved in extending loans to customers. We evaluate each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if we deem necessary upon the extension of credit, is based on our credit evaluation of the borrower. While we consider standby letters of credit to be guarantees, the amount of the liability related to such guarantees on the commitment date is not significant and a liability related to such guarantees is not recorded on the consolidated balance sheets.
Our exposure to credit-related loss in the event of nonperformance by the counter parties to the financial instruments for commitments to extend credit and standby letters of credit could be up to the contractual notional amount of those instruments. We use the same credit policies in deciding to make these commitments as we do for extending loans to customers. No significant losses are anticipated as a result of these commitments.
Note 14 – On-Balance Sheet Activities
Derivative Loan Commitments
Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. We enter into commitments to fund residential mortgage loans at specific times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds us to lend funds to a potential borrower at a specified interest rate within a specified period of time, generally up to 60 days after inception of the rate lock.

Outstanding derivative loan commitments expose us to the risk that the price of the loans arising from the exercise of the loan commitment might decline from the inception of the rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increase. The notional amount of undesignated interest rate lock commitments was $750 and $234 at December 31, 2016 and 2015, respectively.
Forward Loan Sale Commitments
To protect against the price risk inherent in derivative loan commitments, we utilize both “mandatory delivery” and “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loan that would result from the exercise of the derivative loan commitments.
With a “mandatory delivery” contract, we commit to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date. If we fail to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, we are obligated to pay a “pair-off” fee, based on then current market prices, to the investor to compensate the investor for the shortfall.
With a “best efforts” contract, we commit to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes. Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded (e.g. on the same day the lender commits to lend funds to a potential borrower).
We expect that these forward loan sale commitments will experience changes in fair value opposite to the change in fair value of derivative loan commitments. The notional amount of undesignated forward loan sale commitments was $1,877 and $1,421 at December 31, 2016 and 2015, respectively.
The fair values of the rate lock loan commitments related to the origination of mortgage loans that will be held for sale and the forward loan sale commitments are deemed insignificant by management and, accordingly, are not recorded in our consolidated financial statements.
Note 15 – Commitments and Other Matters
Banking regulations require us to maintain cash reserve balances in currency or as deposits with the FRB. At December 31, 2016 and 2015, the reserve balances amounted to $1,273 and $1,169, respectively.
Banking regulations limit the transfer of assets in the form of dividends, loans, or advances from the Bank to the Corporation. At December 31, 2016, substantially all of the Bank’s assets were restricted from transfer to the Corporation in the form of loans or advances. Consequently, Bank dividends are the principal source of funds for the Corporation. Payment of dividends without regulatory approval is limited to the current year’s retained net income plus retained net income for the preceding two years, less any required transfers to common stock. At January 1, 2017, the amount available to the Corporation for dividends from the Bank, without regulatory approval, was approximately $25,600.
Note 16 – Minimum Regulatory Capital Requirements
The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the FRB and the FDIC. Failure to meet minimum capital requirements can initiate mandatory and possibly additional discretionary actions by the FRB and the FDIC that if undertaken, could have a material effect on our financial statements. Under regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that include quantitative measures of assets, liabilities, capital, and certain off-balance-sheet items, as calculated under regulatory accounting standards. Our capital amounts and classifications are also subject to qualitative judgments by the FRB and the FDIC about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.
Quantitative measures established by regulation to ensure capital adequacy require us to maintain minimum amounts and ratios (set forth in the following table) of total, tier 1 capital, and common equity tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and tier 1 capital to average assets (as defined). We believe, as of December 31, 2016 and 2015, that we met all capital adequacy requirements.
The FRB has established minimum risk based capital guidelines. Pursuant to these guidelines, a framework has been established that assigns risk weights to each category of on and off-balance-sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. On July 2, 2013, the FRB published revised BASEL III Capital standards for banks. The final rules redefine what is included or deducted from equity capital, changes risk weighting for certain on and off-balance sheet assets, increases the minimum required equity capital to be considered well capitalized, and introduces a capital cushion buffer. The rules, which are being gradually phased in between 2015 and 2019, are not expected to have a material impact on the Corporation but will require us to hold more capital than we have historically.
Effective January 1, 2015, the minimum standard for primary, or tier 1, capital increased from 4.00% to 6.00%. The minimum standard for total capital remained at 8.00%. Also effective January 1, 2015 was the new common equity tier 1 capital ratio which had a minimum requirement of 4.50%. The capital conservative buffer requirement began on January 1, 2016 which required a 0.625% addition to the tier 1, minimum, and common equity tier 1 capital ratio. The capital conservative buffer will continue to increase capital ratios each year through 2019.
As of December 31, 2016 and 2015, the most recent notifications from the FRB and the FDIC categorized us as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain total risk-based, Tier 1 risk-based, Common Equity Tier 1, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notifications that we believe have changed our categories. Our actual capital amounts and ratios are also presented in the table.

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2016
Common equity Tier 1 capital to risk weighted assets
Isabella Bank	$132,900	11.69%	$45,462	5.125%	$68,193	6.50%
Consolidated	142,165	12.39%	45,881	5.125%	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank	132,900	11.69%	45,462	6.625%	68,193	8.00%
Consolidated	142,165	12.39%	45,881	6.625%	N/A	N/A
Total capital to risk weighted assets
Isabella Bank	140,300	12.34%	90,923	8.625%	113,654	10.00%
Consolidated	149,565	13.04%	91,761	8.625%	N/A	N/A
Tier 1 capital to average assets
Isabella Bank	132,900	8.06%	65,972	4.00%	82,465	5.00%
Consolidated	142,165	8.56%	66,449	4.00%	N/A	N/A

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2015
Common equity Tier 1 capital to risk weighted assets
Isabella Bank	$124,917	12.50%	$39,985	4.50%	$59,977	6.50%
Consolidated	135,250	13.44%	40,282	4.50%	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank	124,917	12.50%	39,985	6.00%	59,977	8.00%
Consolidated	135,250	13.44%	40,282	6.00%	N/A	N/A
Total capital to risk weighted assets
Isabella Bank	132,317	13.24%	79,970	8.00%	99,962	10.00%
Consolidated	142,650	14.17%	80,564	8.00%	N/A	N/A
Tier 1 capital to average assets
Isabella Bank	124,917	7.93%	63,032	4.00%	78,790	5.00%
Consolidated	135,250	8.52%	63,524	4.00%	N/A	N/A

Note 17 – Benefit Plans
401(k) Plan
We have a 401(k) plan in which substantially all employees are eligible to participate. Employees may contribute up to 100% of their compensation subject to certain limits based on federal tax laws. The plan was amended in 2013 to provide a matching safe harbor contribution for all eligible employees equal to 100% of the first 5.0% of an employee's compensation contributed to the Plan during the year. Employees are 100% vested in the safe harbor matching contributions.
For 2012, we made a 3.0% safe harbor contribution for all eligible employees and matching contributions equal to 50% of the first 4.0% of an employee’s compensation contributed to the Plan during the year. Employees were 100% vested in the safe harbor contributions and were 0% vested through their first two years of employment and were 100% vested after 6 years of service for matching contributions.
For 2016, 2015 and 2014, expenses attributable to the Plan were $686, $664, and $655, respectively.
Defined Benefit Pension Plan
We maintain a noncontributory defined benefit pension plan, which was curtailed effective March 1, 2007. As a result of the curtailment, future salary increases are no longer considered (the projected benefit obligation is equal to the accumulated benefit obligation), and plan benefits are based on years of service and the individual employee’s five highest consecutive years of compensation out of the last ten years of service through March 1, 2007.
Changes in the projected benefit obligation and plan assets during each year, the funded status of the plan, and the net amount recognized in our consolidated balance sheets using an actuarial measurement date of December 31, are summarized as follows during the years ended December 31:

	2016	2015
Change in benefit obligation
Benefit obligation, January 1	$11,977	$13,250
Interest cost	485	494
Actuarial (gain) loss	(328)	(744)
Benefits paid, including plan expenses	(686)	(1,023)
Benefit obligation, December 31	11,448	11,977
Change in plan assets
Fair value of plan assets, January 1	9,572	10,390
Investment return	439	5
Contributions	—	200
Benefits paid, including plan expenses	(686)	(1,023)
Fair value of plan assets, December 31	9,325	9,572
Deficiency in funded status at December 31, included on the consolidated balance sheets in accrued interest payable and other liabilities	$(2,123)	$(2,405)

	2016	2015
Change in accrued pension benefit costs
Accrued benefit cost at January 1	$(2,405)	$(2,860)
Contributions	—	200
Net periodic benefit cost	(238)	(492)
Net change in unrecognized actuarial loss and prior service cost	520	747
Accrued pension benefit cost at December 31	$(2,123)	$(2,405)
We have recorded the funded status of the plan in our consolidated balance sheets. We adjust the underfunded status in a liability account to reflect the current funded status of the plan. Any gains or losses that arise during the year but are not recognized as components of net periodic benefit cost are recognized as a component of other comprehensive income (loss).

The components of net periodic benefit cost are as follows for the years ended December 31:

	2016	2015	2014
Interest cost on benefit obligation	$485	$494	$486
Expected return on plan assets	(560)	(607)	(615)
Amortization of unrecognized actuarial net loss	313	355	169
Settlement loss	—	250	260
Net periodic benefit cost	$238	$492	$300
During 2016, 2015 and 2014, additional settlement loss of $0, $250 and $260 were recognized in connection with lump-sum benefits distributions. Many plan participants elect to receive their retirement benefit payments in the form of lump-sum settlements. Pro rata settlement losses, which can occasionally occur as a result of these lump sum distributions, are recognized only in years when the total of such distributions exceed the sum of the service and interest expense components of net periodic benefit cost.
Accumulated other comprehensive income at December 31, 2016 includes net unrecognized pension costs before income taxes of $4,503, of which $178 is expected to be amortized into benefit cost during 2017.
The actuarial assumptions used in determining the benefit obligation are as follows for the years ended December 31:

	2016	2015	2014
Discount rate	3.96%	4.13%	3.80%
Expected long-term rate of return	6.00%	6.00%	6.00%
The actuarial weighted average assumptions used in determining the net periodic pension costs are as follows for the years ended December 31:

	2016	2015	2014
Discount rate	4.13%	3.80%	4.64%
Expected long-term return on plan assets	6.00%	6.00%	6.00%
As a result of the curtailment of the Plan, there is no rate of compensation increase considered in the above assumptions.
The expected long term rate of return is an estimate of anticipated future long term rates of return on plan assets as measured on a market value basis. Factors considered in arriving at this assumption include:

•	Historical long term rates of return for broad asset classes.

•	Actual past rates of return achieved by the plan.

•	The general mix of assets held by the plan.

•	The stated investment policy for the plan.
The selected rate of return is net of anticipated investment related expenses.
Plan Assets
Our overall investment strategy is to moderately grow the portfolio by investing 50% of the portfolio in equity securities and 50% in fixed income securities. This strategy is designed to generate a long term rate of return of 6.00%.  Equity securities primarily consist of the S&P 500 Index with a smaller allocation to the Small Cap and International Index.  Fixed income securities are invested in the Bond Market Index.  The Plan has appropriate assets invested in short term investments to meet near-term benefit payments.
The asset mix and the sector weighting of the investments are determined by our pension committee, which is comprised of members of our management. To manage the Plan, we retain a third party investment advisor to conduct consultations. We review the performance of the advisor at least annually.

The fair values of our pension plan assets by asset category were as follows as of December 31:

	2016		2015
	Total	(Level 2)	Total	(Level 2)
Short-term investments	$130	$130	$157	$157
Common collective trusts
Fixed income	4,579	4,579	4,662	4,662
Equity investments	4,616	4,616	4,753	4,753
Total	$9,325	$9,325	$9,572	$9,572
The following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2016 and 2015:

•	Short-term investments: Shares of a money market portfolio, which is valued using amortized cost, which approximates fair value.

•
Common collective trusts: These investments are public investment securities valued using the NAV provided by a third party investment advisor. The NAV is quoted on a private market that is not active; however, the unit price is based on underlying investments which are traded on an active market.

We anticipate contributions to the Plan in 2017 to approximate net contribution costs.
The components of projected net periodic benefit cost are as follows for the year ending:

December 31, 2017
Interest cost on projected benefit obligation	$444
Expected return on plan assets	(545)
Amortization of unrecognized actuarial net loss	279
Net periodic benefit cost	$178
Estimated future benefit payments are as follows for the next ten years:

Estimated Benefit Payments
2017	$460
2018	462
2019	505
2020	551
2021	605
2022 - 2026	3,059
Equity Compensation Plan
Pursuant to the terms of the Directors Plan, our directors are required to invest at least 25% of their board fees in our common stock. These stock investments can be made either through deferred fees or through the purchase of shares through the Dividend Reinvestment Plan. Deferred fees, under the Directors Plan, are converted on a quarterly basis into shares of our common stock based on the fair value of a share of common stock as of the relevant valuation date. Stock credited to a participant’s account is eligible for stock and cash dividends as declared. Dividend Reinvestment Plan shares are purchased on a monthly basis pursuant to the Dividend Reinvestment Plan.
Distribution of deferred fees from the Directors Plan occurs when the participant retires from the Board or upon the occurrence of certain other events. The participant is eligible to receive a lump-sum, in-kind, distribution of all of the stock that is then in his or her account, and any unconverted cash will be converted to and rounded up to whole shares of stock and distributed, as well. The Directors Plan does not allow for cash settlement, and therefore, such share-based payment awards qualify for classification as equity. We may use authorized but unissued shares or purchase shares of common stock on the open market to meet our obligations under the Directors Plan.
We maintain the Rabbi Trust to fund the Directors Plan. The Rabbi Trust is an irrevocable grantor trust to which we may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although we may not reach the assets of the Rabbi Trust for any purpose other than meeting our obligations under the Directors Plan, the assets of the Rabbi Trust remain subject to the claims of our creditors and are included in the consolidated financial statements. We may contribute cash or common stock to the Rabbi Trust from time-to-time for the sole purpose of funding the Directors Plan. The Rabbi Trust will use any cash that we contributed to purchase shares of our common stock on the open market through our brokerage services department. Shares held in the Rabbi Trust are included in the calculation of earnings per share.
The components of shares eligible to be issued under the Directors Plan were as follows as of December 31:

	2016		2015
	Eligible Shares	Market Value	Eligible Shares	Market Value
Unissued	187,428	$5,220	180,616	$5,400
Shares held in Rabbi Trust	26,042	725	19,401	580
Total	213,470	$5,945	200,017	$5,980
Other Employee Benefit Plans
We maintain two nonqualified supplementary employee retirement plans to provide supplemental retirement benefits to specified participants. Expenses related to these programs for 2016, 2015 and 2014 were $430, $379, and $372, respectively, and are being recognized over the participants’ expected years of service.
We maintain a non-leveraged ESOP which was frozen to new participants on December 31, 2006. Contributions to the plan are discretionary and are approved by the Board of Directors and recorded as compensation expense. We made no contributions to the ESOP in 2016, 2015 and 2014. Compensation cost related to the plan for 2016, 2015 and 2014 was $33, $32, and $23, respectively. Total allocated shares outstanding related to the ESOP at December 31, 2016, 2015, and 2014 were 204,669, 217,064, and 241,958, respectively. Such shares are included in the computation of dividends and earnings per share in each of the respective years. On December 21, 2016, the Board approved the termination of the ESOP effective December 31, 2016. Actual dissolution of the ESOP is anticipated to occur in mid-2017.
We maintain a self-funded medical plan under which we are responsible for the first $75 per year of claims made by a covered family. Expenses are accrued based on estimates of the aggregate liability for claims incurred and our experience. Expenses were $2,150 in 2016, $1,695 in 2015 and $1,786 in 2014.

Note 18 – Accumulated Other Comprehensive Income (Loss)
AOCI includes net income as well as unrealized gains and losses, net of tax, on AFS investment securities owned and changes in the funded status of our defined benefit pension plan, which are excluded from net income. Unrealized AFS securities gains and losses and changes in the funded status of the pension plan, net of tax, are excluded from net income, and are reflected as a direct charge or credit to shareholders’ equity. Comprehensive income (loss) and the related components are disclosed in the consolidated statements of comprehensive income.
The following table summarizes the changes in AOCI by component for the years ended December 31 (net of tax):

	Unrealized Holding Gains (Losses) on AFS Securities	Unrealized Gains (Losses) on Derivative Instruments	Change in Unrecognized Pension Cost on Defined Benefit Pension Plan	Total
Balance, January 1, 2014	$(4,207)	$—	$(2,134)	$(6,341)
OCI before reclassifications	11,290	—	(2,836)	8,454
Amounts reclassified from AOCI	(97)	—	300	203
Subtotal	11,193	—	(2,536)	8,657
Tax effect	(3,684)	—	862	(2,822)
OCI, net of tax	7,509	—	(1,674)	5,835
Balance, December 31, 2014	3,302	—	(3,808)	(506)
OCI before reclassifications	310	—	255	565
Amounts reclassified from AOCI	(163)	—	492	329
Subtotal	147	—	747	894
Tax effect	87	—	(254)	(167)
OCI, net of tax	234	—	493	727
Balance, December 31, 2015	3,536	—	(3,315)	221
OCI before reclassifications	(5,865)	248	282	(5,335)
Amounts reclassified from AOCI	525	—	238	763
Subtotal	(5,340)	248	520	(4,572)
Tax effect	1,834	(84)	(177)	1,573
OCI, net of tax	(3,506)	164	343	(2,999)
Balance, December 31, 2016	$30	$164	$(2,972)	$(2,778)
Included in OCI for the years ended December 31, 2016 and 2015 are changes in unrealized holding gains and losses related to auction rate money market preferred and preferred stocks. For federal income tax purposes, these securities are considered equity investments. As such, no deferred federal income taxes related to unrealized holding gains or losses are expected or recorded.

A summary of the components of unrealized holding gains on AFS securities included in OCI follows for the years ended December 31:

	2016			2015			2014
	Auction Rate Money Market Preferred and Preferred Stocks	All Other AFS Securities	Total	Auction Rate Money Market Preferred and Preferred Stocks	All Other AFS Securities	Total	Auction Rate Money Market Preferred and Preferred Stocks	All Other AFS securities	Total
Unrealized gains (losses) arising during the period	$54	$(5,919)	$(5,865)	$406	$(96)	$310	$355	$10,935	$11,290
Reclassification adjustment for net realized (gains) losses included in net income	—	(245)	(245)	—	(163)	(163)	—	(97)	(97)
Reclassification adjustment for impairment loss included in net income	—	770	770	—	—	—	—	—	—
Net unrealized gains (losses)	54	(5,394)	(5,340)	406	(259)	147	355	10,838	11,193
Tax effect	—	1,834	1,834	—	87	87	—	(3,684)	(3,684)
Unrealized gains (losses), net of tax	$54	$(3,560)	$(3,506)	$406	$(172)	$234	$355	$7,154	$7,509
The following table details reclassification adjustments and the related affected line items in our consolidated statements of income for the years ended December 31:

Details about AOCI components	Amount Reclassified from AOCI			Affected Line Item in the Consolidated Statements of Income
	2016	2015	2014
Unrealized holding gains (losses) on AFS securities
	$245	$163	$97	Net gains on sale of AFS securities
	(770)	—	—	Other noninterest expenses
	(525)	163	97	Income before federal income tax expense
	(179)	55	33	Federal income tax expense (benefit)
	$(346)	$108	$64	Net income

Change in unrecognized pension cost on defined benefit pension plan
	$238	$492	$300	Compensation and benefits
	81	167	102	Federal income tax expense
	$157	$325	$198	Net income

Note 19 – Related Party Transactions
In the ordinary course of business, we grant loans to principal officers and directors and their affiliates (including their families and companies in which they have 10% or more ownership). Annual activity consisted of the following for the years ended December 31:

	2016	2015
Balance, January 1	$4,021	$3,822
New loans	1,097	2,779
Repayments	(1,172)	(2,580)
Balance, December 31	$3,946	$4,021
Total deposits of these principal officers and directors and their affiliates amounted to $5,770 and $5,625 at December 31, 2016 and 2015, respectively. In addition, the ESOP held deposits with the Bank aggregating $290 and $143, respectively, at December 31, 2016 and 2015.
From time-to-time, we make charitable donations to The Isabella Bank Foundation (the “Foundation”), which is a non-controlled affiliated nonprofit entity formed for the purpose of distributing charitable donations to recipient organizations generally located in the communities we service. Our donations are expensed when committed to the Foundation. The assets and transactions of the Foundation are not included in our consolidated financial statements.
Assets of the Foundation include cash and cash equivalents, certificates of deposit, and shares of Isabella Bank Corporation common stock. The Foundation owned 44,350 and 44,350 shares of our common stock as of December 31, 2016 and 2015, respectively. Such shares are included in the computation of dividends and earnings per share.
The following table displays total asset balances of, and our donations to, the Foundation as of, and for the years ended, December 31:

	2016	2015	2014
Total assets	$2,213	$2,435	$2,090
Donations	$—	$258	$500
Note 20 – Fair Value
Following is a description of the valuation methodologies, key inputs, and an indication of the level of the fair value hierarchy in which the assets or liabilities are classified.
Cash and cash equivalents: The carrying amounts of cash and demand deposits due from banks and interest bearing balances due from banks approximate fair values. As such, we classify cash and cash equivalents as Level 1.
AFS securities: AFS securities are recorded at fair value on a recurring basis. Level 1 fair value measurement is based upon quoted prices for identical instruments. Level 2 fair value measurement is based upon quoted prices for similar instruments. If quoted prices are not available, fair values are measured using independent pricing models or other model based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss and liquidity assumptions. The values for Level 1 and Level 2 investment securities are generally obtained from an independent third party. On a quarterly basis, we compare the values provided to alternative pricing sources.
Mortgage loans AFS: Mortgage loans AFS are carried at the lower of cost or fair value. The fair value of mortgage loans AFS are based on the price secondary markets are currently offering for portfolios with similar characteristics. As such, we classify mortgage loans AFS subject to nonrecurring fair value adjustments as Level 2.
Loans: For variable rate loans with no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The resulting amounts are adjusted to estimate the effect of changes in the credit quality of borrowers since the loans were originated. As such, we classify loans as Level 3 assets.
We do not record loans at fair value on a recurring basis. However, from time-to-time, loans are classified as impaired and a specific allowance for loan losses may be established. Loans for which it is probable that payment of interest and principal will be significantly different than the contractual terms of the original loan agreement are considered impaired. Once a loan is identified as impaired, we measure the estimated impairment. The fair value of impaired loans is estimated using one of several methods, including the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell, if the loan is collateral dependent. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans.
We review the net realizable values of the underlying collateral for collateral dependent impaired loans on at least a quarterly basis for all loan types.  To determine the collateral value, we utilize independent appraisals, broker price opinions, or internal evaluations.  We review these valuations to determine whether an additional discount should be applied given the age of market information that may have been considered as well as other factors such as costs to sell an asset if it is determined that the collateral will be liquidated in connection with the ultimate settlement of the loan. We use these valuations to determine if any specific reserves or charge-offs are necessary. We may obtain new valuations in certain circumstances, including when there has been significant deterioration in the condition of the collateral, if the foreclosure process has begun, or if the existing valuation is deemed to be outdated.
The following tables list the quantitative fair value information about impaired loans as of December 31:

	2016
Valuation Technique	Fair Value	Unobservable Input	Range
		Discount applied to collateral appraisal:
		Real Estate	20% - 30%
Discounted appraisal value	$9,166	Equipment	20% - 45%
		Cash crop inventory	30% - 40%
		Liquor license	75%
		Furniture, fixtures & equipment	45%

	2015
Valuation Technique	Fair Value	Unobservable Input	Range
		Discount applied to collateral appraisal:
		Real Estate	20% - 30%
		Equipment	20% - 35%
Discounted appraisal value	$9,301	Cash crop inventory	40%
		Other inventory	50%
		Accounts receivable	50%
		Liquor license	75%
		Furniture, fixtures & equipment	35% - 45%
Discount factors with ranges are based on the age of the independent appraisal, broker price opinion, or internal evaluation.
Accrued interest receivable: The carrying amounts of accrued interest receivable approximate fair value. As such, we classify accrued interest receivable as Level 1.
Equity securities without readily determinable fair values: Included in equity securities without readily determinable fair values are FHLB stock and FRB stock as well as our minority ownership interests in Corporate Settlement Solutions, LLC and Valley Financial Corporation. The investment in Corporate Settlement Solutions, LLC, a title insurance company, was made in the first quarter 2008 and we account for our investment under the equity method of accounting. Valley Financial Corporation is the parent company of 1st State Bank in Saginaw, Michigan, which is a community bank that opened in 2005. We made investments in Valley Financial Corporation in 2004 and in 2007 and sold all shares in 2016. We accounted for our investment under the equity method of accounting.
The lack of an active market, or other independent sources to validate fair value estimates coupled with the impact of future capital calls and transfer restrictions, is an inherent limitation in the valuation process. As the fair values of these investments are not readily determinable, they are not disclosed under a specific fair value hierarchy; however, they are reviewed quarterly for impairment. If we were to record an impairment adjustment related to these securities, it would be classified as a nonrecurring Level 3 fair value adjustment. During 2016 and 2015, there were no impairments recorded on equity securities without readily determinable fair values.

Foreclosed assets: Upon transfer from the loan portfolio, foreclosed assets (which are included in other assets) are adjusted to and subsequently carried at the lower of carrying value or fair value less costs to sell. Net realizable value is based upon independent market prices, appraised values of the collateral, or management’s estimation of the value of the collateral. Due to the inherent level of estimation in the valuation process, we classify foreclosed assets as nonrecurring Level 3.
The table below lists the quantitative fair value information related to foreclosed assets as of:

	December 31, 2016
Valuation Technique	Fair Value	Unobservable Input	Range
		Discount applied to collateral appraisal:
Discounted appraisal value	$231	Real Estate	20% - 30%

	December 31, 2015
Valuation Technique	Fair Value	Unobservable Input	Range
		Discount applied to collateral appraisal:
Discounted appraisal value	$421	Real Estate	20% - 30%
Discount factors with ranges are based on the age of the independent appraisal, broker price opinion, or internal evaluations.
Goodwill and other intangible assets: Acquisition intangibles and goodwill are evaluated for potential impairment on at least an annual basis. Acquisition intangibles and goodwill are typically qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired. If it is determined that the carrying balance of acquisition intangibles or goodwill is more likely than not to be impaired, we perform a cash flow valuation to determine the extent of the potential impairment. If the testing resulted in impairment, we would classify goodwill and other acquisition intangibles subjected to nonrecurring fair value adjustments as Level 3. During 2016 and 2015, there were no impairments recorded on goodwill and other acquisition intangibles.
OMSR: OMSR (which are included in other assets) are subject to impairment testing. To test for impairment, we utilize a discounted cash flow analysis using interest rates and prepayment speed assumptions currently quoted for comparable instruments and discount rates. If the valuation model reflects a value less than the carrying value, OMSR are adjusted to fair value through a valuation allowance as determined by the model. As such, we classify OMSR subject to nonrecurring fair value adjustments as Level 2.
Deposits: The fair value of demand, savings, and money market deposits are equal to their carrying amounts and are classified as Level 1. Fair values for variable rate certificates of deposit approximate their carrying value. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. As such, fixed rate certificates of deposit are classified as Level 2.
Borrowed funds: The carrying amounts of federal funds purchased, borrowings under overnight repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. The fair values of other borrowed funds are estimated using discounted cash flow analyses based on current incremental borrowing arrangements. As such, borrowed funds are classified as Level 2.
Accrued interest payable: The carrying amounts of accrued interest payable approximate fair value. As such, we classify accrued interest payable as Level 1.
Derivative instruments: Derivative instruments, consisting solely of interest rate swaps, are recorded at fair value on a recurring basis. Derivatives qualifying as cash flow hedges, when highly effective, are reported at fair value in other assets or other liabilities on our Consolidated Balance Sheets with changes in value recorded in OCI. Should the hedge no longer be considered effective, the ineffective portion of the change in fair value is recorded directly in earnings in the period in which the change occurs. The fair value of a derivative is determined by quoted market prices and model based valuation techniques. As such, we classify derivative instruments as Level 2.
Commitments to extend credit, standby letters of credit, and undisbursed loans: Our commitments to extend credit, standby letters of credit, and undisbursed funds have no carrying amount and are estimated to have no realizable fair value. Historically, a majority of the unused commitments to extend credit have not been drawn upon and, generally, we do not receive fees in connection with these commitments other than standby letter of credit fees, which are not significant.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Although we believe our valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement.
Estimated Fair Values of Financial Instruments Not Recorded at Fair Value in their Entirety on a Recurring Basis
Disclosure of the estimated fair values of financial instruments, which differ from carrying values, often requires the use of estimates. In cases where quoted market values in an active market are not available, we use present value techniques and other valuation methods to estimate the fair values of our financial instruments. These valuation methods require considerable judgment and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used.
The carrying amount and estimated fair value of financial instruments not recorded at fair value in their entirety on a recurring basis were as follows as of December 31:

	2016
	Carrying Value	Estimated Fair Value	(Level 1)	(Level 2)	(Level 3)
ASSETS
Cash and cash equivalents	$22,894	$22,894	$22,894	$—	$—
Mortgage loans AFS	1,816	1,836	—	1,836	—
Gross loans	1,010,615	991,009	—	—	991,009
Less allowance for loan and lease losses	7,400	7,400	—	—	7,400
Net loans	1,003,215	983,609	—	—	983,609
Accrued interest receivable	6,580	6,580	6,580	—	—
Equity securities without readily determinable fair values (1)	21,694	N/A	—	—	—
OMSR	2,306	2,306	—	2,306	—
LIABILITIES
Deposits without stated maturities	761,626	761,626	761,626	—	—
Deposits with stated maturities	433,414	430,088	—	430,088	—
Borrowed funds	337,694	326,975	—	326,975	—
Accrued interest payable	574	574	574	—	—

	2015
	Carrying Value	Estimated Fair Value	(Level 1)	(Level 2)	(Level 3)
ASSETS
Cash and cash equivalents	$21,569	$21,569	$21,569	$—	$—
Mortgage loans AFS	1,187	1,210	—	1,210	—
Gross loans	850,492	839,398	—	—	839,398
Less allowance for loan and lease losses	7,400	7,400	—	—	7,400
Net loans	843,092	831,998	—	—	831,998
Accrued interest receivable	6,269	6,269	6,269	—	—
Equity securities without readily determinable fair values (1)	22,286	N/A	—	—	—
OMSR	2,505	2,518	—	2,518	—
LIABILITIES
Deposits without stated maturities	741,683	741,683	741,683	—	—
Deposits with stated maturities	422,880	421,429	—	421,429	—
Borrowed funds	309,732	297,495	—	297,495	—
Accrued interest payable	545	545	545	—	—

(1)
Due to the characteristics of equity securities without readily determinable fair values, they are not disclosed under a specific fair value hierarchy. If we were to record an impairment adjustment related to these securities, such amount would be classified as a nonrecurring Level 3 fair value adjustment.

Financial Instruments Recorded at Fair Value
The table below presents the recorded amount of assets and liabilities measured at fair value on December 31:

	2016				2015
	Total	(Level 1)	(Level 2)	(Level 3)	Total	(Level 1)	(Level 2)	(Level 3)
Recurring items
AFS securities
Government-sponsored enterprises	$10,259	$—	$10,259	$—	$24,345	$—	$24,345	$—
States and political subdivisions	212,919	—	212,919	—	232,217	—	232,217	—
Auction rate money market preferred	2,794	—	2,794	—	2,866	—	2,866	—
Preferred stocks	3,425	3,425	—	—	3,299	3,299	—	—
Mortgage-backed securities	227,256	—	227,256	—	263,384	—	263,384	—
Collateralized mortgage obligations	101,443	—	101,443	—	134,025	—	134,025	—
Total AFS securities	558,096	3,425	554,671	—	660,136	3,299	656,837	—
Derivative instruments	248	—	248	—	—	—	—	—
Nonrecurring items
Impaired loans (net of the ALLL)	9,166	—	—	9,166	9,301	—	—	9,301
Foreclosed assets	231	—	—	231	421	—	—	421
Total	$567,741	$3,425	$554,919	$9,397	$669,858	$3,299	$656,837	$9,722
Percent of assets and liabilities measured at fair value		0.60%	97.74%	1.66%		0.49%	98.06%	1.45%

The following table provides a summary of the changes in fair value of assets and liabilities recorded at fair value, for which gains or losses were recognized through earnings on a nonrecurring basis, in the years ended December 31:

	2016	2015
Nonrecurring items
Foreclosed assets	$(10)	$(99)
We had no assets or liabilities recorded at fair value with changes in fair value recognized through earnings, on a recurring basis, as of December 31, 2016.
Note 21 – Parent Company Only Financial Information
Condensed Balance Sheets

	December 31
	2016	2015
ASSETS
Cash on deposit at the Bank	$1,297	$4,125
AFS securities	251	257
Investments in subsidiaries	138,549	133,883
Premises and equipment	1,991	2,014
Other assets	52,846	53,396
TOTAL ASSETS	$194,934	$193,675
LIABILITIES AND SHAREHOLDERS’ EQUITY
Other liabilities	$7,035	$9,704
Shareholders' equity	187,899	183,971
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$194,934	$193,675
Condensed Statements of Income

	Year Ended December 31
	2016	2015	2014
Income
Dividends from subsidiaries	$7,400	$8,000	$7,000
Interest income	14	78	150
Management fee and other	6,574	6,331	3,665
Total income	13,988	14,409	10,815
Expenses
Compensation and benefits	4,898	5,110	3,688
Occupancy and equipment	1,696	1,634	1,082
Audit and related fees	536	452	404
Other	2,120	2,160	1,395
Total expenses	9,250	9,356	6,569
Income before income tax benefit and equity in undistributed earnings of subsidiaries	4,738	5,053	4,246
Federal income tax benefit	1,058	991	940
Income before equity in undistributed earnings of subsidiaries	5,796	6,044	5,186
Undistributed earnings of subsidiaries	8,003	9,086	8,538
Net income	$13,799	$15,130	$13,724

Condensed Statements of Cash Flows

	Year Ended December 31
	2016	2015	2014
Operating activities
Net income	$13,799	$15,130	$13,724
Adjustments to reconcile net income to cash provided by operations
Undistributed earnings of subsidiaries	(8,003)	(9,086)	(8,538)
Undistributed earnings of equity securities without readily determinable fair values	791	(310)	37
Share-based payment awards under equity compensation plan	573	550	495
Depreciation	156	154	144
Net amortization of AFS securities	—	—	1
Deferred income tax expense (benefit)	147	131	(159)
Changes in operating assets and liabilities which provided (used) cash
Other assets	(44)	506	145
Accrued interest and other liabilities	(2,669)	142	1,516
Net cash provided by (used in) operating activities	4,750	7,217	7,365
Investing activities
Maturities, calls, principal payments, and sales of AFS securities	—	3,000	250
Purchases of premises and equipment	(133)	(186)	(81)
Net (advances to) repayments from subsidiaries	—	300	641
Net cash provided by (used in) investing activities	(133)	3,114	810
Financing activities
Net increase (decrease) in borrowed funds	—	(211)	(1,600)
Cash dividends paid on common stock	(7,645)	(7,273)	(6,843)
Proceeds from the issuance of common stock	5,023	5,201	4,227
Common stock repurchased	(4,440)	(4,590)	(3,122)
Common stock purchased for deferred compensation obligations	(383)	(368)	(331)
Net cash provided by (used in) financing activities	(7,445)	(7,241)	(7,669)
Increase (decrease) in cash and cash equivalents	(2,828)	3,090	506
Cash and cash equivalents at beginning of period	4,125	1,035	529
Cash and cash equivalents at end of period	$1,297	$4,125	$1,035
Note 22 – Operating Segments
Our reportable segments are based on legal entities that account for at least 10% of net operating results. The operations of the Bank as of December 31, 2016, 2015, and 2014 represent approximately 90% or more of our consolidated total assets and operating results. As such, no additional segment reporting is presented.

SHAREHOLDERS’ INFORMATION
Annual Meeting
The Annual Meeting of Shareholders will be held at 5:00 p.m., Tuesday, May 2, 2017, Comfort Inn Conference Center, 2424 S. Mission Street, Mt. Pleasant, Michigan.
Financial Information and Form 10-K
Copies of the 2016 Annual Report, Isabella Bank Corporation Form 10-K, and other financial information not contained herein are available on the Bank’s website (www.isabellabank.com) under the Investors tab, or may be obtained, without charge, by writing to:
Debra Campbell
Secretary
Isabella Bank Corporation
401 N. Main St.
Mt. Pleasant, Michigan 48858

Equal Employment Opportunity
The equal employment opportunity clauses in Section 202 of the Executive Order 11246, as amended; 38 USC 4212,
Vietnam Era Veterans Readjustment Act of 1974; Section 503 of the Rehabilitation Act of 1973, as amended; relative to equal employment opportunity and implementing rules and regulations of the Secretary of Labor are adhered to and supported by
Isabella Bank Corporation, and its subsidiaries.

ISABELLA BANK CORPORATION

ISABELLA BANK CORPORATION
401 NORTH MAIN STREET
MOUNT PLEASANT, MI 48858

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ISABELLA BANK CORPORATION

The Board of Directors recommends you vote "FOR" Proposals 1 and 2, and for the 3-year frequency on Proposal 3.

Proposal 1- Proposal to elect the following four (4) persons as directors:

	For	Abstain
Dr. Jeffrey J. Barnes (3 year term)	☐	☐
G. Charles Hubscher (3 year term)	☐	☐
David J. Maness (3 year term)	☐	☐
W. Joseph Manifold (3 year term)	☐	☐

Proposal 2- Advisory vote on executive compensation:

	For	Against	Abstain
To approve the executive compensation of named executive officers.	☐	☐	☐

Proposal 3- Frequency of advisory vote on executive compensation:

	One Year	Two Years	Three Years	Abstain
To approve the frequency of shareholder votes regarding named executive officer compensation.	☐	☐	☐	☐

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M83697-P59482

ISABELLA BANK CORPORATION
Annual Meeting of Shareholders
May 2, 2017 at 5:00 PM
This proxy is solicited by the Board of Directors

The Shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of Isabella Bank Corporation to be held at 5:00 p.m. on May 2, 2017. The Shareholder hereby appoints Thomas L. Kleinhardt, W. Michael McGuire, and Sarah R. Opperman and each of them, proxies of the undersigned, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Isabella Bank Corporation that the undersigned is eligible to vote as of March 6, 2017 at the Annual Meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND FOR THE 3-YEAR FREQUENCY ON PROPOSAL 3. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.

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